UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

WEATHERFORD INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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(1)	Amount Previously Paid:

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(4)	Date Filed:

          , 200

Dear Fellow Shareholder:

You are cordially invited to join us at a special meeting of the shareholders of Weatherford International Ltd. beginning at 9:00 a.m. on          , 2009. The meeting will be held at our offices located at 515 Post Oak Blvd., Room 604, in Houston, Texas.

We will be asking you to approve a proposal to change Weatherford International Ltd.’s place of incorporation from Bermuda to Switzerland. Changing our place of incorporation from Bermuda to Switzerland, including relocating our principal executive offices to Switzerland, will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate.

Changing our place of incorporation to Switzerland will not change the number of shares you hold in Weatherford or your percentage ownership in Weatherford. We will continue to conduct our business as we do now, and we expect that our common shares will continue to be listed on the New York Stock Exchange under the same symbol we currently use (“WFT”). We also will remain subject to the governance and reporting standards of an NYSE-listed company and will continue to report our financial results in U.S. dollars using U.S. generally accepted accounting principles.

Your board of directors has unanimously approved the transaction and recommends that you vote to approve the proposal. The notice of the meeting and the proxy statement that follow this letter describe the proposal in detail and the other business to be conducted at the meeting. We encourage you to read the attached documents carefully. You should carefully consider “Risk Factors” beginning on page 14 for a discussion of risks related to the proposals before voting.

Your vote is very important. Whether or not you plan to attend the meeting, we strongly encourage you to provide your proxy by telephone, the internet or by completing, signing and returning the enclosed proxy card at your earliest convenience.

Thank you for your cooperation and support.

Sincerely,

Bernard J. Duroc-Danner
Chairman of the Board, President and
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction described in the accompanying proxy statement or determined if the accompanying proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated          , 200   and, together with the accompanying proxy card, is first being mailed to shareholders on or about          , 200  .

NOTICE OF COURT MEETING OF SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO. 310

IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.
AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF MEETING OF WEATHERFORD INTERNATIONAL LTD.
SHAREHOLDERS TO BE HELD ON          , 2009

To the holders of common shares of Weatherford International Ltd.:

Notice is hereby given that, by an order dated December 18, 2008 made in the above matter, the Supreme Court of Bermuda has directed a meeting to be convened of the holders of common shares of Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, which we refer to as Weatherford-Bermuda, at our corporate offices at 515 Post Oak Blvd., Room 604, Houston, Texas, beginning at 9:00 a.m., local time, on          , 2009 to vote on the following proposals:

1. to approve the share exchange transaction to be effected by the scheme of arrangement attached as Annex B to the accompanying proxy statement, which we refer to as the Scheme of Arrangement, in connection with the share exchange agreement attached as Annex A to the accompanying proxy statement, which we refer to as the Share Exchange Agreement, between Weatherford-Bermuda and Weatherford International Ltd., a corporation newly incorporated under the laws of Switzerland and a direct, wholly-owned subsidiary of Weatherford-Bermuda, which we refer to as Weatherford-Switzerland, pursuant to which each holder of common shares of Weatherford-Bermuda issued and outstanding immediately before the transaction will transfer such common shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. As a result of the Scheme of Arrangement, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland;

2. on a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement described above; and

3. on any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS, WHICH PROPOSAL 2 IS NOT A CONDITION TO PROPOSAL 1.

We have established the close of business on December 15, 2008 as the record date for determining the shareholders of Weatherford-Bermuda entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

You are cordially invited to join us at the meeting. However, to ensure your representation at the meeting, we request that you provide your proxy by telephone, the Internet or by signing and returning the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. If you are present at the meeting, you may revoke your proxy and vote in person.

By the order referenced above, the Supreme Court of Bermuda has appointed Mr. Bernard Duroc-Danner or failing him Mr. Burt M. Martin, or failing him any director or executive officer as of the date of the order to act as the chairman of the meeting and has directed the chairman of the meeting to report the results thereof to the Supreme Court of Bermuda. The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Supreme Court of Bermuda which shall be heard on or about          , 2009.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

Burt M. Martin
Secretary

          , 200

This proxy statement incorporates documents by reference. See “Where You Can Find More Information” beginning on page 72 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to Investor Relations, Weatherford International Ltd., 515 Post Oak Blvd., Houston, Texas 77027, telephone (713) 693-4000. To ensure timely delivery of these documents, any request should be made by          , 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

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PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials:  This proxy statement and our 2007 Annual Report are available on our website at http://www.weatherford.com/weatherford/groups/public/documents/aboutwft/ir-annual-reports.asp.

Meeting:	Date: , 2009 Time: 9:00 a.m., Houston time Place: 515 Post Oak Blvd., Room 604 Houston, Texas 77027
General Information:	Our principal U.S. office is located at 515 Post Oak Boulevard, Houston, Texas 77027. Our telephone number is (713) 693-4000.
Agenda:	Two proposals:
Proposal 1 — Approval of the Scheme of Arrangement that would result in you holding shares in a Swiss corporation rather than a Bermuda company; and
Proposal 2 — If necessary, approval of a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Proposal 1.
Board Recommendation:	Your Board of Directors recommends you vote “For” all of the proposals.
Who Can Vote:	All holders of record of our common shares at the close of business on December 15, 2008, are entitled to vote at the meeting. Holders of our common shares are entitled to one vote per share on each proposal.
Proxies Solicited By:	Your vote and proxy are being solicited by our Board of Directors for use at the meeting. This proxy statement and enclosed proxy card are being sent on behalf of our Board of Directors to our shareholders beginning on or about , 200 .
Voting:	By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also authorize the persons named on the proxy card to vote your shares via the Internet at the Internet address of www.voteproxy.com, or telephonically by calling 1-800-PROXIES (1-800-776-9437). Please have your proxy card available if you decide to appoint a proxy by the Internet or by telephone because the proxy card contain more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. New York time on , 2009. If you give your proxy by the Internet or telephone, please do not mail your proxy card. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee.
Proxies:	If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote your shares as recommended by the Board of Directors.
Revoking Your Proxy:	You can revoke your proxy by:
• writing to the Secretary at 515 Post Oak Blvd., Houston, Texas 77027 before the meeting;
• submitting a later-dated proxy via mail, the Internet or telephone prior to the meeting; or
• casting your vote in person at the meeting.
You may not revoke a proxy simply by attending a meeting. To revoke a proxy, you must take one of the actions described above.

Quorum:	As of December 15, 2008, there were 728,704,487 common shares issued and entitled to vote, including 40,951,836 shares held by subsidiaries of the Company. Although shares held by our subsidiaries may be counted for purposes of determining whether a quorum is present, we abstain from voting these shares. The presence of two or more persons in person at the start of a meeting and representing in person or by proxy in excess of 50% of the total issued voting shares throughout the meeting will constitute a quorum. If you have properly given a proxy by mail, Internet or telephone, your shares will count toward the quorum for the meeting, and the persons named on the proxy card will vote your shares as you have instructed.
Pursuant to Bermuda law, (1) common shares represented at a meeting for which votes are withheld on any matter, (2) common shares that are represented by “broker non-votes” (i.e., common shares held by brokers that are represented at the meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (3) common shares for which the holder abstains from voting on any matter are not included in the determination of the common shares voting on a matter but are counted for determining a quorum.
If you are a beneficial shareholder and your broker holds your shares in its name, the broker is not permitted to vote your shares if the broker does not receive voting instructions from you.
Multiple Proxy Cards:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.
Cost of Proxy Solicitation:	We have retained Georgeson Shareholder Communications Inc. to solicit proxies from our shareholders at an estimated fee of $8,000, plus expenses. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.
Questions:	You may call our proxy solicitor, Georgeson Shareholder Communications, at (800) 509-1078, or our Investor Relations Department at (713) 693-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.

PLEASE VOTE — YOUR VOTE IS IMPORTANT.

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making your voting decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this proxy statement and the documents incorporated by reference herein. The Share Exchange Agreement and the Scheme of Arrangement attached as Annex A and Annex B to this proxy statement, respectively, are the legal documents that govern the Transaction. The articles of association and organizational regulations of Weatherford-Switzerland, in the forms attached as Annex E and Annex F to this proxy statement, respectively, will govern Weatherford-Switzerland after the completion of the Transaction. You should read this proxy statement, including the documents attached as annexes, in its entirety. References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs. The information included in this proxy statement has been adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

The Redomestication

We are seeking your approval at the shareholders meeting of the Scheme of Arrangement under Bermuda law providing for a share exchange transaction that will change our place of incorporation from Bermuda to Switzerland, which we refer to as the Transaction. In this proxy statement, we refer to this Transaction and the other transactions contemplated by the Scheme of Arrangement and the Share Exchange Agreement as the redomestication. We sometimes refer to Weatherford-Bermuda prior to the redomestication and Weatherford-Switzerland following the redomestication as “we,” “our,” “Weatherford” or the “Company.”

The redomestication involves several steps. First, we have formed a new Swiss corporation registered in Zug, Switzerland named Weatherford International Ltd., which we refer to as Weatherford-Switzerland, as a direct, wholly-owned subsidiary of Weatherford International Ltd., the Bermuda company whose shares you currently own, which we refer to as Weatherford-Bermuda. Following the shareholders meeting to be held          , 2009 and a hearing of the Supreme Court of Bermuda scheduled for          , 2009, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. As a result of the redomestication, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland.

In the Transaction, Weatherford-Switzerland will issue one share of Weatherford-Switzerland in exchange for each share of Weatherford-Bermuda. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. See “The Redomestication — Share Compensation Plans.” Immediately after the Transaction, Weatherford-Switzerland will have issued the same number of shares as there were issued shares of Weatherford-Bermuda immediately before the completion of the Transaction, plus approximately 86,000 shares representing the share capital issued to Weatherford-Bermuda in connection with the formation of Weatherford-Switzerland, which we refer to as the Formation Shares. See “Description of Weatherford-Switzerland Shares — Capital Structure”. As of December 15, 2008, the record date for the shareholders meeting, there were 728.7 million common shares of Weatherford-Bermuda issued, including 41.0 million held by subsidiaries.

In connection with the redomestication, we also plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland. For a more complete description of the redomestication, see “The Redomestication” beginning on page 20.

Questions and Answers

Q:	What is the redomestication proposal?

A:	You are being asked to vote on a proposed Scheme of Arrangement under Bermuda law providing for a share exchange transaction for the purpose of changing our place of incorporation from Bermuda to Switzerland. As a result of the Transaction, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland, and you will become a shareholder of Weatherford-Switzerland.

You are also being asked to vote on a proposal to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposed Scheme of Arrangement. Approval of this proposal is not a condition to the Scheme of Arrangement.

Q:	Why do you want to change Weatherford’s place of incorporation from Bermuda to Switzerland?

A:	Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits. Please see “The Redomestication — Background and Reasons for the Redomestication” for more information. We cannot assure you that we will realize the anticipated benefits of the redomestication. In addition to the potential benefits described above, the redomestication will expose you and us to certain risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the redomestication and these risks and has unanimously approved the Transaction and recommended that you vote for the Transaction.

Q:	Why was Switzerland selected as the place of domicile for Weatherford-Switzerland?

A:	Switzerland is more centrally located than our current executive offices to our worldwide operations, in terms of both time zone overlap and travel time. Switzerland has established standards of corporate governance, including provisions for the rights of shareholders. Switzerland also has numerous tax treaties with many taxing jurisdictions throughout the world and a developed and stable tax regime.

Q:	Will the redomestication affect our current or future operations?

A:	We currently believe that the redomestication should have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile. However, please read “Risk Factors — The anticipated benefits of moving our principal executive offices to Switzerland may not be realized, and difficulties in connection with moving our principal executive offices could have an adverse effect on us.”

Q:	Will the redomestication dilute my economic interest?

A:	The redomestication will not dilute your economic interest in us. Immediately after the redomestication, the number of outstanding shares of Weatherford-Switzerland will be the same as the number of issued and outstanding shares of Weatherford-Bermuda immediately before the completion of the redomestication, plus approximately 86,000 Formation Shares, which will be held by Weatherford-Bermuda. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under its equity incentive plans, warrants or other rights. Because Weatherford-Bermuda will be a direct, wholly-owned subsidiary of Weatherford-Switzerland after the completion of the redomestication, your economic interest will not be diluted by the issuance to, or retention by, Weatherford-Bermuda of Weatherford-Switzerland shares in the redomestication.

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following four questions and answers regarding some of the potential tax consequences resulting from the Transaction. Please refer to “Material Tax Considerations” beginning on page 28 for a description of certain material U.S. federal, Swiss and Bermuda tax consequences of the Transaction to Weatherford-Bermuda shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Swiss, Bermuda and other non-U.S. tax consequences of the Transaction and ownership and disposition of the Weatherford-Switzerland shares in light of your particular situation.

Q:	Is the Transaction taxable to me?

A:	Under U.S. federal income tax law, holders of shares of Weatherford-Bermuda generally should not recognize gain or loss on the exchange of such shares for shares of Weatherford-Switzerland in the Transaction. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of shares. Under Swiss tax law, no tax is due for non-Swiss holders of Weatherford-Bermuda shares on the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction.

Q:	Is the Transaction a taxable transaction for either of Weatherford-Bermuda or Weatherford-Switzerland?

A:	No. The Transaction should not be a taxable transaction for Weatherford-Bermuda or Weatherford-Switzerland.

Q:	When do you expect the redomestication to be completed?

A:	We are working towards completing the redomestication as quickly as possible and, assuming the Transaction is approved by the requisite shareholder vote and the Scheme of Arrangement is sanctioned by the Supreme Court of Bermuda, we expect to do so as soon as practicable following the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. We currently expect to complete the redomestication in February, 2009. See “The Redomestication — Effective Time” and Annex D for an expected timetable. However, our board of directors may abandon or delay the Transaction for any reason at any time before the Transaction becomes effective, even after our shareholders have approved the Scheme of Arrangement.

Q:	What will I receive for my Weatherford-Bermuda shares?

A:	After the redomestication, you will hold one Weatherford-Switzerland share for each Weatherford-Bermuda share you held immediately prior to the completion of the redomestication.

Q:	Do I have to take any action to exchange my Weatherford-Bermuda shares?

A:	If you hold Weatherford-Bermuda common shares in uncertificated book-entry form, at the effective time of the Transaction, your Weatherford-Bermuda common shares will be exchanged for Weatherford-Switzerland shares without any action on your part.

If you hold Weatherford-Bermuda share certificates, soon after the closing of the Transaction, you will be sent a letter of transmittal, which is to be used to surrender your Weatherford-Bermuda share certificates and to apply for enrollment in Weatherford-Switzerland’s share register as shareholders with voting rights. The letter of transmittal will contain instructions explaining the procedure for surrendering Weatherford-Bermuda share certificates and enrolling in Weatherford-Switzerland’s share register as a shareholder with voting rights. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. Although shareholders who hold share certificates in Weatherford-Bermuda will automatically continue to be entitled to dividends, preferential subscription rights and liquidation proceeds, such shareholders will not be able to exercise any voting rights, prove their ownership interest in Weatherford-Switzerland, transfer their shares or exercise other shareholder rights until they surrender their share certificates and register as shareholders entitled to voting rights. Beneficial holders of shares held in “street name” will not be required to take any action.

Q:	Can I trade Weatherford-Bermuda shares between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. The Weatherford-Bermuda shares will continue to trade during this period.

Q:	After the Transaction, where can I trade Weatherford-Switzerland shares?

A:	We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

Q:	Will there be Swiss withholding tax on future share repurchases, if any, by Weatherford-Switzerland?

A:	Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, warrants, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. In addition, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, which are expected to set forth the conditions in which paid-in capital may be paid back to shareholders, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Upon completion of the Transaction, we expect Weatherford-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization of Weatherford-Bermuda immediately prior to the completion of the Transaction. Because of the exemption from Swiss withholding tax to the distribution of qualifying paid-in capital, which applies from January 1, 2011, we plan to seek a tax ruling from the Swiss tax authorities to confirm that the shares of Weatherford-Bermuda may be contributed at their fair market value and that the contribution value may be split between par value and qualifying paid-in capital as mentioned above. If the Swiss tax authorities do not agree, the contribution of the shares of Weatherford-Bermuda may have to be made at a lower value or part of the qualifying paid-in capital recorded as free distributable reserves. Accordingly, the amount of the nominal share capital that can be repatriated free of withholding tax and/or qualifying paid-in capital that can be repatriated free of withholding tax as of January 1, 2011, may be lower.

In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX (formerly the SWX Swiss Exchange, or SWX), carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on this second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line. However, there is a risk that the Swiss Federal tax administration could nevertheless decide to levy the Swiss withholding tax on the repurchase of our shares if institutional investors or other parties able to benefit from the full Swiss withholding tax relief purchased our shares to resell them shortly to us.

Q:	Will there be Swiss withholding tax on future dividends, if any, by Weatherford-Switzerland?

A:	A Swiss withholding tax of 35% is due on dividends and similar distributions to Weatherford-Switzerland shareholders from Weatherford-Switzerland, regardless of the place of residency of the shareholder, subject to the exceptions discussed below. Weatherford-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Weatherford-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities.

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes will be exempt from the Swiss withholding tax.

Upon completion of the Transaction, we expect Weatherford-Switzerland to have a par value and qualifying additional paid-in capital per share for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization of Weatherford-Bermuda immediately prior to the completion of the Transaction. Because of the exemption from Swiss withholding tax to the distribution of qualifying paid-in capital, which applies from January 1, 2011, we plan to seek a tax ruling from the Swiss tax authorities to confirm that the shares of Weatherford-Bermuda may be contributed at their fair market value and that the contribution value may be split between par value and qualifying paid-in capital as mentioned above. If the Swiss tax authorities do not agree, the contribution of the shares of Weatherford-Bermuda may have to be made at a lower value or part of the qualifying paid-in capital recorded as free distributable reserves. Accordingly, the amount of the nominal share capital that can be repatriated free of withholding tax and/or qualifying paid-in capital that can be repatriated free of withholding tax as of January 1, 2011, may be lower. Assuming (1) the Swiss tax authorities confirm that the contribution of the shares of Weatherford-Bermuda may be made at fair market value, (2) the Transaction became effective December 15, 2008, (3) a price of $10.31 per common share of Weatherford-Bermuda (which was the closing price of the Weatherford-Bermuda common shares reported on the New York Stock Exchange on December 15, 2008), (4) a par value of 1.16 Swiss francs per Weatherford-Switzerland share, (5) capital of CHF100,000 from the issuance of the Formation Shares and (6) a foreign exchange rate of 1.16 Swiss francs to $1.00 (the rate on December 15, 2008), the aggregate amount of par value and qualifying additional paid-in capital of Weatherford-Switzerland’s outstanding shares would be $ million, after the completion of the Transaction. Assuming the price of Weatherford-Bermuda’s common shares were $1.00 higher than the closing price on December 15, 2008, the aggregate amount of par value and qualifying additional paid-in capital would increase by $ million. Conversely, assuming the price of Weatherford-Bermuda’s common shares were $1.00 lower than the closing price on December 15, 2008, the aggregate amount of par value and qualifying additional paid-in capital would decrease by $ million. For each $1.00 that the price of Weatherford-Bermuda common shares is higher than $10.31 per share, the aggregate par value would remain unchanged and the aggregate qualifying additional paid-in capital would increase by $ million.

Q:	What is qualifying additional paid-in capital?

A:	Under Swiss statutory reporting requirements, qualifying additional paid-in capital per share represents the amount by which the issue price of a share exceeds its par value. Following approval by shareholders of a reclassification of qualifying additional paid-in capital as freely distributable reserves, qualifying additional paid-in capital may, subject to the restrictions described under “Description of Weatherford-Switzerland Shares — Dividends” and “Description of Weatherford-Switzerland Shares — Repurchases of Registered Shares,” be returned to shareholders, including through dividends and share repurchases. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, which are expected to set forth the conditions in which qualifying paid-in capital may be paid back to shareholders, distributions to shareholders out of qualifying additional paid-in capital should be exempt from Swiss withholding tax. Currently, only distributions in relation to a reduction of par value are exempt from Swiss withholding tax. Please note that qualifying additional paid-in capital for Weatherford-Switzerland’s statutory reporting purposes will not be the same as additional paid-in capital reflected on Weatherford-Switzerland’s consolidated financial statements prepared in accordance with U.S. GAAP.

Q:	How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?

A:	Qualifying additional paid-in capital in our Swiss statutory parent company financial statements will represent the issue price of Weatherford-Switzerland shares less their aggregate par value. This issue price will be determined based on the market price of Weatherford-Bermuda shares immediately prior to the effective time of the redomestication. As a result of the redomestication, qualifying additional paid-in capital will represent the market capitalization of Weatherford-Bermuda immediately prior to the effective time of the redomestication less the aggregate par value of the Weatherford-Switzerland issued shares (including the Formation Shares). The following table presents shareholders’ equity, as adjusted, in accordance with Swiss statutory reporting requirements as if the redomestication had occurred on December 15, 2008 (assuming a Weatherford-Bermuda share price of $10.31 and a foreign exchange rate of 1.16 Swiss francs to $1.00, the closing market price and foreign exchange rate on December 15, 2008, and a par value of 1.16 Swiss francs per Weatherford-Switzerland share) (in millions, except share and per share amounts):

At December 15,
2008, as adjusted

Shareholders’ equity:
Shares, 1.16 Swiss francs par value, 728,790,694 issued(a)	$
Qualifying additional paid-in capital
Special reserves(b)		0.1
Retained earnings		—

Total shareholders’ equity	$

(a) Shares issued includes (1) 687.8 million shares outstanding at December 15, 2008, (2) 41.0 million shares held by affiliates of Weatherford-Bermuda as treasury shares and (3) 86,207 Formation Shares representing the share capital issued to Weatherford-Bermuda in connection with the formation of Weatherford-Switzerland, assuming a par value of 1.16 Swiss francs per Weatherford-Switzerland share. The actual par value per Weatherford-Switzerland share at the completion of the redomestication will be the Swiss franc equivalent of US $1.00.

(b) Special reserves, in the amount of 100,000 Swiss francs, representing the purchase price paid by Weatherford-Bermuda to acquire the Formation Shares (equal to the aggregate par value of Weatherford-Switzerland’s shares, without giving effect to the redomestication).

Q:	What vote of Weatherford-Bermuda shareholders is required to approve the Scheme of Arrangement?

A:	The affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of shareholders present and voting either in person or by proxy at the meeting, is required to approve the Scheme of Arrangement. The affirmative vote of holders of at least a majority of the Weatherford-Bermuda common shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve the adjournment proposal. Please see “The Shareholders Meeting — Record Date; Voting Rights; Quorum; Vote Required for Approval.”

Q:	What vote does the board of directors recommend?

A:	OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE SCHEME OF ARRANGEMENT AND “FOR” THE MOTION FOR ADJOURNMENT.

Parties to the Redomestication

Weatherford-Bermuda.  We are one of the world’s leading providers of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We were originally incorporated in Delaware in 1972 and, in 2002, we reincorporated in Bermuda. We operate in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world.

Weatherford-Switzerland.  Weatherford-Switzerland is a newly formed Swiss corporation and is currently wholly owned by Weatherford-Bermuda. Weatherford-Switzerland has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the proposed redomestication. As a result of the redomestication, Weatherford-Switzerland will become the parent holding company of Weatherford-Bermuda.

The principal executive offices of Weatherford-Bermuda are located at 515 Post Oak Blvd., Houston, Texas 77027. The telephone number of each party at the U.S. address is (713) 693-4000. The principal executive offices of Weatherford-Switzerland are currently located at Alpenstrasse 15, 6300 Zug, Switzerland, and the telephone number at that address is +41-41-729-4242. The principal executive offices of Weatherford-Switzerland are expected to be located in Zug, Switzerland with a branch office in Geneva, Switzerland following the completion of the redomestication.

The Redomestication (see page 19)

The redomestication will change our place of incorporation from Bermuda to Zug, Switzerland. In connection with the redomestication, we also plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland.

The redomestication involves several steps. First, we have formed Weatherford-Switzerland. Following the shareholders meeting to be held on          , 2009 and a hearing of the Supreme Court of Bermuda scheduled for          , 2009, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. As a result of the redomestication, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland.

After the redomestication, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by Weatherford-Bermuda before the redomestication. The number of shares you will own in Weatherford-Switzerland will be the same as the number of shares you owned in Weatherford-Bermuda immediately prior to the redomestication, and your relative economic interest in us will remain unchanged.

The completion of the redomestication will change the governing law that applies to our shareholders from Bermuda law to Swiss law. There are differences between Bermuda law and Swiss law, some of which are material. See “Comparison of Rights of Shareholders” for a summary of some of these differences.

Upon completion of the redomestication, we will remain subject to the U.S. Securities and Exchange Commission, which we refer to as the SEC, reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the NYSE, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles, which we refer to as U.S. GAAP.

The Transaction will be effected pursuant to the Scheme of Arrangement and in accordance with the Share Exchange Agreement, which are the legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B.

Assuming we obtain the requisite shareholder approval, we anticipate that the Transaction will become effective as soon as practicable following sanction of the Scheme of Arrangement by the Supreme Court of Bermuda at the hearing scheduled for          , 2009 upon the registration with the commercial register in the Canton of Zug, Switzerland of the capital increase covering the Weatherford-Switzerland registered shares to be issued in connection with the Scheme of Arrangement and our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies.

Reasons for the Redomestication (see page 19)

Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits.

Regulatory Matters (see page 24)

We are not aware of any other governmental approvals or actions that are required to complete the redomestication other than compliance with U.S. federal and state securities laws and Bermuda and Swiss corporate law (including sanction by the Supreme Court of Bermuda).

Tax Considerations (see page 28)

For U.S. federal income tax purposes, holders of shares of Weatherford-Bermuda generally should not recognize gain or loss on the exchange of such shares for shares of Weatherford-Switzerland in the Transaction. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain on the exchange of shares. Under Swiss tax law, no tax is due for non-Swiss holders of Weatherford-Bermuda shares on the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction. Please refer to “Material Tax Considerations” for a description of certain material U.S. federal, Swiss and Bermuda tax consequences of the Transaction to Weatherford-Bermuda shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Swiss, Bermuda and other non-U.S. tax consequences of the Transaction and ownership and disposition of the Weatherford-Switzerland shares in light of your particular situation.

Rights of Shareholders (see page 48)

Many of the principal attributes of Weatherford-Bermuda’s common shares and Weatherford-Switzerland’s registered shares will be similar. However, there are differences between your rights under Bermuda law and Swiss law, some of which are material. In addition, there are differences between Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s proposed articles of association and organizational regulations, some of which are material. We discuss these differences in detail under “Description of Weatherford-Switzerland Shares” and “Comparison of Rights of Shareholders.” Copies of Weatherford-Switzerland’s proposed articles of association and organizational regulations are attached as Annex E and Annex F to this proxy statement, respectively.

Stock Exchange Listing (see page 26)

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

Market Price and Dividend Information (see page 70)

On December 10, 2008, the last trading day before the public announcement of the proposed redomestication, the closing price of the Weatherford-Bermuda common shares on the NYSE was $11.02 per share. On          , 200  , the most recent practicable date before the date of this proxy statement, the closing price of the Weatherford-Bermuda common shares was $     per share.

Court Sanction of the Scheme of Arrangement (see page 22)

We cannot complete the redomestication without the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. Subject to the shareholders of Weatherford-Bermuda approving the Scheme of Arrangement, a Supreme Court hearing will be required to sanction the Scheme of Arrangement. At the hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Weatherford-Bermuda and Weatherford-Switzerland. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda, among other things, must be satisfied that shareholders have been notified of the meeting to approve the Scheme of Arrangement and have been provided with sufficient explanatory information about the Scheme of Arrangement and that the Scheme of Arrangement is fair and reasonable.

No Appraisal Rights (see page 25)

Under Bermuda law, the shareholders of Weatherford-Bermuda do not have any right to an appraisal of the value of their shares or payment for them in connection with the redomestication.

Accounting Treatment of the Redomestication (see page 26)

Under U.S. GAAP, the redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Weatherford-Switzerland will be reflected at their carrying amounts in the accounts of Weatherford-Bermuda at the effective time of the redomestication.

Shareholders Meeting to Approve the Scheme of Arrangement (see page 64)

Time, Place, Date and Purpose.  The shareholders meeting to approve the Scheme of Arrangement will be held on          , 2009 at 9:00 a.m., local time, at 515 Post Oak Blvd., Room 604, Houston, Texas. At the meeting, our board of directors will ask the shareholders to vote to approve:

•	the Scheme of Arrangement, which will be effected in connection with the Share Exchange Agreement, pursuant to which each issued and outstanding common share of Weatherford-Bermuda would be transferred to Weatherford-Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) one share of Weatherford-Switzerland;

•	a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement; and

•	any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

Record Date.  Only holders of record of Weatherford-Bermuda common shares on December 15, 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Quorum.  The presence, in person or by proxy, of two persons or more at the start of the meeting and representing a majority of the total issued and outstanding voting shares of Weatherford-Bermuda throughout the meeting is required to constitute a quorum at the shareholders meeting. A majority in number of those present at the meeting may adjourn the meeting if a quorum is present, and if not present, the meeting will be adjourned. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the meeting.

Recommendation of the Board of Directors.  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE SCHEME OF ARRANGEMENT. OUR BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL, WHICH IS NOT A CONDITION TO THE SCHEME OF ARRANGEMENT.

Required Vote.  The Scheme of Arrangement requires the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of shareholders present and voting either in person or by proxy at the meeting. The affirmative vote of holders of at least a majority of the Weatherford-Bermuda common shares voting on the matter is required to approve the adjournment proposal. An abstention or broker non-vote on either proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will have no effect when determining whether either proposal has received the required approval, but will be counted as present for purposes of determining whether there is a quorum at the meeting. See “The Shareholders Meeting — Record Date; Voting Rights; Quorum; Vote Required for Approval” and “The Shareholders Meeting — Proxies”.

Proxies (see page 65)

General.  A proxy card regarding the meeting to approve the Scheme of Arrangement is being sent to each shareholder as of the record date. If you properly received the proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, signing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

Revocation.  You may revoke your proxy card at any time before it is voted by:

•	giving written notice of the revocation to our Secretary;

•	appearing at the meeting, notifying our Secretary and voting in person;

•	revoking the proxy by telephone or the Internet; or

•	properly completing and signing a later-dated proxy with respect to the meeting and delivering it to our Secretary at or before the meeting.

However, your attendance at the meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Selected Historical Financial Data

The following table presents selected consolidated financial data for Weatherford-Bermuda. We derived the statement of operations data for each of the years in the five-year period ended December 31, 2007, and the balance sheet data as of December 31, 2007, 2006, 2005, 2004 and 2003, from Weatherford-Bermuda’s audited consolidated financial statements. We derived the statement of operations data for the nine months ended September 30, 2008 and 2007, and the balance sheet data as of September 30, 2008 and 2007, from Weatherford-Bermuda’s unaudited interim consolidated financial statements. We prepared the unaudited interim consolidated financial statements on the same basis as the audited consolidated financial statements and included all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of Weatherford-Bermuda’s financial position and results of operations for the unaudited interim periods. The historical financial information may not be indicative of Weatherford-Switzerland’s future performance. Results of operations for the nine months ended September 30, 2008, may not be indicative of the results of operations that may be achieved for the entire year. The data should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Weatherford-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2007, and in Weatherford-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and Weatherford-Bermuda’s financial statements, related notes and other financial information incorporated by reference in this proxy statement.

We have included no data for Weatherford-Switzerland because that entity was not in existence during any of the periods shown below.

	Nine Months Ended
	September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(Unaudited)
	(In millions, except per share data and percentages)

Statement of operations data:
Operating revenues	$6,965,938	$5,640,221	$7,832,062	$6,578,928	$4,333,227	$3,131,774	$2,562,034
Operating income	1,447,198	1,162,744	1,624,336	1,354,687	570,598	402,995	279,365
Net income	1,005,785	739,595	1,070,606	896,369	467,420	330,146	143,352
Basic earnings per share	$1.48	$1.09	$1.58	$1.29	$0.78	$0.62	$0.28
Diluted earnings per share	$1.44	$1.06	$1.54	$1.26	$0.74	$0.57	$0.27
Balance sheet data (at end of period):
Total assets	$16,198,911	$12,439,402	$13,190,957	$10,139,248	$8,580,304	$5,543,482	$4,994,324
Debt due within one year	1,074,000	431,051	774,220	648,736	954,766	22,235	207,342
Long-term debt	4,544,110	3,064,508	3,066,335	1,564,600	632,071	1,404,431	1,379,611
Total shareholders’ equity	8,383,278	7,081,764	7,406,719	6,174,799	5,666,817	3,313,389	2,708,068
Other financial data:
Cash provided by operating activities	$584,356	$521,438	$872,506	$1,087,019	$503,094	$503,479	$285,402
Cash used in investing activities	(2,211,483)	(1,636,985)	(2,233,048)	(1,242,499)	(1,254,908)	(105,289)	(377,015)
Cash provided by (used in) financing activities	1,792,959	1,115,258	1,401,629	145,112	570,109	(139,609)	94,638
Capital expenditures	1,821,813	1,097,470	1,635,041	1,051,100	522,841	310,868	302,502
Operating margin	21%	21%	21%	21%	13%	13%	11%

Pro forma financial statements for Weatherford-Switzerland are not included in this proxy statement because no significant pro forma adjustments are required to be made to the historical condensed consolidated statement of operations and balance sheet of Weatherford-Bermuda for the nine months ended and as of September 30, 2008 and to the historical consolidated statement of operations of Weatherford-Bermuda for the year ended December 31, 2007. Those financial statements are included in Weatherford-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in its Annual Report on Form 10-K for the year ended December 31, 2007.

RISK FACTORS

You should consider carefully the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including our annual report on Form 10-K for the year ended December 31, 2007, and our subsequent filings with the SEC, including our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

The anticipated benefits of moving our principal executive offices to Switzerland may not be realized, and difficulties in connection with moving our principal executive offices could have an adverse effect on us.

In connection with the redomestication, we plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland. We may face significant challenges in relocating our executive offices to a different country, including difficulties in retaining and attracting officers, key personnel and other employees and challenges in maintaining principal executive offices in a country different from the country where other employees, including corporate support staff, are located. Employees may be uncertain about their future roles within our organization pending or following the completion of the redomestication. Management may also be required to devote substantial time to the redomestication and related matters, which could otherwise be devoted to focusing on ongoing business operations and other initiatives and opportunities. In addition, we may not realize the benefits we anticipate from the redomestication, including the benefit of moving to a location that is more centrally located within our area of worldwide operations. See “The Redomestication — Background and Reasons for the Redomestication.” Any such difficulties could have an adverse effect on our business, results of operations or financial condition.

Your rights as a shareholder will change as a result of the redomestication.

Because of differences between Swiss law and Bermuda law and differences between the governing documents of Weatherford-Switzerland and Weatherford-Bermuda, your rights as a shareholder will change if the redomestication is completed. For a description of these differences, see “Description of Weatherford-Switzerland Shares” and “Comparison of Rights of Shareholders.”

Following the redomestication, registered holders who hold share certificates must surrender their share certificates and apply for enrollment in our share register as shareholders with voting rights in order to exercise voting and certain other rights.

Once the redomestication is completed, our shareholders will own one registered share of Weatherford-Switzerland for each common share of Weatherford-Bermuda held before the redomestication. Although shareholders who hold share certificates in Weatherford-Bermuda will automatically continue to be entitled to dividends, preferential subscription rights and liquidation proceeds, such shareholders will not be able to exercise any voting rights, prove their ownership interest in Weatherford-Switzerland, transfer their shares or exercise other shareholder rights until they surrender their certificates and apply for enrollment in our share register as shareholders with voting rights. However, beneficial holders of shares held in “street name” will not be required to take any action.

The market for the Weatherford-Switzerland shares may differ from the market for the Weatherford-Bermuda shares, and Weatherford-Switzerland’s shares may be removed as a component of the Standard & Poor’s 500 Index and other indices or certain other funds.

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed. The market price, trading volume or volatility of the Weatherford-Switzerland shares could be different than those of the Weatherford-Bermuda shares.

Weatherford-Bermuda’s common shares are currently a component of the Standard & Poor’s 500 Index and other indices. S&P has considered Weatherford-Bermuda and a number of other “offshore registered companies” domestic companies for purposes of inclusion in the S&P 500. S&P may decide to remove

Weatherford-Switzerland’s shares as a component of the S&P 500, and, while we are uncertain as to when S&P will make its determination, this determination may not be made until after the shareholders meeting. S&P has removed the shares of another offshore registered company that has recently redomesticated from the Cayman Islands to Switzerland. Similar issues could arise with respect to whether Weatherford-Switzerland’s shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the redomestication. If Weatherford-Switzerland’s shares are removed as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors attempting to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would likely sell their shares, which could adversely affect the price of the Weatherford-Switzerland shares. Any such adverse impact on the price of the Weatherford-Switzerland shares could be magnified by the current heightened volatility in the financial markets.

Weatherford-Switzerland will have less flexibility than Weatherford-Bermuda with respect to certain aspects of capital management.

Upon the completion of the redomestication, the par value of Weatherford-Switzerland’s shares will be the equivalent of US$1.00, or approximately 1.16 Swiss francs per share. Under Swiss law, Weatherford-Switzerland generally may not issue its shares below par value. As of December 15, 2008, the closing price of Weatherford-Bermuda’s common shares on the NYSE was $10.31, equivalent to 11.96 Swiss francs based on a foreign exchange rate of CHF 1.16 to $1.00 on that date. In the event Weatherford-Switzerland needs to raise common equity capital at a time when the trading price of its shares is below the par value of the shares, Weatherford-Switzerland will need to obtain approval of shareholders to decrease the par value of its shares or issue another class of shares with a lower par value. We cannot assure you that Weatherford-Switzerland would be able to obtain such shareholder approval. In addition, obtaining shareholder approval would require filing a proxy statement with the SEC and convening a meeting of shareholders, which would delay any capital raising plans. Furthermore, any reduction in par value would decrease Weatherford-Switzerland’s par value available for future repayment of share capital not subject to Swiss withholding tax. See “— Weatherford-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.”

As a result of increased shareholder approval requirements, Weatherford-Switzerland will have less flexibility than Weatherford-Bermuda with respect to certain aspects of capital management.

Under Bermuda law, Weatherford-Bermuda’s directors may issue, without shareholder approval, any common shares authorized in Weatherford-Bermuda’s memorandum of association that are not issued or reserved. Bermuda law also provides substantial flexibility in establishing the terms of preferred shares. In addition, Weatherford-Bermuda’s board of directors has the right, subject to statutory limitations, to declare and pay dividends on Weatherford-Bermuda’s common shares without a shareholder vote. Swiss law allows Weatherford-Switzerland’s shareholders to create authorized share capital that can be issued by the board of directors without shareholder approval, but this authorization is limited to 50% of the existing registered share capital and must be renewed by the shareholders every two years. Additionally, subject to specified exceptions, Swiss law grants preferential subscription rights to existing shareholders to subscribe for new issuances of shares. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. Swiss law also reserves for approval by shareholders many corporate actions over which Weatherford-Bermuda’s board of directors currently has authority. For example, dividends must be approved by shareholders. We cannot assure you that situations will not arise where flexibility that is otherwise available under Bermuda law and would have provided substantial benefits to our shareholders is not available under Swiss law.

The redomestication will result in additional costs to us, some of which will be incurred whether or not the redomestication is completed.

The completion of the redomestication will result in an increase in some of our ongoing expenses and require us to incur some new expenses. Some costs, including those related to employees in our Swiss offices and our holding board meetings in Switzerland, are expected to be higher than would be the case if our principal executive offices were not relocated to Switzerland. We also expect to incur new expenses, including professional fees to comply with Swiss corporate and tax laws. In addition, we will incur certain transaction costs in connection with the redomestication whether or not the redomestication is completed. The redomestication may also result in indirect costs by diverting attention of management and employees from our business and therefore increasing administrative costs and expenses.

Weatherford-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.

A Swiss withholding tax will be levied on dividends and similar distributions made by Weatherford-Switzerland to its shareholders at the statutory rate of 35% if we cannot structure the distributions as distributions made to shareholders in relation to a reduction of par value or number of shares, which would be exempt from Swiss withholding tax. Furthermore, effective January 1, 2011, distributions of qualifying additional paid-in capital will, as a matter of principle and subject to regulations still to be promulgated by the competent Swiss authorities, be exempt from the Swiss withholding tax. The Swiss withholding tax will also be levied at the statutory rate of 35% if, beginning on January 1, 2011, we cannot structure the distribution as a distribution in relation to a reduction of qualifying additional paid in capital. See “Material Tax Consideration — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction — Swiss Withholding Tax — Distributions to Shareholders” and “— Exemption from Swiss Withholding Tax — Distributions to Shareholders.”

A repurchase of shares for the purposes of capital reduction is treated as a partial liquidation subject to the 35% Swiss withholding tax to be levied on the difference (i) between par value and redemption price, and (ii) beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, between par value plus the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased and the redemption price. Although we plan to repurchase, when possible, our shares from Swiss institutional market participants able to receive a full refund of the Swiss withholding tax, there is risk that the Swiss federal tax administration could decide to levy the Swiss withholding tax on the repurchase of our shares if institutional investors or other parties able to benefit from the full Swiss withholding tax relief purchased our shares to resell them shortly to us. See “Material Tax Consideration — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction — Exemption from Swiss Withholding Tax — Distributions to Shareholders” and “— Repurchases of Shares.”

For a discussion of the conditions for Swiss Holders and non-Swiss Holders to obtain a full or partial relief or refund under Swiss tax law or under bilateral treaties for the avoidance of double taxation, see “Material Tax Consideration — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction — Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

The redomestication may not allow us to maintain a competitive worldwide effective corporate tax rate.

We believe that the redomestication should improve our ability to maintain a competitive worldwide effective tax rate. However, we cannot provide any assurances as to what our effective tax rate will be after the redomestication because of, among other things, uncertainty regarding the amount of business activities in any particular jurisdiction in the future and the tax laws of such jurisdictions, as well as changes in U.S. and other tax laws. Our actual effective tax rate may vary from our expectation and that variance may be material. Additionally, the tax laws of Switzerland and other jurisdictions could change in the future, and such changes could cause a material change in our worldwide effective tax rate.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements include statements about the following subjects:

•	benefits, effects or results of the redomestication;

•	operations and results after the redomestication;

•	business strategies;

•	expected financial position;

•	expected results of operations;

•	future cash flows;

•	dividends, share repurchases and other distributions;

•	plans and objectives of management;

•	timing and timeline of the redomestication;

•	tax treatment of the redomestication;

•	accounting treatment of the redomestication;

•	transaction-related expenses;

•	performance of contracts;

•	outcomes of legal proceedings;

•	compliance with applicable laws;

•	adequacy of insurance; and

•	any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements in this proxy statement are identifiable by use of the following words and other similar expressions, among others:

•	“anticipate”;

•	“believe”;

•	“budget”;

•	“could”;

•	“estimate”;

•	“expect”;

•	“forecast”;

•	“intend”;

•	“may”;

•	“might”;

•	“plan”;

•	“predict”;

•	“project”;

•	“schedule”; and

•	“should.”

The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this proxy statement or incorporated by reference:

•	an inability to realize expected benefits from the redomestication or the occurrence of difficulties in connection with the redomestication;

•	any unanticipated costs in connection with the redomestication;

•	an inability to obtain any necessary waivers from our lenders in connection with the redomestication;

•	material changes in oil and natural gas supply and demand, oil and natural gas prices, rig count or other market trends;

•	the volatility of the oil and natural gas industry;

•	changes in the level of drilling and production activity;

•	a shortage of available skilled labor;

•	increases in the prices and availability of our raw materials;

•	an inability to commercialize new products and services;

•	an inability to realize expected benefits from our acquisitions;

•	the cyclical nature of or a prolonged downturn in our industry;

•	adverse weather conditions affecting our operations;

•	political disturbances, war, or terrorist attacks and changes in global trade policies;

•	governmental and internal investigations;

•	risks of international operations and compliance with foreign laws;

•	compliance with or breach of environmental laws;

•	labor relations and wage negotiations with unions;

•	operating hazards;

•	political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations;

•	compliance with the Foreign Corrupt Practices Act;

•	the impact of governmental laws and regulations;

•	the adequacy of sources of liquidity;

•	the availability of adequate insurance at a reasonable cost and risks of uninsured or self-insured losses;

•	changes in the tax laws;

•	the effect of litigation and contingencies; and

•	fluctuations in the value of our shares.

The above factors are in addition to those factors discussed:

•	under “Risk Factors” and the “The Redomestication — Background and Reasons for the Redomestication” and elsewhere in this proxy statement; and

•	in the documents that we incorporate by reference into this proxy statement, including in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and subsequent SEC filings.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

THE REDOMESTICATION

Our board of directors has unanimously approved and recommends that you approve the proposed Scheme of Arrangement providing for a share exchange transaction to change our place of incorporation from Bermuda to Switzerland. The redomestication involves several steps.

First, we have formed Weatherford-Switzerland. Following the shareholders meeting to be held on          , 2009 and a hearing of the Supreme Court of Bermuda scheduled for          , 2009 and the filing of the corresponding court order with the Bermuda Registrar of Companies, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of Weatherford-Bermuda will transfer all of their shares to Weatherford-Switzerland. In exchange for each share of Weatherford-Bermuda, Weatherford-Switzerland will issue one share of Weatherford-Switzerland, which will be transferred to each shareholder by American Stock Transfer & Trust Company, LLC, as nominee acting on behalf and for the account of the shareholders, which we refer to as the Nominee. As a result, Weatherford-Bermuda will become a direct, wholly-owned subsidiary of Weatherford-Switzerland. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. The Transaction will be effected pursuant to the Scheme of Arrangement and in accordance with the Share Exchange Agreement, which are the legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B. We encourage you to read these documents carefully.

After the redomestication, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by Weatherford-Bermuda before the redomestication. The number of shares you will own will be the same as the number of shares you owned in Weatherford-Bermuda immediately prior to the redomestication, and your relative economic interest in us will remain unchanged. Immediately after the redomestication, Weatherford-Switzerland will have outstanding the same number of shares as were outstanding for Weatherford-Bermuda immediately before the redomestication, plus the Formation Shares. As of December 15, 2008, the record date for the shareholders meeting, there were 728.7 million common shares of Weatherford-Bermuda issued, including 41.0 million held by subsidiaries. For a description of the shares of Weatherford-Switzerland, see “Description of Weatherford-Switzerland Shares.”

In connection with the redomestication, we also plan to relocate our principal executive offices from Houston, Texas to Zug, Switzerland with a branch office in Geneva, Switzerland. We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland.

Background and Reasons for the Redomestication

Our planned change of our place of incorporation from Bermuda to Switzerland and relocation of our principal executive offices to Zug, Switzerland with a branch office in Geneva, Switzerland will establish a corporate headquarters that is more centrally located within our area of worldwide operations, will locate us in a country with a stable and developed legal and tax regime with established standards of corporate governance, including provisions for the rights of shareholders, and should improve our ability to maintain a competitive worldwide effective corporate tax rate, among other anticipated benefits.

•	Switzerland is more centrally located than our current executive offices to our worldwide operations, in terms of both time zone overlap and travel time. We expect that relocating our executive team to a more central location will permit them to coordinate and interact with worldwide operations during their normal business hours. Thus, the relocation will allow us to better support our worldwide operations and improve executive oversight of these operations.

•	We conduct a significant part of our business operations internationally, including in Europe, the Middle East, Africa, the Asia Pacific region and the Commonwealth of Independent States. A significant majority of our business is conducted outside of the United States. Our revenues from non-U.S. operations constituted 62-63% of our worldwide revenues for each of the years 2005, 2006 and 2007, and 64% of our revenues for the first three quarters of 2008. Based on global oil and gas activity, we anticipate that we will derive an increasing percentage of our future revenues from non-U.S. operations. The redomestication is intended to position our company to further benefit from these growth opportunities and allow our management to more effectively implement our global strategy and increase our focus on customer development in these areas by positioning our headquarters closer to these areas.

•	Switzerland has a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights. Generally, the rights of a shareholder of a Swiss company are substantially similar to, and in some cases more favorable to shareholders than, the rights of a shareholder of a Bermuda company. See “Description of Weatherford-Switzerland Shares” and “Comparison of Shareholder Rights”. We believe that, on the whole, the perception of a Swiss company among regulatory authorities, investors, creditors and customers is generally more favorable than of a Bermuda company.

•	Switzerland has numerous tax treaties with many taxing jurisdictions throughout the world. Bermuda has no comprehensive income tax treaties. Switzerland has a developed and stable tax regime. We believe that the redomestication will improve our global tax position and substantially lower our risk related to possible changes in tax and other laws, possible changes in tax treaties and disputes with tax and other authorities. As such, we believe the redomestication will provide greater predictability and improve our ability to maintain a competitive worldwide effective corporate tax rate.

•	It is important to the effective execution of our global strategy to be a multinational company. Our workforce is global in its composition, and we have operations in approximately 100 different countries. We believe that our relocation to Zug, Switzerland with a branch office in Geneva, Switzerland reflects the multinational nature of our company. Geneva is considered one of the most multinational cities in the world, being the location of the headquarters or key offices of the United Nations and many international non governmental organizations and companies.

In addition to the potential benefits described above, the redomestication will expose us and our shareholders to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that our shareholders vote for the Scheme of Arrangement. We cannot assure you, however, that the anticipated benefits of the redomestication will be realized.

The Scheme of Arrangement and the Share Exchange Agreement

There are several steps to the redomestication contemplated by the Scheme of Arrangement and the Share Exchange Agreement, including the following:

•	Weatherford-Bermuda has formed Weatherford-Switzerland;

•	assuming we obtain the necessary shareholder approval at the meeting on , 2009 and assuming the Supreme Court of Bermuda sanctions the Scheme of Arrangement at a hearing scheduled for , 2009, we will file the Court’s order with the Bermuda Registrar of Companies, at which time all common shares of Weatherford-Bermuda will be transferred to Weatherford-Switzerland;

•	Weatherford-Switzerland will deliver to the Nominee, acting on behalf and for the account of the shareholders, one share of Weatherford-Switzerland in exchange for each share of Weatherford-Bermuda;

•	immediately thereafter, the Nominee, acting on behalf and for the account of the shareholders, will transfer to each shareholder one new share of Weatherford-Switzerland as the sole consideration and in exchange for each share of Weatherford-Bermuda; and

•	Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights.

Additional Agreement

Weatherford-Bermuda will indemnify the directors and officers of Weatherford-Bermuda and its subsidiaries for at least six years after the effective time of the redomestication.

Amendment or Termination

The Share Exchange Agreement may be amended, modified or supplemented at any time before or after the Scheme of Arrangement is approved by our shareholders. However, after the Scheme of Arrangement is approved by our shareholders, no amendment, modification or supplement may be made to the Share Exchange Agreement that requires further approval by our shareholders without obtaining that approval.

Our board of directors may terminate the Share Exchange Agreement and abandon the redomestication at any time before the Scheme of Arrangement becomes effective without obtaining shareholder approval.

Nominee

Following the shareholders meeting on          , 2009 and a hearing of the Supreme Court of Bermuda scheduled for          , 2009, assuming we have obtained the necessary shareholder approval and court sanction, American Stock Transfer & Trust Company, LLC will be appointed to act as nominee on behalf and for the account of the shareholders to assist in effecting the Transaction, as described in “— The Scheme of Arrangement and the Share Exchange Agreement” and “— Court Sanction of the Scheme of Arrangement.” The Nominee will sign a subscription agreement for the shares of Weatherford-Switzerland to be transferred to the shareholders. It will own bare legal title to these shares upon the issuance thereof solely for the account and benefit of the shareholders and will act as trustee for the shareholders for the instant in time that it holds bare legal title to the shares. The Nominee is required to act in such capacity in order for the Transaction to comply with certain procedural provisions of Swiss law, and the Nominee has no power to dispose of the shares of Weatherford-Switzerland other than pursuant to the Transaction. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of the appointment of the Nominee.

Conditions to Completion of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by our shareholders;

•	there is no decree, order or injunction that prohibits the completion of the redomestication;

•	the capital increase covering the Weatherford-Switzerland registered shares to be issued under the terms of the Scheme of Arrangement and the articles of association of Weatherford-Switzerland, in the form attached as Annex E to this proxy statement, is registered with the commercial register in the Canton of Zug, Switzerland;

•	the requisite court order sanctioning the Scheme of Arrangement has been obtained from the Supreme Court of Bermuda and filed with the Registrar of Companies of Bermuda;

•	the Weatherford-Switzerland shares to be issued under the terms of the Scheme of Arrangement are authorized for listing on the NYSE, subject to official notice of issuance;

•	we receive an opinion from Baker & McKenzie LLP confirming, as of the effective date of the Scheme of Arrangement, the material U.S. federal income tax consequences of the Transaction, receiving distributions on Weatherford-Switzerland shares, and disposing of Weatherford-Switzerland shares, each as described under “Material Tax Considerations — U.S. Federal Income Tax Considerations”; and

•	we receive an opinion from Baker & McKenzie Geneva confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations.”

We are a party to certain credit agreements that require consents from third-party lenders prior to implementing the redomestication. See “— Credit Facilities” for more information.

Court Sanction of the Scheme of Arrangement

Pursuant to section 99 of the Companies Act 1981, as amended, of Bermuda, which we refer to as the Companies Act, the Scheme of Arrangement must be sanctioned by the court in Bermuda. This requires Weatherford-Bermuda to file a petition in the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, Weatherford-Bermuda obtained directions from the Supreme Court of Bermuda providing for the convening of the shareholders meeting to approve the Scheme of Arrangement and other procedural matters regarding that meeting and the Supreme Court of Bermuda proceeding, including a date upon which the Supreme Court of Bermuda will hear the petition. A copy of the Supreme Court’s order is attached as Annex C to this proxy statement. Subject to our shareholders approving the Scheme of Arrangement, a subsequent Supreme Court of Bermuda hearing will be required to hear the petition and seek the sanction of the Scheme of Arrangement, which we refer to as the sanction hearing. The Supreme Court has fixed the date of the sanction hearing at 9:30 a.m. on          , 2009 at the courthouse in Hamilton, Bermuda. At the sanction hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Weatherford-Bermuda and Weatherford-Switzerland. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair and reasonable. If you are a shareholder, you may appear or be represented and present evidence or arguments at the sanction hearing. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. See “The Shareholders Meeting” for more information. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Bermuda as required by section 99 of the Companies Act. See “— Conditions to Completion of the Transaction” for more information on these conditions.

The Scheme of Arrangement, which would effect the redomestication, is attached as Annex B to this proxy statement and sets forth the specific terms of the redomestication. At the shareholders meeting, our shareholders will be asked to approve the Scheme of Arrangement. If the shareholders approve the Scheme of Arrangement, then we will ask the Supreme Court to sanction the Scheme of Arrangement. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Supreme Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or their implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify us in writing of its intention at least ten business days prior to commencing a new proceeding. After the effective time of the Scheme of Arrangement, no shareholder may commence a proceeding against Weatherford-Switzerland or Weatherford-Bermuda in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When, under any provision of the Scheme of Arrangement after its effective time, a matter is to be determined by us, then we will have discretion to interpret those matters under the Scheme of Arrangement in a manner that we consider fair and reasonable, and our decisions will be binding on all concerned.

We may consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court may think fit to approve or impose.

Federal Securities Law Consequences; Resale Restrictions

The issuance of Weatherford-Switzerland shares to our shareholders in connection with the redomestication will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. At the sanction hearing, at which shareholders may appear, the Supreme Court will consider whether the terms and conditions of the redomestication are fair. The Weatherford-Switzerland shares issued to our shareholders in connection with the redomestication will be freely transferable, except for restrictions applicable to certain “affiliates” of Weatherford-Bermuda under the Securities Act, and as follows:

•	Persons who were not affiliates of Weatherford-Bermuda at the date of the redomestication and have not been affiliates within 90 days prior to such date will be permitted to sell any Weatherford-Switzerland shares received in the redomestication without regard to Rule 144 under the Securities Act.

•	Persons who were affiliates of Weatherford-Bermuda at the date of the redomestication or were affiliates within 90 days prior to such date will be permitted to resell any Weatherford-Switzerland shares they receive in the redomestication in the manner permitted by Rule 144. In computing the holding period of the Weatherford-Switzerland shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Weatherford-Bermuda shares held prior to the effective time of the redomestication.

•	Persons whose shares of Weatherford-Bermuda bear a legend restricting transfer will receive shares of Weatherford-Switzerland that are subject to the same restrictions.

Persons who may be deemed to be affiliates of Weatherford-Bermuda and Weatherford-Switzerland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Weatherford-Bermuda and Weatherford-Switzerland, and would include shareholders who are executive officers, directors or significant shareholders of Weatherford-Bermuda and Weatherford-Switzerland.

We have not filed a registration statement with the SEC covering any resales of the Weatherford-Switzerland shares to be received by our shareholders in the redomestication. Weatherford-Switzerland will file certain post-effective amendments to existing effective registration statements of Weatherford-Bermuda concurrently with the completion of the redomestication.

Effective Time

If the Scheme of Arrangement is approved by the requisite shareholder vote and sanctioned by the Supreme Court of Bermuda, we anticipate that the Scheme of Arrangement itself will become effective as soon as practicable following sanction of the Scheme of Arrangement by the Supreme Court of Bermuda at the hearing scheduled for          , 2009. The redomestication will be completed upon the later of: (i) our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies and (ii) the registration with the commercial register in the Canton of Zug, Switzerland of the capital increase covering the Weatherford-Switzerland registered shares to be issued in connection with the Scheme of Arrangement and the transfer of the shares in Weatherford-Bermuda to Weatherford-Switzerland. We currently expect to complete the redomestication in February, 2009.

If the conditions to the redomestication are not satisfied, the redomestication may be abandoned or delayed, even after our shareholders approve the Scheme of Arrangement. In addition, our board of directors may abandon or delay the redomestication for any reason at any time before the Scheme of Arrangement becomes effective, even after our shareholders have approved the Scheme of Arrangement.

Management of Weatherford-Switzerland

The executive officers and directors of Weatherford-Bermuda immediately prior to the completion of the redomestication will be the executive officers and directors of Weatherford-Switzerland. Weatherford-Bermuda’s directors will carry their terms of office over to the Weatherford-Switzerland board of directors.

Interests of Certain Persons in the Redomestication

You should be aware that some of our executive officers have interests in the redomestication that are different from, or in addition to, the interests of our other shareholders.

We expect that most of our executive officers, including our Chief Executive Officer, and other key decision makers will relocate to Switzerland. We expect to provide certain allowances and reimbursements to these relocating executive officers, such as cost of living, housing, car, moving and dependent schooling allowances. The terms and conditions of these relocation allowances and reimbursements will be determined prior to the relocation of any of our executive officers.

Weatherford-Switzerland plans to enter into indemnification agreements with each of its directors and executive officers upon the completion of the redomestication that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. See “— The Scheme of Arrangement and the Share Exchange Agreement — Additional Agreement” and “Comparison of Rights of Shareholders — Indemnification of Directors and Officers; Insurance.”

In connection with the redomestication, Weatherford-Switzerland will enter into employment and other agreements (such as the nonqualified executive retirement plan) with each of our executive officers that are similar to the agreements and other agreements that each executive officer has with Weatherford-Bermuda. For our executive officers who relocate to Switzerland, their employment agreements and other benefit arrangements and plans will be modified for compliance with applicable Swiss law.

We will provide tax equalization to the executive officers who become subject to Swiss income, social and wealth taxes. The terms and conditions of these tax equalization arrangements will be determined prior to the relocation of any executive officer. In general, each of the executive officers will be responsible for their “theoretical tax” reflecting U.S. income and social security tax rates on their compensation, other than certain expatriate benefits and allowances which will be provided on a fully grossed up basis. Each of the executive officers will be fully reimbursed for any obligation such officer may have to pay Swiss wealth tax. A tax equalization settlement for each executive officer will be completed annually following the preparation of the applicable tax returns.

Required Vote; Board Recommendation

The Scheme of Arrangement requires the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of shareholders present and voting either in person or by proxy at the meeting. See “The Shareholders Meeting — Record Date; Quorum; Voting Rights; Vote Required for Approval.”

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL TO APPROVE THE SCHEME OF ARRANGEMENT.

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the redomestication other than compliance with U.S. federal and state securities laws and compliance with Bermuda and Swiss corporate law (including sanction by the Supreme Court of Bermuda).

No Appraisal Rights

Under Bermuda law, none of the shareholders of Weatherford-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the redomestication.

Exchange of Shares

If you hold Weatherford-Bermuda common shares in uncertificated book-entry form, at the effective time of the redomestication your Weatherford-Bermuda common shares will be exchanged solely for Weatherford-Switzerland shares without any action on your part. Your Weatherford-Switzerland shares will also be issued in uncertificated book-entry form.

We will appoint American Stock Transfer & Trust Company, LLC as agent to handle the surrender of Weatherford-Bermuda shares. If you hold Weatherford-Bermuda share certificates, soon after the closing of the Transaction you will be sent a letter of transmittal, which is to be used to surrender Weatherford-Bermuda share certificates and to apply for enrollment in Weatherford-Switzerland’s share register as a shareholder with voting rights. The letter of transmittal will contain instructions explaining the procedure for surrendering Weatherford-Bermuda share certificates and enrolling in Weatherford-Switzerland’s share register as shareholders with voting rights. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Weatherford-Bermuda shareholders who surrender their share certificates, together with a properly completed letter of transmittal, will become registered holders of the Weatherford-Switzerland shares to which they are entitled on the basis of the one-for-one exchange. After the redomestication, each certificate that previously represented shares of Weatherford-Bermuda common shares will represent only the right to receive shares of Weatherford-Switzerland. Although shareholders who hold share certificates in Weatherford-Bermuda will automatically continue to be entitled to dividends, preferential subscription rights and liquidation proceeds, such shareholders will not be able to exercise any voting rights, prove their ownership interest in Weatherford-Switzerland, transfer their shares or exercise other shareholder rights until they surrender their share certificates and register as shareholders entitled to voting rights in Weatherford Switzerland’s share register. Beneficial holders of shares held in “street name” will not be required to take any action.

Dividend Policy

We have not declared or paid cash dividends since 1984. Any future declaration and payment of any cash dividends by Weatherford-Switzerland following the completion of the redomestication will:

•	depend upon our results of operations, financial condition, cash requirements and other relevant factors;

•	be subject to shareholder approval;

•	be subject to restrictions contained in our credit facilities and other debt covenants; and

•	be subject to restrictions on dividends imposed by Swiss law.

For a description of restrictions on dividends imposed by Swiss law, see “Description of Weatherford-Switzerland Shares — Dividends,” “Description of Weatherford-Switzerland Shares — Repurchases of Registered Shares” and “Material Tax Considerations — Swiss Tax Considerations — Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction.”

Share Compensation Plans

We have a variety of equity incentive plans, deferred compensation plans, and other plans, agreements, awards and arrangements outstanding that provide for options, restricted shares or other rights to purchase or receive shares of Weatherford-Bermuda (or the right to receive benefits or amounts by reference to those shares). We refer to these plans, agreements, awards and arrangements as our equity incentive plans. Some of our equity incentive plans are sponsored by Weatherford-Bermuda, and others are sponsored by some of our subsidiaries or affiliates. In furtherance of the redomestication, our equity incentive plans require amendments or other modifications. For instance, if the redomestication is completed, Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligations to deliver shares under our equity incentive plans pursuant to those plans’ terms (as they may be amended or modified to take into account the redomestication). As explained in more detail in the Share Exchange Agreement, to the extent Weatherford-Bermuda currently sponsors those equity incentive plans, Weatherford-Switzerland will assume or adopt those equity incentive plans. At the same time, equity incentive plans sponsored by Weatherford subsidiaries or other affiliates are expected to continue to be sponsored by those or other affiliates, even though Weatherford-Switzerland may have to assume some obligations under those equity incentive plans. The amendments or other modifications will be necessary, among other things to: (1) facilitate the assumption or adoption by Weatherford-Switzerland of the various equity incentive plans it will sponsor or various rights, duties or obligations under the equity incentive plans; (2) provide that shares of Weatherford-Switzerland will be issued, acquired, purchased, held, available or used to measure benefits or calculate amounts as appropriate under the equity incentive plans, instead of shares of Weatherford-Bermuda; and (3) provide for the appropriate substitution of Weatherford-Switzerland in place of references to Weatherford-Bermuda under the equity incentive plans. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of these amendments or modifications and the relevant adoption and assumption of the equity incentive plans by Weatherford-Switzerland.

Stock Exchange Listing

Weatherford-Bermuda’s common shares are currently listed on the NYSE. There is currently no established public trading market for the shares of Weatherford-Switzerland. We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

Accounting Treatment of the Redomestication

Under U.S. GAAP, the redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Weatherford-Switzerland will be reflected at their carrying amounts in the accounts of Weatherford-Bermuda at the effective time of the transaction.

Treatment of Warrants

If the redomestication is completed, any outstanding warrants to purchase common shares of Weatherford-Bermuda will be assumed by Weatherford-Switzerland and the warrant agreements and all of the rights and obligations of Weatherford-Bermuda thereunder shall immediately be assigned to Weatherford-Switzerland in accordance with the terms of the warrant agreements.

Guarantees of Senior Notes

If the redomestication is completed, Weatherford-Switzerland will fully and unconditionally guarantee the obligations of Weatherford-Bermuda and Weatherford-Delaware under:

•	Weatherford-Bermuda’s 4.95% senior notes due 2013, 5.15% senior notes due 2013, 5.50% senior notes due 2016, 6.00% senior notes due 2018, 6.50% senior notes due 2036, 7.00% senior notes due 2038, and notes issued under our commercial paper programs; and

•	Weatherford-Delaware’s 6.625% senior notes due 2011, 5.95% senior notes due 2012, 6.35% senior notes due 2017, and 6.80% senior notes due 2037.

Credit Facilities

The credit agreements governing our $1.5 billion credit facility and our $250 million credit facility require that we obtain consent for the redomestication to Switzerland from lenders under the credit agreements, which consent may not be unreasonably withheld. The credit agreement governing our new $500 million credit facility does not require lender consent for the redomestication to Switzerland. We are seeking the necessary consents from our lenders in connection with the redomestication. If the redomestication is completed, Weatherford-Switzerland will fully and unconditionally guarantee the obligations of Weatherford-Bermuda under each of our credit facilities.

Effect of the Redomestication on Potential Future Status as a Foreign Private Issuer

Upon completion of the redomestication, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the NYSE, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

We do not currently believe that Weatherford-Switzerland will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act upon completion of the redomestication. The definition of a “foreign private issuer” has two parts — one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer if either part of the definition is satisfied. We do not expect to qualify as a foreign private issuer under the shareholder test because we currently expect that more than 50% of Weatherford-Switzerland’s outstanding voting securities will continue to be held by U.S. residents after the completion of the redomestication. However, under the business contacts test, if after the redomestication (1) more than 50% of Weatherford-Switzerland’s assets were located outside the United States, (2) Weatherford-Switzerland’s business was not administered principally in the U.S. and (3) a majority of Weatherford-Switzerland’s executive officers and directors were neither U.S. citizens nor U.S. residents, then Weatherford-Switzerland would qualify as a foreign private issuer. We do not expect that Weatherford-Switzerland will meet the requirements of clause (3) of this test upon the completion of the redomestication, as we believe a majority of Weatherford-Switzerland’s executive officers and directors will continue to be U.S. citizens or U.S. residents. However, Weatherford-Switzerland may satisfy this element of the test some time in the future and, as a result, qualify for status as a foreign private issuer at such later date. If and when that occurs, Weatherford-Switzerland would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Weatherford-Switzerland would then be allowed to:

•	file annual reports within six months after the end of a fiscal year;

•	include more limited compensation disclosure in its filings with the SEC;

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if International Financial Reporting Standards, or IFRS, is not used; and

•	choose which reporting currency to use in presenting its financial statements.

MATERIAL TAX CONSIDERATIONS

This section contains a general discussion of certain material tax consequences of (1) the Transaction, (2) post-Transaction ownership and disposition of Weatherford-Switzerland shares and (3) post-Transaction operations of Weatherford-Switzerland.

The discussion under the caption “U.S. Federal Income Tax Considerations” addresses certain material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of (1) exchanging Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction and (2) owning and disposing of Weatherford-Switzerland shares received in the Transaction, and to Weatherford-Bermuda and Weatherford-Switzerland of the Transaction.

The discussion under the caption “Swiss Tax Considerations” addresses certain material Swiss tax consequences (1) to shareholders resident for tax purposes in a country other than Switzerland of the Transaction and of ownership and disposition of the Weatherford-Switzerland shares and (2) to Weatherford-Switzerland of the Transaction and subsequent operations.

The discussion under the caption “Bermuda Tax Considerations” addresses the Bermuda income tax consequences of the Transaction.

The below discussion is not a substitute for an individual analysis of the tax consequences of the Transaction, post-Transaction ownership and disposition of Weatherford-Switzerland shares or post-Transaction operations of Weatherford-Switzerland. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Swiss, Bermuda and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the Transaction or of holding and disposing of Weatherford-Switzerland shares, and does not address all tax considerations that may be relevant to Weatherford-Bermuda shareholders. In particular, the below discussion addresses tax consequences to holders that hold their Weatherford-Bermuda shares, and whom will hold their Weatherford-Switzerland shares, solely as capital assets. The below discussion does not address any tax consequences to Weatherford-Bermuda or Weatherford-Switzerland shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;

•	tax-exempt entities;

•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

•	persons who have been, but are no longer, citizens or residents of the United States;

•	persons holding shares through a partnership or other fiscally transparent person;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts;

•	persons who received the Weatherford-Bermuda shares through the exercise of employee share options or otherwise as compensation or through a tax qualified retirement plan;

•	persons who, at any time within the five-year period ending on the date of the Transaction, have owned (directly or through attribution) 10% or more of the total combined voting power of all classes of shares entitled to vote of Weatherford-Bermuda; or

•	persons who, immediately after the Transaction, own (directly or through attribution) 10% or more of the total combined voting power of all classes of shares entitled to vote of Weatherford-Switzerland.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder, which we refer to as a the Treasury Regulations, judicial and administrative interpretations thereof and the Convention Between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with respect to Taxes on Income (the “Swiss-U.S. Tax Treaty”), in each case as in effect and available on the date of this proxy statement. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this proxy. The discussion assumes, as is the case under current law, that Weatherford-Bermuda is treated as a foreign person for U.S. federal tax purposes and will be so treated as of and after the effective time of the Transaction. Neither Weatherford-Bermuda nor Weatherford-Switzerland will request a ruling from the United States Internal Revenue Service, which we refer to as the IRS, as to the U.S. federal tax consequences of the Transaction, post-Transaction ownership and disposition of Weatherford-Switzerland shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Weatherford-Bermuda shares or, after the completion of the Transaction, Weatherford-Switzerland shares, that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A “non-U.S. holder” is a beneficial owner of Weatherford-Bermuda shares or, after the completion of the Transaction, Weatherford-Switzerland shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a Partnership. If a Partnership is a beneficial owner of Weatherford-Bermuda shares or Weatherford-Switzerland shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of Weatherford-Bermuda shares or Weatherford-Switzerland shares that are Partnerships and partners in such Partnerships should consult their tax advisor regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of Weatherford-Switzerland shares. For purposes of this discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

Material Tax Consequences of the Transaction to Weatherford-Bermuda and Weatherford-Switzerland

Weatherford-Bermuda and Weatherford-Switzerland.  Neither Weatherford-Bermuda nor Weatherford-Switzerland should be subject to U.S. federal income tax as a result of the Transaction. The receipt by Weatherford-Bermuda shareholders of Weatherford-Switzerland shares in exchange for their Weatherford-Bermuda shares in the Transaction should constitute a “reorganization” under Section 368(a)(1)(B) and/or an exchange under Section 351 of the Code. The below discussion describes the general consequences to U.S. holders and non-U.S. holders of the Transaction qualifying under Section 368(a)(1)(B) and/or Section 351 of the Code.

Material Tax Consequences to U.S. Holders

The Transaction

U.S. Holders Owning Less Than Five Percent of Weatherford-Switzerland.  Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) less than five percent of the shares of Weatherford-Switzerland immediately after the Transaction will recognize no gain or loss upon the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction. U.S. holders whose tax basis in their Weatherford-Bermuda shares exceeds the fair market value of such shares at the time of the Transaction will be able to carry over the tax basis (and thus the inherent “loss”) of their Weatherford-Bermuda shares to their Weatherford-Switzerland shares. Thus, subject to any subsequent changes in the fair market value of the Weatherford-Switzerland shares, any loss will be preserved. The tax basis of the Weatherford-Switzerland shares received by U.S. holders in exchange for their Weatherford-Bermuda shares will be equal to the tax basis of their Weatherford-Bermuda shares exchanged. The holding period of the Weatherford-Switzerland shares received by U.S. holders will include the period those holders held their Weatherford-Bermuda shares. U.S. holders who hold their Weatherford-Bermuda shares with differing tax bases or holding periods are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular Weatherford-Switzerland shares received in the Transaction.

U.S. Holders Owning Five Percent or More of Weatherford-Switzerland.  Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) five percent or more of the shares of Weatherford-Switzerland immediately after the Transaction generally will be required to timely file and maintain with the IRS a Gain Recognition Agreement and related materials, which we refer to as a GRA, in order to defer gain, if any, realized upon the exchange of their Weatherford-Bermuda shares for Weatherford-Switzerland shares. Such U.S. holders should consult their own tax advisor to determine whether and when to file a GRA and the tax implications thereof. Five percent or greater U.S. holders whose tax basis in their Weatherford-Bermuda shares exceeds the fair market value of such shares at the time of the Transaction will carry over the tax basis (and thus the inherent “loss”), as well as the holding period, of their Weatherford-Bermuda shares to their Weatherford-Switzerland shares. Thus, subject to any subsequent changes in the fair market value of the Weatherford-Switzerland shares, any loss will be preserved. Provided five percent or greater U.S. holders with gain in their Weatherford-Bermuda shares at the time of the Transaction timely file and maintain a GRA, (1) the tax basis of the Weatherford-Switzerland shares received by the U.S. holders in exchange for their Weatherford-Bermuda shares will be equal to the tax basis of their Weatherford-Bermuda shares exchanged and (2) the holding period of the Weatherford-Switzerland shares received by U.S. holders will include the period those holders held their Weatherford-Bermuda shares. Five percent or greater U.S. holders who hold their Weatherford-Bermuda shares with differing tax bases or holding periods, or who recognize gain in the Transaction as a result of not timely filing or maintaining a GRA, are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular Weatherford-Switzerland shares received in the Transaction.

Receiving Distributions on Weatherford-Switzerland Shares.   Subject to the discussion below under “— Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the Weatherford-Switzerland shares to the extent that the distribution is paid out of Weatherford-Switzerland’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the Weatherford-Switzerland shares are listed on the New York Stock Exchange (or certain other stock exchanges) and/or Weatherford-Switzerland qualifies for benefits under the Swiss-U.S. Tax Treaty, Weatherford-Switzerland will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisor regarding the application of the relevant rules to their particular circumstances. Dividends from Weatherford-Switzerland will not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of Weatherford-Switzerland will be applied first to reduce the U.S. holder’s tax basis in its Weatherford-Switzerland shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for such Weatherford-Switzerland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Weatherford-Switzerland shares, and any such U.S. holders are urged to consult their own tax advisor with regard to such rules.

Subject to complex limitations, Swiss withholding tax on dividends paid will be treated for U.S. federal tax purposes as a creditable foreign tax against the U.S. federal income tax liability of a U.S. holder. At least a portion of dividends paid by Weatherford-Switzerland generally would be U.S. source income if, and to the extent that, more than a de minimis amount of the earnings and profits of Weatherford-Switzerland out of which the dividends are paid is from sources within the United States. At least a portion of dividends paid by Weatherford-Switzerland could also be U.S. source income under certain other circumstances that Weatherford considers unlikely to arise. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisor to determine whether and to what extent a credit would be available. In lieu of claiming a foreign tax credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year.

Dispositions of Weatherford-Switzerland Shares.  Subject to the discussion below under “— Passive Foreign Investment Company Provisions,” U.S. holders of Weatherford-Switzerland shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Weatherford-Switzerland shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such Weatherford-Switzerland shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses are subject to limitations.

Passive Foreign Investment Company Provisions.  The treatment of U.S. holders of Weatherford-Switzerland shares in some cases could be materially different from that described above if, at any relevant time, Weatherford-Bermuda or Weatherford-Switzerland were a passive foreign investment company, which we refer to as a PFIC.

For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. Weatherford believes that Weatherford-Bermuda it is not a PFIC, and has not been a PFIC in any prior taxable year. Weatherford further believes that Weatherford-Switzerland will not be a PFIC following the Transaction.

The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, Weatherford cannot assure U.S. holders that Weatherford-Switzerland will not become a PFIC. If Weatherford-Switzerland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Weatherford-Switzerland shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Weatherford-Switzerland shares should consult their own tax advisor about the PFIC rules, including the availability of certain elections.

Material Consequences to Non-U.S. Holders

Consequences of the Transaction.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares.

Consequences of Owning and Disposing of Weatherford-Switzerland Shares.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends from Weatherford-Switzerland unless: (1) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (2) such non-U.S. holder is subject to backup withholding.

In addition, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Weatherford-Switzerland shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent of Weatherford-Bermuda immediately before the Transaction will be required to file certain Section 368(a) reorganization and/or Section 351 statements. Other information reporting could also apply to the Transaction. Shareholders of Weatherford-Bermuda should consult their own tax advisor about the information reporting requirements that could be applicable to the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction.

Dividends on Weatherford-Switzerland shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient (including generally non-U.S. holders who establish such foreign status) or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of Weatherford-Switzerland shares within the United States. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS. Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

If a U.S. holder of Weatherford-Switzerland shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH WEATHERFORD-BERMUDA SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Swiss Tax Considerations

Scope of Discussion

The discussion below does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal stamp duty. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Transaction or of holding and disposing of Weatherford-Switzerland shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 2001, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to as the “Swiss tax law,” existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements and the Swiss-U.S. Tax Treaty, each as in effect on the date of this proxy statement or with a known future effective date. These laws may change, possibly with retroactive effect. The Federal Harmonization of Cantonal and Communal Income Tax Act of 1990 is intended to harmonize cantonal tax legislations and contains provisions that the Swiss cantons have to incorporate in their cantonal tax acts. It is however possible that certain cantonal tax acts or specific cantonal tax practices differ in certain respects from the Federal Harmonization of Cantonal and Communal Income Tax Act.

For purposes of this discussion, a “Swiss holder” is any beneficial owner of Weatherford-Bermuda shares, or, after the completion of the Transaction, Weatherford-Switzerland shares, that for Swiss federal income tax purposes is:

•	an individual resident of Switzerland or otherwise subject to unlimited or limited Swiss taxation under article 3, 4 or 5 of the Federal Income Tax Act of 2001, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended;

•	a corporation or other entity taxable, on an unlimited or limited basis, as a corporation organized under the laws of the Switzerland under article 50 or 51 of the Federal Income Tax Act of 2001, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended; or

•	an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

A “non-Swiss holder” of Weatherford-Bermuda shares, or, after the completion of the Transaction, Weatherford-Switzerland shares, is a holder that is not a Swiss holder. For purposes of this summary, “holder” or “shareholder” means either a Swiss holder or a non-Swiss holder or both, as the context may require.

Consequences of the Transaction

Shareholder Tax Consequences

No Swiss tax will be due for non-Swiss holders upon the exchange of Weatherford-Bermuda shares for Weatherford-Switzerland shares in the Transaction. If Swiss holders are beneficial owners of Weatherford-Bermuda shares or Weatherford-Switzerland shares, they are urged to consult their tax advisors regarding the Swiss tax consequences to them of the Transaction.

Swiss Corporate Tax Consequences

Under Swiss tax law as it applies to corporations, the Transaction will be considered to be a tax neutral restructuring for Weatherford-Bermuda and Weatherford-Switzerland. Therefore, no Swiss income taxes will be due with respect to these companies as a result of the Transaction. As a tax neutral restructuring, the Transaction will also be exempt from the Swiss withholding tax and issuance stamp tax.

Taxation of Weatherford-Switzerland Subsequent to the Transaction

Income Tax

A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income (with the exception of tax on income generated in relation to Swiss real estate). However, a holding company, such as Weatherford-Switzerland, is exempt from cantonal and communal income tax. Because Weatherford-Switzerland also plans to relocate certain management group functions in the canton of Geneva, it will have a taxable permanent establishment in the canton of Geneva, and it is planned to seek a tax ruling in the canton of Geneva. Weatherford-Switzerland shall also be subject to Swiss federal income tax.

However, participation relief will be granted to Weatherford-Switzerland at the federal level on dividend income and capital gains from qualifying investments. Due to the applicable formula to compute the federal participation relief, which does not consist in a straight exemption, there could be a risk of marginal taxation of dividend income and capital gains from qualifying investments.

Cantonal and Municipal Equity Tax

As holding company, Weatherford-Switzerland will be subject to an annual cantonal and municipal capital tax levied on equity at the place of its incorporation. A portion of the taxable equity could be allocated to the permanent establishment that Weatherford-Switzerland would have in the canton of Geneva.

Issuance Stamp Tax

Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss corporations. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by Weatherford-Switzerland may be subject to the issuance stamp tax unless the shares are issued in the context of a merger or other qualifying restructuring transaction.

The issuance stamp tax is also levied on the issuance of certain debt instruments. In such case, the rate would amount to 0.06% to 0.12% of nominal value per year of duration of the instrument (the rate depending on the instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by non-Swiss subsidiaries of Weatherford-Switzerland, if Weatherford-Switzerland does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Although Weatherford-Switzerland intends to guarantee debt of its subsidiary Weatherford-Bermuda, none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

Transfer Stamp Tax

Weatherford-Switzerland will qualify as a Swiss securities dealer and be subject to the federal transfer stamp tax on any acquisition or sale of taxable securities against consideration to which it acts as a party (seller or purchaser) or as an intermediary. The current transfer stamp tax rate is 0.15% on the transfer of Swiss securities and 0.3% on the transfer of foreign (non-Swiss) securities. A Swiss securities dealer must pay 50% of the transfer stamp tax for its own account and the other 50% for the account of the other party, if the other party does not qualify as a Swiss securities dealer. There are, however, many exceptions under which the transfer stamp tax is not levied (transfers in the course of tax — neutral restructuring, transfer within the groups), and Weatherford-Switzerland intends to organize its operations in such a way as to avoid entering into transactions subject to the transfer stamp tax.

Swiss Withholding Tax on Certain Interest Payments

A federal withholding tax is levied on the interest payments of certain debt instruments (such as bonds, debentures and bank deposits). For Swiss withholding tax purposes, the definition of bonds, debentures and bank deposits is more extensive than the legal definition. For instance, the Swiss withholding tax could apply on interest payments if a Swiss entity borrows from more than 20 (in specific cases from more than 10) creditors.

In such case, the rate would amount to 35% of the gross interest payment to the debtholders. Weatherford-Switzerland, however, does not plan on entering into debt instruments which could subject it to Swiss withholding tax.

Consequences to Shareholders of Weatherford-Switzerland Subsequent to the Transaction

The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of Weatherford-Switzerland shares and the procedures for claiming a refund of withholding tax.

Swiss Income Tax on Dividends and Similar Distributions

A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of Weatherford-Switzerland shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “— Swiss Withholding Tax — Distributions to Shareholders.”

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes, which are levied by the cantons and the municipalities, unless the holder’s Weatherford-Switzerland shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder.

Swiss Capital Gains Tax upon Disposal of Weatherford-Switzerland Shares

A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder’s shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.

Swiss Withholding Tax — Distributions to Shareholders

A Swiss withholding tax of 35% is due on dividends and similar distributions to Weatherford-Switzerland shareholders from Weatherford-Switzerland, regardless of the place of residency of the shareholder (subject to the exceptions discussed under “— Exemption from Swiss Withholding Tax — Distributions to Shareholders” below). Weatherford-Switzerland will be required to withhold at the rate of 35% and remit on a net basis any payments made to a holder of Weatherford-Switzerland shares and pay such withheld amounts to the Swiss federal tax authorities. Please see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

Exemption from Swiss Withholding Tax — Distributions to Shareholders

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, distributions to shareholders of qualifying paid-in capital shall, as a matter of principle, be exempt from the Swiss withholding tax. The particulars of this general principle are, however, subject to regulations still to be promulgated by the competent Swiss authorities; it will further require that the current draft corporate law bill, which proposes an overhaul of certain aspects of Swiss corporate law, be modified in the upcoming legislative process to reflect the recent change in the tax law.

Upon completion of the Transaction, we expect Weatherford-Switzerland to have a par value and qualifying additional paid-in capital for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization of Weatherford-Bermuda immediately prior to the completion of the Transaction. Because of the exemption from Swiss withholding tax to the distribution of qualifying paid-in capital, which applies from January 1, 2011, we plan to seek a tax ruling from the Swiss tax authorities to confirm that the shares of Weatherford-Bermuda may be contributed at their fair market value and that the contribution value may be split between par value and qualifying paid-in capital as mentioned above. If the Swiss tax authorities do not agree, the contribution of the shares of Weatherford-Bermuda may have to be made at a lower value or part of the qualifying paid-in capital recorded as free distributable reserves. Accordingly, the amount of the nominal share capital that can be repatriated free of withholding tax and/or qualifying paid-in capital that can be repatriated free of withholding tax as of January 1, 2011, may be lower. Assuming (1) the Swiss tax authorities confirm that the contribution of the shares of Weatherford-Bermuda may be made at fair market value, (2) the Transaction became effective December 15, 2008, (3) a price of $10.31 per common share of Weatherford-Bermuda (which was the closing price of the Weatherford-Bermuda common shares reported on the New York Stock Exchange on December 15, 2008), (4) a par value of 1.16 Swiss francs per Weatherford-Switzerland share, (5) Capital of CHC 100,000 from the issuance of the Formation Shares and (6) a foreign exchange rate of 1.16 Swiss francs to $1.00 (the rate on December 15, 2008), the aggregate amount of par value and qualifying additional paid-in capital of Weatherford-Switzerland’s outstanding shares would be $      million, respectively, after the completion of the Transaction. Assuming the price of Weatherford-Bermuda’s common shares were $1.00 higher than the closing price on December 15, 2008, the aggregate amount of par value and qualifying additional paid-in capital would increase by $      million. Conversely, assuming the price of Weatherford-Bermuda’s common shares were $1.00 lower than the closing price on December 15, 2008, the aggregate amount of par value and qualifying additional paid-in capital would decrease by $      million. For each $1.00 that the price of Weatherford-Bermuda common shares is higher than $10.31 per share, the aggregate par value would remain unchanged and the aggregate qualifying additional paid-in capital would increase by $      million. Consequently, Weatherford-Switzerland expects that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how qualifying additional paid-in capital can be distributed under the Swiss Code of Obligations, which we refer to as the Swiss Code, as in effect as of the date of this proxy statement, see “Description of Weatherford-Switzerland Shares — Dividends.”

Repurchases of Shares

Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law (see above remarks under the section “— Exemption from Swiss Withholding Tax — Distributions to Shareholders”), the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. Weatherford-Switzerland would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the related amount of qualifying additional paid-in capital. Weatherford-Switzerland would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of Weatherford-Switzerland shares and pay the withholding tax to the Swiss federal tax authorities.

With respect to the refund of Swiss withholding tax from the repurchase of shares, see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.

In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX, carry out share repurchase programs through a “second trading line” on the SIX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on the second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX first trading line.

We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line. There is, however, a risk that the Swiss federal tax administration could nevertheless decide to levy the Swiss withholding tax on the repurchase of our shares if institutional investors or other parties able to benefit from the full Swiss withholding tax relief purchased our shares to resell them shortly to us.

The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, warrants, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax; provided that Weatherford-Switzerland does not exceed the maximum threshold of 10% of the registered share capital that it can repurchase as required by the Swiss Code of Obligations (see “Description of Weatherford-Switzerland Shares — Repurchases of Registered Shares” below) and the shares are resold within certain periods prescribed by Swiss law. See “Comparison of Rights of Shareholders” for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

Refund of Swiss Withholding Tax on Dividends and Other Distributions

Swiss Holders.  A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the Weatherford-Switzerland shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident’s income tax return, or in the case of an entity, includes the taxable income in such resident’s income statement.

Non-Swiss Holders.  If the shareholder that receives a distribution from Weatherford-Switzerland is not a Swiss tax resident, does not hold the Weatherford-Switzerland shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

As of January 1, 2008, Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with the following countries, whereby under certain circumstances all or a part of the above-mentioned withholding tax may be refunded:

Albania	Lithuania
Argentina	Luxembourg
Armenia	Macedonia
Azerbaijan	Malaysia
Australia	Mexico
Austria	Moldova
Belarus	Mongolia
Belgium	Montenegro
Bulgaria	Morocco
Canada	The Netherlands
Cote d’Ivoire	New Zealand
Croatia	Norway
Czech Republic	Pakistan
Denmark	People’s Republic of China
Ecuador	Philippines
Egypt	Poland
Estonia	Portugal
Finland	Romania
France	Russia
Germany	Serbia
Greece	Singapore
Hungary	Slovak Republic
Iceland	Slovenia
India	South Africa
Indonesia	Spain
Republic of Ireland	Sri Lanka
Israel	Sweden
Italy	Thailand
Jamaica	Trinidad and Tobago
Japan	Tunisia
Kazakhstan	Ukraine
Republic of Korea (South Korea)	United Kingdom
Kyrgyzstan	United States
Kuwait	Uzbekistan
Latvia	Venezuela
Vietnam

U.S. Holders.  The Swiss-U.S. Tax Treaty provides that, for U.S. residents eligible for benefits under the treaty, the Swiss withholding tax on dividends cannot exceed 15%. According to the Swiss federal ordinance to the treaty, Weatherford-Switzerland must levy the Swiss withholding tax at the statutory rate of 35% and the holders must apply for a refund of the portion exceeding the appropriate treaty ratio. Please refer to the discussion under “— U.S. Federal Income Tax Considerations — Material Tax Consequences to U.S. Holders — Receiving Distributions on Weatherford-Switzerland Shares” for applicability of U.S. foreign tax credits for any net withholding taxes paid.

As a general rule, the refund will be granted under the Swiss-U.S. Tax Treaty if the U.S. resident can show evidence of:

•	beneficial ownership;

•	U.S. tax residency; and

•	meeting the Swiss-U.S. Tax Treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland) no later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above or on the following website: http://www.estv.admin.ch/e/vst/dokumentation/form_ausland.htm. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

Stamp Duties in Relation to the Transfer of Weatherford-Switzerland Shares.  The purchase or sale of Weatherford-Switzerland shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Bermuda Tax Considerations

The Transaction will not result in any income tax consequences under Bermuda law to Weatherford-Bermuda, Weatherford-Switzerland or their shareholders.

DESCRIPTION OF WEATHERFORD-SWITZERLAND SHARES

The following description of Weatherford-Switzerland’s share capital is a summary. This summary is not complete and is subject to the complete text of Weatherford-Switzerland’s proposed articles of association and organizational regulations (the latter being analogous to bye-laws) attached as Annex E and Annex F, respectively, to this proxy statement. Except where otherwise indicated, the description below reflects Weatherford-Switzerland’s articles of association and organizational regulations as those documents will be in effect upon completion of the redomestication. We encourage you to read those documents carefully.

Capital Structure

Immediately after the redomestication, Weatherford-Switzerland will only have one class of shares outstanding, so all references to “voting rights” in this “Description of Weatherford-Switzerland Shares” will mean the voting rights of Weatherford-Switzerland’s registered shares, par value equivalent to US$1.00, or approximately 1.16 Swiss francs per share, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Weatherford-Switzerland’s registered shares, par value equivalent to US$1.00, or approximately 1.16 Swiss francs per share.

Issued Share Capital.  Immediately prior to the redomestication, the registered share capital of Weatherford-Switzerland will amount to 100,000 Swiss francs, comprised of 10.0 million registered shares with a par value of .01 Swiss francs per share. In the redomestication, Weatherford-Switzerland will issue one registered share for each Weatherford-Bermuda common share. Prior to such issuance, the registered shares with a par value of .01 Swiss francs per share will be consolidated into registered shares with a par value of equivalent to US$1.00, or approximately 1.16 Swiss francs per share. Weatherford-Switzerland will assume Weatherford-Bermuda’s existing obligation to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof. Upon completion of the redomestication, the registered share capital of Weatherford-Switzerland is expected to be approximately 845.4 million Swiss francs, comprised of approximately 728.8 million registered shares with a par value of equivalent to US$1.00, or approximately 1.16 Swiss francs per share, including 41.0 million treasury shares and the Formation Shares held by Weatherford-Bermuda.

Authorized Share Capital.  Immediately prior to the redomestication, Weatherford-Switzerland will not have any share capital authorized for future issuance. Upon completion of the redomestication, the board of directors will be authorized to issue new registered shares at any time during a two-year period and thereby increase the share capital, by a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 845.4 million Swiss francs, or approximately 728.8 million registered shares) without obtaining additional shareholder approval. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if new authorized capital is created to that effect by the shareholders.

The board of directors determines the time of the issuance, the issuance price, the manner in which the new registered shares have to be paid in, the date from which the new registered shares carry the right to dividends and the conditions for the exercise of the preferential subscription rights with respect to the issuance and the allotment of preferential subscription rights that are not exercised. The board of directors may allow preferential subscription rights that are not exercised to expire, or it may place such rights or registered shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Weatherford-Switzerland.

In an authorized capital increase, Weatherford-Switzerland shareholders would have preferential subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preferential subscription rights in certain circumstances as set forth in Weatherford-Switzerland’s articles of association. For further details on these circumstances, see “— Preferential Subscription Rights and Advance Subscription Rights.”

Conditional Share Capital.  Immediately prior to the redomestication, Weatherford-Switzerland will not have any conditional share capital. Upon completion of the redomestication, Weatherford-Switzerland’s articles of association will provide for a conditional share capital that will allow the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 728.8 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued:

•	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the company, one or more of its subsidiaries, or any of their respective predecessors; or

•	through the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to Weatherford-Switzerland or its subsidiaries.

The advance subscription rights and preferential subscription rights of shareholders shall be excluded in connection with the issuance of any shares or rights entitling their holders to receive or acquire any shares out of the company’s conditional capital as set forth in Weatherford-Switzerland’s articles of association. See “— Preferential Subscription Rights and Advance Subscription Rights” below.

Other Classes or Series of Shares.  The board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. The shareholders may create preferred shares with a relative majority of the votes cast at a general meeting.

Preferential Subscription Rights and Advance Subscription Rights

Under the Swiss Code, the prior approval of a general meeting of shareholders is required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will generally have preferential subscription rights in relation to such registered shares for authorized share capital and conditional share capital or advance subscription rights in relation to such rights for conditional share capital in proportion to the respective par values of their holdings.

If the general meeting of shareholders has approved the creation of authorized capital, it thereby delegates the decision whether to withdraw or limit the preferential subscription rights for cause to the board of directors. Weatherford-Switzerland’s articles of association provide for this delegation with respect to Weatherford-Switzerland’s authorized share capital in the circumstances described below under “— Authorized Share Capital.” Furthermore, the advance subscription rights and preferential subscription rights of shareholders shall be excluded in connection with the issuance of any shares or rights with respect to Weatherford-Switzerland’s conditional share capital in the circumstances described below under “— Conditional Share Capital.”

Authorized Share Capital.  The board of directors is authorized to withdraw or limit the preferential subscription rights with respect to the issuance of registered shares from the authorized capital for cause, in particular if:

•	the issue price of the new registered shares is determined by reference to the then-prevailing market conditions;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Weatherford-Switzerland;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of the company in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

•	for the participation in a benefit or other plan by directors, employees, contractors, consultants and other persons performing services for the benefit of Weatherford-Switzerland or any of its subsidiaries; or

•	if the shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

Conditional Share Capital.  In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Weatherford-Switzerland registered shares, the advance subscription rights and the preferential subscription rights of shareholders are excluded with respect to registered shares issued from Weatherford-Switzerland’s conditional share capital and to the relevant bond, note or other right issued by the company.

Dividends

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of Weatherford-Switzerland’s registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction. The “freely distributable reserves” of a Swiss corporation consist of the portion of its general reserves, other free reserves, retained earnings and current net profits which is in excess of its “restricted equity” (the concept of “restricted equity” covering primarily (1) the corporation’s share capital and (2) its general reserve up to an amount equal to one half of the share capital or 20% in case of holding companies). See “— Reduction of Share Capital” for more information. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). Weatherford-Switzerland may seek to reclassify part of its qualifying additional paid-in capital to freely distributable reserves, to the extent that it exceeds 50% of its share capital, as early as its first general meeting following completion of the redomestication. The affirmative vote of shareholders representing a relative majority of the votes cast at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Weatherford-Switzerland’s general reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Weatherford-Switzerland’s registered capital), then at least 5% of Weatherford-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Weatherford-Switzerland’s articles of association permit Weatherford-Switzerland to accrue additional general reserves. In addition, Weatherford-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Weatherford-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment. Weatherford-Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Weatherford-Switzerland and are allocated to the general reserves. For information about deduction of the withholding tax from dividend payments, see “Material Tax Considerations — Swiss Tax Considerations.”

Weatherford-Switzerland will be required under Swiss law to declare any dividends and other capital distributions in Swiss francs. Weatherford-Switzerland intends to make any dividend payments to holders of Weatherford-Switzerland shares in U.S. dollars, unless the holders provide notice to our transfer agent, American Stock Transfer & Trust Company, LLC, that they wish to receive dividend payments in Swiss francs. American Stock Transfer & Trust Company, LLC will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Repurchases of Registered Shares

The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Weatherford-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under “— Dividends.” The aggregate par value of all Weatherford-Switzerland registered shares held by Weatherford-Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Weatherford-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders representing a relative majority of the votes cast at the general meeting. Repurchased registered shares held by Weatherford-Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see “Material Tax Considerations — Swiss Tax Considerations.”

Reduction of Share Capital

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Weatherford-Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders representing a relative majority of the votes cast at the general meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders

The general meeting of shareholders is Weatherford-Switzerland’s supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

•	adoption and amendment of Weatherford-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	payments of dividends and any other distributions of capital to shareholders (excluding share repurchases below 10% of the registered share capital, to the extent that sufficient freely distributable reserves are available);

•	discharge of the members of the board of directors from liability for business conduct during the previous fiscal year; and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Weatherford-Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Under the Swiss Code and Weatherford-Switzerland’s articles of association, Weatherford-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce and sent to the shareholders of record at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

An extraordinary general meeting of Weatherford-Switzerland may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Under Weatherford-Switzerland’s articles of association, any shareholder satisfying the formal requirements of the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election.

Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, a request for inclusion of an item on the agenda or a nominee must be in writing and requested at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published or communicated may not be adjourned without publishing or communicating a new notice of meeting.

Weatherford-Switzerland’s annual report and auditor’s report must be made available for inspection by the shareholders at Weatherford-Switzerland’s place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

Each Weatherford-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Weatherford-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Weatherford-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Weatherford-Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Pursuant to Weatherford-Switzerland’s articles of association, the shareholders generally take resolutions and decide elections upon a relative majority of the votes cast at the general meeting of shareholders (broker non — votes, abstentions and blank and invalid ballots and withdrawals shall be disregarded), unless otherwise provided by law or Weatherford-Switzerland’s articles of association. If the number of directors nominated for election is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors. Weatherford-Switzerland’s articles of association do not provide for cumulative voting for election of directors.

The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

The Swiss Code and/or Weatherford-Switzerland’s articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

•	the amendment to or the modification of the purpose of Weatherford-Switzerland;

•	the creation or cancellation of shares with privileged voting rights;

•	the restriction on the transferability of shares and any amendment in relation thereto;

•	the restriction on the exercise of the right to vote and any amendment in relation thereto;

•	an authorized or conditional increase in the nominal share capital;

•	an increase in the nominal share capital through (1) the conversion of capital surplus, (2) a contribution in kind for an acquisition of assets, or (3) a grant of special privileges;

•	the limitation or withdrawal of preferential subscription rights or advance subscription rights;

•	a change in the place of incorporation of Weatherford-Switzerland;

•	the conversion of registered shares into bearer shares and vice versa;

•	the dissolution of Weatherford-Switzerland; and

•	the removal of a member of the board of directors.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by Weatherford-Switzerland. See “— Appraisal Rights and Compulsory Acquisitions.”

Quorum for General Meetings

The presence of shareholders, in person or by proxy, holding at least two thirds of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of the following business:

•	the adoption of a resolution with respect to the removal of a serving director; and

•	the adoption of a resolution to amend Article 21 — which sets forth the quorum at a general meeting required for certain matters, Articles 18 and 20 — which set forth the level of shareholder approval required for certain matters, Article 23 — which sets forth the term of office of a director and Article 24 — which sets forth the organization and remuneration of the board of directors.

The presence of shareholders, in person or by proxy, holding at least one-third of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of any other business.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to seek information from the board of directors with regard to the information in the share register concerning his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Weatherford-Switzerland.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Weatherford-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Weatherford-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least 2 million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can credibly establish that the board of directors, any member of the board or an officer of Weatherford-Switzerland infringed the law or Weatherford-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Weatherford-Switzerland and only in exceptional cases to the petitioners.

Appraisal Rights and Compulsory Acquisitions

Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Weatherford-Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Weatherford-Switzerland may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Anti-Takeover Provisions

Weatherford-Switzerland’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Weatherford-Switzerland’s articles of association.

Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Weatherford-Switzerland’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the voting rights and the absolute majority of the registered shares represented at that meeting as well as a quorum of at least two-thirds of the registered shares recorded in Weatherford-Switzerland’s share register.

Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Upon completion of the redomestication, Weatherford-Switzerland’s articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares up to 50% of the share capital registered in the commercial register and to limit or withdraw the preferential subscription rights of the existing shareholders for a proper cause.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preferential Subscription Rights and Advance Subscription Rights” “— General Meetings of Shareholders” and “— Voting” above, see “Comparison of Rights of Shareholders — Other Anti-Takeover Measures” below.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Weatherford-Switzerland is Weatherford International Ltd. Weatherford-Switzerland was initially formed, and its articles of association registered on November 26, 2008. Weatherford-Switzerland is incorporated and domiciled in Zug, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Weatherford-Switzerland is recorded in the Commercial Register of the Canton of Zug with the registration number CH-170.3.032 888-3. Weatherford-Switzerland’s fiscal year is the calendar year.

The address of Weatherford-Switzerland’s registered office is Weatherford International Ltd., Alpenstrasse 15, 6300 Zug, Switzerland, and the telephone number at that address is +41-41-729-4242.

Corporate Purpose

Currently, Weatherford-Switzerland is a subsidiary of Weatherford-Bermuda, and its business purpose is to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities. Upon completion of the redomestication, Weatherford-Switzerland will become the new holding company of Weatherford-Bermuda and its subsidiaries. Weatherford-Switzerland’s amended business purpose will be to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities. Weatherford-Switzerland may also acquire, administer and transfer patents, trademarks and technical and industrial know-how as well as real estate assets, and engage in any commercial, financial or other activities which are directly or indirectly related to these purposes. Weatherford-Switzerland may also participate in the financing, including by providing of guarantees and sureties, of affiliates of the company.

Duration; Dissolution; Rights upon Liquidation

Weatherford-Switzerland’s duration is unlimited. Weatherford-Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if Weatherford-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Weatherford-Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Certificated and Uncertificated Shares

Weatherford-Switzerland is authorized to issue registered shares in certificated or uncertificated form.

Stock Exchange Listing

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

No Sinking Fund

The registered shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The registered shares to be issued in the redomestication will be duly and validly issued and fully paid.

No Redemption and Conversion

The registered shares are not convertible into shares of any other class or series or subject to redemption either by Weatherford-Switzerland or the holder of the shares.

Transfer and Registration of Shares

Weatherford-Switzerland has not imposed any restrictions applicable to the transfer of Weatherford-Switzerland registered shares. Weatherford-Switzerland’s share register will initially be kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of Weatherford-Switzerland shares. Swiss law does not recognize fractional share interests.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of Weatherford-Bermuda are governed by Bermuda law and Weatherford-Bermuda’s memorandum of association and bye-laws. After the redomestication, you will become a shareholder of Weatherford-Switzerland, and your rights will be governed by Swiss law and Weatherford-Switzerland’s articles of association and organizational regulations (the latter being analogous to bye-laws).

Many of the principal attributes of Weatherford-Bermuda’s common shares and Weatherford-Switzerland’s registered shares will be similar. However, there are differences between your rights under Swiss law and under Bermuda law. In addition, there are differences between Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s articles of association and organizational regulations. The following discussion is a summary of material changes in your rights resulting from the redomestication. This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s articles of association and organizational regulations. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Swiss Code of Obligations, in particular articles 620 through 763 of the Swiss Code, and Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets, which we refer to as the Merger Act, the Companies Act 1981, as amended, of Bermuda, which we refer to as the Companies Act, Weatherford-Bermuda’s memorandum of association and bye-laws and Weatherford-Switzerland’s articles of association and organizational regulations. We encourage you to read those laws and documents. Weatherford-Switzerland’s proposed articles of association and organizational regulations are attached to this proxy statement as Annex E and Annex F, respectively. For information as to how you can obtain Weatherford-Bermuda’s memorandum of association and bye-laws, see “Where You Can Find More Information.”

Capitalization

Weatherford-Bermuda.  The authorized share capital of Weatherford-Bermuda is comprised of 1,000,000,000 common shares, par value $1.00 per share, and 10,000,000 undesignated preference shares, par value $1.00 per share. The board of directors of Weatherford-Bermuda may authorize the issuance of additional shares up to the amount of the authorized capital without obtaining additional shareholder approval.

Weatherford-Switzerland.  Upon completion of the redomestication, the registered share capital of Weatherford-Switzerland is expected to be approximately 845.4 million Swiss francs, comprised of approximately 728.8 million registered shares with a par value of approximately 1.16 Swiss francs per share. Shares with increased voting powers may only be issued with the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Preferred shares may only be issued with the approval of a relative majority of the votes cast at a general meeting. Immediately after the redomestication, Weatherford-Switzerland will only have one class of shares outstanding, so all references to “voting rights” in this “Comparison of Rights of Shareholders” will mean the voting rights of Weatherford-Switzerland’s registered shares, par value equivalent to US $1.00, or approximately 1.16 Swiss francs, per share, unless another class of shares is subsequently created. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Weatherford-Switzerland’s registered shares, par value equivalent to US $1.00, or approximately 1.16 Swiss francs, per share.

Immediately prior to the redomestication, Weatherford-Switzerland will not have any share capital authorized for future issuance. Upon completion of the redomestication, the board of directors will be authorized to issue new registered shares at any time during a two-year period and thereby increase the share capital, without additional shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which is expected to be approximately 845.4 million Swiss francs, or approximately 728.8 million registered shares. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if new authorized capital is created to that effect by the shareholders.

In an authorized capital increase, Weatherford-Switzerland shareholders would have preferential subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preferential subscription rights in certain circumstances as set forth in Weatherford-Switzerland’s articles of association. For further details on these circumstances, see “— Preferential Subscription Rights and Advance Subscription Rights.”

Immediately prior to the redomestication, Weatherford-Switzerland will not have any conditional share capital. Upon completion of the redomestication, Weatherford-Switzerland’s articles of association will provide for a conditional capital that will allow the board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 728.8 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued:

•	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the company, one or more of its subsidiaries, or any of their respective predecessors; or

•	through the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to Weatherford-Switzerland or its subsidiaries.

The preferential subscription rights and advance subscription rights of shareholders is excluded in connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Weatherford-Switzerland registered shares. See “— Preferential Subscription Rights and Advance Subscription Rights” below.

Preferential Subscription Rights and Advance Subscription Rights

Weatherford-Bermuda.  Holders of Weatherford-Bermuda common shares have no preemptive or preferential right to purchase any securities of Weatherford-Bermuda. As a result, as described below under “— Other Anti-Takeover Measures,” the board of directors may authorize the issuance of securities that could discourage a takeover or other transaction without offering the securities to each holder of Weatherford-Bermuda common shares.

Weatherford-Switzerland.  Under the Swiss Code, the prior approval of a general meeting of shareholders is required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will generally have preferential subscription rights in relation to such registered shares for authorized share capital and conditional share capital or advance subscription rights in relation to such rights for conditional share capital in proportion to the respective par values of their holdings.

The board of directors is authorized to withdraw or limit the preferential subscription rights with respect to the issuance of registered shares from the authorized capital for cause, including if:

•	the issue price of the new registered shares is determined by reference to the then-prevailing market conditions;

•	the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans of Weatherford-Switzerland;

•	the registered shares are issued in connection with the intended broadening of the shareholder constituency of the company in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares on domestic or foreign stock exchanges;

•	in connection with a placement or sale of registered shares, the grant of an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

•	for the participation in a benefit or other plan by directors, employees, contractors, consultants and other persons performing services for the benefit of Weatherford-Switzerland or any of its subsidiaries; or

•	if the shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Weatherford-Switzerland registered shares, the advance subscription rights and the preferential subscription rights of shareholders are excluded with respect to registered shares issued from Weatherford-Switzerland’s conditional share capital and to the relevant bond, note or other right issued by the company.

Distributions and Dividends; Repurchases and Redemptions

Weatherford-Bermuda.  Weatherford-Bermuda is not required to present proposed dividends to its shareholders for approval or adoption. However, the board of directors is prohibited from declaring or paying dividends, or making distributions out of contributed surplus, if there are reasonable grounds for believing that:

•	the company is, or would after the payment be, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts.

Pursuant to Weatherford-Bermuda’s bye-laws, its board of directors may exercise its powers to purchase all or any part of its own shares pursuant to the Companies Act. Any issued shares may be purchased by Weatherford-Bermuda, to the extent not prohibited by applicable law, by action of the board. Upon purchase by Weatherford-Bermuda, such shares will be cancelled.

Weatherford-Switzerland.  Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of Weatherford-Switzerland’s registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction, as described below. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). Weatherford-Switzerland may seek to reclassify its qualifying additional paid-in capital to freely distributable reserves as early as its first general meeting following completion of the redomestication. The affirmative vote of shareholders representing a relative majority of the votes cast at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Weatherford-Switzerland’s general reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Weatherford-Switzerland’s registered capital), then at least 5% of Weatherford-Switzerland’s annual profit must be retained as general reserves. The Swiss Code and Weatherford-Switzerland’s articles of association permit Weatherford-Switzerland to accrue additional general reserves. In addition, Weatherford-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Weatherford-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment. Weatherford-Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Weatherford-Switzerland and are allocated to the general reserves. For information about deduction of the withholding tax from dividend payments, see “Material Tax Considerations — Swiss Tax Considerations.”

The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Weatherford-Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all Weatherford-Switzerland registered shares held by Weatherford-Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Weatherford-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders representing a relative majority of the votes cast at the general meeting. Repurchased registered shares held by Weatherford-Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax and share repurchases, see “Material Tax Considerations — Swiss Tax Considerations.”

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Weatherford-Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders representing a relative majority of the votes cast at the general meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

Weatherford-Switzerland will be required under Swiss law to declare any dividends and other capital distributions in Swiss francs. Weatherford-Switzerland intends to make any dividend payments to holders of Weatherford-Switzerland shares in U.S. dollars, unless the holders provide notice to our transfer agent, American Stock Transfer & Trust Company, LLC, that they wish to receive dividend payments in Swiss francs. American Stock Transfer & Trust Company, LLC will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Shareholder Approval of Business Combinations

Weatherford-Bermuda.  The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at a meeting is required to approve the amalgamation agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company.

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Weatherford-Bermuda’s bye-laws contain provisions regarding “Business Combinations,” which include amalgamations, mergers, consolidations and similar transactions involving us. Pursuant to our bye-laws, Weatherford-Bermuda can not engage in a Business Combination unless the Business Combination has been approved by our board of directors and by a resolution of the holders of a majority of the shares entitled to vote on the resolution.

Weatherford-Switzerland.  Business Combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting Rights.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Weatherford-Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation. For more information, see “— Appraisal Rights and Compulsory Acquisitions.”

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Weatherford-Switzerland may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Other Anti-Takeover Measures

Weatherford-Bermuda.  Weatherford-Bermuda does not have a shareholder rights plan, but the ability to adopt a shareholder rights plan has been upheld by Bermuda courts. In addition, the board of directors of Weatherford-Bermuda is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this proxy statement.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preferential Subscription Rights and Advance Subscription Rights,” see “— Special Meetings of Shareholders,” “— Election of Directors; Terms of Directors,” “— Removal of Directors,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Weatherford-Switzerland.  Weatherford-Switzerland does not have a shareholder rights plan. Rights plans generally discriminate in the treatment of shareholders by imposing restrictions on any shareholder who exceeds a level of ownership interest without the approval of the board of directors. Anti-takeover measures such as rights plans that are implemented by the board of directors would be restricted under Swiss corporate law by the principle of equal treatment of shareholders and the general rule that new shares may only be issued based on a shareholders’ resolution. However, upon completion of the redomestication, Weatherford-Switzerland’s articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares of up to 50% of the share capital registered in the commercial register and to limit or withdraw the preferential subscription rights of the existing shareholders for a proper cause.

For other provisions that could be considered to have an anti-takeover effect, in addition to “— Preferential Subscription Rights and Advance Subscription Rights,” see “— Special Meetings of Shareholders,” “— Election of Directors; Terms of Directors,” “— Removal of Directors,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Appraisal Rights and Compulsory Acquisitions

Weatherford-Bermuda.  Under Bermuda law in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for such shareholder’s shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares. In addition, if the holders of 95% or more of a Bermuda company’s shares, or a class thereof, seek to compulsorily acquire the shares of the remaining minority shareholders, a minority shareholder may apply to a Bermuda court to appraise the fair value of its shares.

Weatherford-Switzerland.  For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation.

Election of Directors; Terms of Directors

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that the board will consist of no less than three nor more than 18 directors. The board has the power to set the exact number of directors within that range. The board currently has seven directors.

With respect to the election of directors, each holder of common shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. Weatherford-Bermuda’s bye-laws do not provide for cumulative voting in the election of directors.

Weatherford-Bermuda’s bye-laws provide that directors may be elected at a general meeting by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting.

Weatherford-Switzerland.  Weatherford-Switzerland’s articles of association provide for the same range in the number of directors as Weatherford-Bermuda. Upon completion of the redomestication, Weatherford-Switzerland will have the same directors as Weatherford-Bermuda. The board has the power to set the exact number of directors within the range, subject to election of the directors by the general meeting of shareholders.

With respect to the election of directors, each holder of registered shares entitled to vote at the general meeting has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. If the number of directors nominated for election is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors. Weatherford-Switzerland’s articles of association do not provide for cumulative voting for election of directors.

Under the Swiss Code, board members may at any time, with or without cause and with immediate effect, resign from office.

Vacancies on Board of Directors

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that a vacancy or a newly created directorship may be filled by the decision of a majority of the remaining directors.

Weatherford-Switzerland.  The Swiss Code provides that a vacancy or a newly created directorship as proposed by Weatherford-Switzerland’s board of directors may only be filled upon approval by shareholders at a general meeting.

Removal of Directors

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that a director may be removed, only with cause, by the shareholders, provided notice is given to the director of the shareholders’ meeting convened for the purpose of removing the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Weatherford-Switzerland.  Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Weatherford-Switzerland’s articles of association. Weatherford-Switzerland’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the voting rights and the absolute majority of the par value of the registered shares represented at that meeting as well as a quorum of at least two thirds of the registered shares recorded in the share register of the company.

Duties of the Board of Directors

Weatherford-Bermuda.  Bermuda law does not impose an all-embracing code of conduct on directors. Many of the duties and obligations of a director are statutory, while others are found only in common law. The Companies Act requires a director, in the exercise of his powers and in the discharge of his duties to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, at common law a director owes two types of duty to the company: fiduciary duties and a duty of skill and care. The fiduciary duties include a duty to act in good faith, a duty to exercise powers for a proper purpose, a duty not to put himself in a position where he has a conflict of interest and a duty not to profit from any opportunities that result from the directorship (unless the bye-laws provide otherwise). The duty of skill and care requires that a director exercise the skill that may reasonably be expected from a person of like knowledge and experience and display the reasonable care that an ordinary person would be expected to take in the same circumstances on his own behalf.

Weatherford-Switzerland.  A director of a Swiss company is bound to performance standards as specified in the Swiss Code. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily objective: a director is required to apply the care a reasonable person would apply under the same circumstances. To some extent, particular skills and functions of a board member may be taken into consideration. The members of the board of directors of Weatherford-Switzerland are liable to Weatherford-Switzerland, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties.

To the extent that the Swiss Code allows the delegation by the board of directors to executive management, and such delegation is actually made by virtue of Weatherford-Switzerland’s organizational regulations, the responsibility of the board of directors is limited to the due election, instruction and supervision of the executive management.

The members of the board of directors, officers and other persons authorized by the board of directors to represent Weatherford-Switzerland have joint signature powers, as determined from time to time by the board of directors.

Indemnification of Directors and Officers; Insurance

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that the company’s directors and officers will be indemnified against all actions, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or in their respective offices, provided that this indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of such persons. The bye-laws also provide that, subject to the Companies Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to the bye-laws will be paid by Weatherford-Bermuda in advance of the final disposition of such action if the indemnified party undertakes to repay such amount in the event it is ultimately determined that the indemnified party was not entitled to be indemnified.

Under the Companies Act, any indemnification of a director or officer against liability for his fraud or dishonesty shall be void (unless a court grants relief pursuant to section 281 of the Companies Act).

Under Weatherford-Bermuda’s bye-laws, each shareholder waives any claim, whether on his behalf or on behalf of the company, against any director or officer for any action taken by the director or officer, or the failure of the director or officer to take any action in the performance of his duties, provided that this waiver does not extend to any matter involving any fraud or dishonesty on the part of the director or officer.

The indemnification provided for in the bye-laws is not exclusive of other rights to which a director or officer may be entitled, including rights provided pursuant to the memorandum of association, bye-laws, any agreement, any insurance purchased by Weatherford-Bermuda, vote of shareholders, or otherwise, provided that indemnification does not extend to fraud and dishonesty.

Weatherford-Switzerland.  We believe, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that under Swiss law the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Weatherford-Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Weatherford-Switzerland to the fullest extent allowed by law. Under Weatherford-Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Weatherford-Switzerland may obtain such insurance from one or more third party insurers or captive insurance companies. Weatherford-Switzerland also plans to enter into indemnification agreements with each of its directors and executive officers upon the completion of the redomestication that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements will be substantially similar to the agreements our officers and directors currently have in place with Weatherford-Bermuda. The agreements will provide that Weatherford-Switzerland will indemnify each such director and executive officer, except in case of gross negligence or willful intent. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors of Weatherford-Switzerland or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the board or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Weatherford-Switzerland has the burden of proof in seeking to overcome such presumption. If the board or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under his agreement.

Limitation on Director Liability

Weatherford-Bermuda.  In addition to the indemnification discussed above under “— Indemnification of Directors and Officers; Insurance,” unless a director is fraudulent or dishonest, his liability for damages will be proportionate to the extent to which he caused or contributed to the loss, as determined by the court.

Weatherford-Switzerland.  Swiss law does not permit a company to exempt any member of its board of directors from any liability for damages suffered by the company, the shareholders or the company’s creditors caused by intentional or negligent violation of that director’s duties. However, the general meeting of shareholders may pass a resolution discharging the members of the board of directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution. The right to claim damages on behalf of the company for shareholders who do not consent to the release expires six months after the shareholders pass a resolution approving the release.

Directors’ Conflicts of Interest

Weatherford-Bermuda.  As a matter of the common law applied in Bermuda, the director of a Bermuda company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party. Pursuant to the Companies Act, if a director is interested in a material contract or a proposed material contract with the company or any of its subsidiaries, or has a material interest in any party to such a contract or proposed contract, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty to avoid conflicting interests extends to contracts with the company, the use of information or opportunities that come to him by virtue of his directorship and actions competing with the company.

A director shall be at liberty to vote in respect of any contract or arrangement in which he is so interested, provided the nature of the interest of the director in any such contract or arrangement is disclosed by him as required by the Companies Act prior to any vote on the matter (unless disqualified by the chairman of the meeting).

Weatherford-Switzerland.  Swiss law does not have a general provision on conflicts of interest. However, under the Swiss Code a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. This requirement generally disqualifies a director from participating in decisions directly affecting him. Breach of these principles may also entail personal liability of the directors to the company. In addition, the Swiss Code requires a director to return to the company payments made to a director if such payments are not made on an arm’s length basis or if the recipient of the payment was acting in bad faith.

Shareholders’ Suits

Weatherford-Bermuda.  Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to a Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.

Weatherford-Switzerland.  Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.

Shareholders who suffer a direct loss due to an intentional or grossly negligent breach of a director’s or senior officer’s duties may sue in their personal capacity for monetary compensation.

Shareholder Consent to Action Without Meeting

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that shareholders may take action by written consent provided that it obtains 100% shareholder consent required.

Weatherford-Switzerland.  Under Swiss corporate law, shareholders are not permitted to act by written consent in lieu of a general meeting of shareholders.

Annual Meetings of Shareholders

Weatherford-Bermuda.  Under Weatherford-Bermuda’s bye-laws, a general meeting of shareholders is required to be held at least annually. Weatherford-Bermuda’s bye-laws provide that at the annual meeting elections will be held for directors and such other business may be transacted as may properly be brought before such meeting. The annual meeting may be held anywhere.

Weatherford-Switzerland.  Under the Swiss Code and Weatherford-Switzerland’s articles of association, Weatherford-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce and sent to the shareholders of record at least 20 calendar days prior to the relevant general meeting of shareholders. Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

Special Meetings of Shareholders

Weatherford-Bermuda.  Under Weatherford-Bermuda’s bye-laws, a special general meeting of Weatherford-Bermuda may be called by the chairman or the board of directors, and at least 10 days notice of such meeting is required.

Weatherford-Switzerland.  An extraordinary general meeting of Weatherford-Switzerland may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures. Any shareholder satisfying the formal requirements set out in the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. See “— Director Nominations; Proposals of Shareholders” for more information.

Director Nominations; Proposals of Shareholders

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the Secretary of Weatherford-Bermuda accompanied by certain background and other information specified in the bye-laws. Written notice of a shareholder’s intention to make such nominations must be received by the Secretary at Weatherford-Bermuda’s principal executive offices and its registered office in Bermuda (1) in connection with any annual general meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, provided that in the event that the annual general meeting is called for a date that is not within 60 days before or after such anniversary date, not later than the 7th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first, and (2) in connection with a special general meeting, not later than the 7th day following the day on which such notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever occurs first.

In order for a shareholder to bring other business before an annual general meeting of shareholders, timely notice must be received by the Secretary of Weatherford-Bermuda within the time limits described above. The notice must include a description of the proposed item and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in Weatherford-Bermuda’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities Exchange Commission relating to the exercise of discretionary voting authority. These time limits are separate from those which apply to the shareholder requisition rights under the Companies Act.

Weatherford-Switzerland.  Under Weatherford-Switzerland’s articles of association, any shareholder satisfying the formal requirements set out in the Swiss Code may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, a request for inclusion of an item on the agenda or a nominee must be in writing and requested at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Adjournment of Shareholder Meetings

Weatherford-Bermuda.  Weatherford-Bermuda’s bye-laws provide that the chairman of any general meeting at which a quorum is present may, with the consent of a majority of the shareholders present and entitled to vote at the meeting (and shall if directed by such majority), adjourn the meeting. The chairman may also adjourn the meeting without such consent or direction if it appears to the chairman that:

•	it is likely to be impracticable to hold or continue that meeting because of the number of shareholders wishing to attend who are not present;

•	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

•	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each shareholder.

Weatherford-Switzerland.  Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published or communicated may not be adjourned without publishing or communicating a new notice of meeting.

Voting Rights

Weatherford-Bermuda.  Under Bermuda law, a company’s bye-laws can make provision for a specific majority in voting on a particular matter at shareholder meetings, but, in the absence of such a provision, the general rule is that any matter proposed for consideration by the meeting is decided by a simple majority of votes cast. There are, however, certain matters in respect of which the Companies Act provides that another specified majority is required. These include the following:

•	the re-registration of a limited liability company as an unlimited liability company must be approved by all shareholders;

•	the variation of the rights of a particular class of shares must be approved by the written consent of 75% of the issued shares of that class or by a resolution passed by a simple majority of votes cast at a separate general meeting of the holders of the shares of that class, at which meeting the quorum is one-third of the issued shares of that class (unless the bye-laws otherwise provide);

•	an amalgamation (other than with certain affiliated companies) requires the approval of 75% of those voting at a meeting at which the quorum is at least two persons holding or representing by proxy more than one-third of the issued shares;

•	a scheme of arrangement or a compromise between a company and its shareholders requires the approval of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting;

•	the removal of a company’s auditor requires the approval of at least two-thirds of the votes cast;

•	a loan by a company to one of its directors or to a director of its own holding company, or a guarantee or security in connection with such a loan, requires the approval of at least 90% of the total voting rights of all shareholders.

Weatherford-Switzerland.  Each Weatherford-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Weatherford-Switzerland’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Weatherford-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Weatherford-Switzerland or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Pursuant to the Swiss Code, registered shareholders have the exclusive right to determine the following matters:

•	adoption and amendment of Weatherford-Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	payments of dividends and any other distributions of capital to shareholders (excluding share repurchases below 10% of the registered share capital);

•	discharge of the members of the board of directors from liability for previous business conduct to the extent such conduct is known to the shareholders; and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Weatherford-Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Pursuant to Weatherford-Switzerland’s articles of association, the shareholders generally take resolutions and decide elections of directors upon the relative majority of the votes cast at the general meeting of shareholders (broker non-votes, abstentions, withdrawals and blank and invalid ballots shall be disregarded), unless otherwise provided by law or Weatherford-Switzerland’s articles of association. See “— Election of Directors; Terms of Directors” for a discussion of voting for the election of directors. The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

The Swiss Code and/or Weatherford-Switzerland’s articles of association require the affirmative vote of at least two-thirds of the voting rights and an absolute majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

•	the amendment to or the modification of the purpose of Weatherford-Switzerland;

•	the creation or cancellation of shares with privileged voting rights;

•	the restriction on the transferability of shares and any amendment in relation thereto;

•	the restriction on the exercise of the right to vote and any amendment in relation thereto;

•	an authorized or conditional increase in the nominal share capital;

•	an increase in the nominal share capital through (1) the conversion of capital surplus, (2) a contribution in kind or in exchange for an acquisition of assets, or (3) a grant of special privileges;

•	the limitation or withdrawal of preferential subscription rights and advance subscription rights;

•	a change in the place of incorporation of Weatherford-Switzerland;

•	the conversion of registered shares into bearer shares and vice versa;

•	the dissolution of Weatherford-Switzerland; and

•	the removal of a member of the board of directors.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by Weatherford-Switzerland. See “— Appraisal Rights and Compulsory Acquisitions” and “— Shareholder Approval of Business Combinations.”

Amendment of Governing Documents

Weatherford-Bermuda.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Under Bermuda law, the holders an aggregate of not less than 20% in par value of the company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Weatherford-Bermuda’s bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of Weatherford-Bermuda’s board of directors and by a resolution of the shareholders. In the case of the bye-law setting out the amendment or repeal of the majority necessary to approve a business combination, any rescission, alteration or amendment must be approved by a resolution of the shareholders holding a majority of the shares entitled to vote on such business combination.

Weatherford-Switzerland.  Under the Swiss Code and Weatherford-Switzerland’s articles of association, Weatherford-Switzerland’s articles of association may only be amended by a resolution of its shareholders at a general meeting. See “— Voting Rights.” Weatherford-Switzerland’s board of directors may not effect amendments to Weatherford-Switzerland’s articles of association on its own, other than to reflect an increase in registered share capital after an issuance of shares out of authorized share capital or conditional share capital. Under Weatherford-Switzerland’s articles of association, the board of directors may pass and amend organizational regulations. Under Swiss law, shareholders may not pass or amend organizational regulations but may pass resolutions amending the articles of association to effectively supersede provisions in the organizational regulations.

Quorum Requirements

Weatherford-Bermuda.  Two or more persons present in person at the beginning of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares throughout the meeting constitutes a quorum. At any meeting duly called, a majority in number of those present at the meeting may direct the chairman to adjourn the meeting if a quorum is present, and if not present, the meeting shall be adjourned.

Weatherford-Switzerland.  The presence of shareholders, in person or by proxy, holding at least two thirds of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of the following business:

•	the adoption of a resolution with respect to the removal of a serving director; and

•	the adoption of a resolution to amend Article 21 — which sets forth the quorum at a general meeting required for certain matters, Articles 18 and 20 — which set forth the level of shareholder approval required for certain matters, Article 23 — which sets forth the term of office of a director and Article 24 — which sets forth the organization and remuneration of the board of directors.

The presence of shareholders, in person or by proxy, holding at least one-third of the registered shares recorded in Weatherford-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of any other business.

Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records; Special Investigation

Weatherford-Bermuda.  Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association and registered charges. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Weatherford-Switzerland.  Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Weatherford-Switzerland.

In addition, if the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Weatherford-Switzerland or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at Weatherford-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can credibly establish that the board of directors, any member of the board or an officer of Weatherford-Switzerland infringed the law or Weatherford-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Weatherford-Switzerland and only in exceptional cases to the petitioners.

Transfer and Registration of Shares

Weatherford-Bermuda.  Under Weatherford-Bermuda’s bye-laws, its board may in its absolute discretion refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained. If the board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with Weatherford-Bermuda, send to the transferor and transferee notice of the refusal. Weatherford-Bermuda’s bye-laws also expressly provide for the issuance of fractional shares.

Weatherford-Switzerland.  No restrictions apply to the transfer of Weatherford-Switzerland registered shares. Weatherford-Switzerland’s share register will initially be kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of Weatherford-Switzerland shares. Swiss law does not recognize fractional share interests.

Rights upon Liquidation

Weatherford-Bermuda.  In the event of Weatherford-Bermuda’s liquidation, dissolution or winding up, the holders of its common shares are entitled to share equally and ratably in Weatherford-Bermuda’s assets, if any, remaining after the payment of all of Weatherford-Bermuda’s debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Weatherford-Switzerland.  Weatherford-Switzerland’s duration is unlimited. Weatherford-Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if Weatherford-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Weatherford-Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Enforcement of Civil Liabilities Against Foreign Persons

Weatherford-Bermuda.  The rights of shareholders of a Bermuda company are governed by Bermuda law and the company’s memorandum of association and bye-laws. If some of the company’s directors are not residents of the United States, or a substantial portion of its assets are located outside the United States, it may be difficult to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against the company or those directors based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against a Bermuda company’s directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against a Bermuda company’s directors or officers under the securities laws of other jurisdictions.

Weatherford-Switzerland.  Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	no reason for refusal in the sense of Article 27 Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, legal precedent and similar requirements.

THE SHAREHOLDERS MEETING

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our board of directors for use at the shareholders meeting to consider the Scheme of Arrangement and any adjournment or postponement of that meeting.

Time, Place and Date

The shareholders meeting will be held on          , 2009 at 9:00 a.m., local time, at 515 Post Oak Blvd., Room 604, Houston, Texas.

Purpose of the Meeting

At the meeting, Weatherford-Bermuda’s board of directors will ask the shareholders to vote to approve:

1. the Scheme of Arrangement attached as Annex B to this proxy statement, pursuant to which each shareholder of Weatherford-Bermuda will transfer all of their common shares to Weatherford-Switzerland solely in exchange for (through the Nominee on behalf and for the account of the shareholders) the same number of shares of Weatherford-Switzerland;

2. a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement; and

3. any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE PROPOSALS.

Record Date; Voting Rights; Quorum; Vote Required for Approval

The board has fixed the close of business on December 15, 2008 as the record date for the shareholders meeting. Only holders of record of Weatherford-Bermuda common shares on the record date are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. You will not be the holder of record of shares that you hold in “street name.” Instead, your bank, broker or other nominee will be the holder of record of such shares. On the record date, approximately 728.7 million Weatherford-Bermuda common shares were issued and entitled to be voted at the meeting, including 41.0 million shares held by subsidiaries of Weatherford-Bermuda. Although shares held by our subsidiaries may be counted for purposes of determining whether a quorum is present, we abstain from voting these shares.

Each Weatherford-Bermuda common share entitles the holder to one vote on each proposal. Two persons or more present in person at the start of the meeting representing a majority of the total issued and outstanding voting shares of Weatherford-Bermuda throughout the meeting constitutes a quorum for a meeting of shareholders under Bermuda law. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the meeting.

Assuming the presence of a quorum at the meeting, the Scheme of Arrangement (Proposal 1) must be approved by the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting, and the adjournment proposal (Proposal 2) requires the affirmative vote of holders of Weatherford-Bermuda common shares representing at least a majority of shares voted on the matter.

Our directors and executive officers have indicated that they intend to vote their shares in favor of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned approximately 1.8 percent of the issued and outstanding Weatherford-Bermuda common shares.

No Appraisal Rights

Under Bermuda law, none of the shareholders of Weatherford-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the redomestication.

Proxies

A proxy card is being sent to each shareholder as of the record date for the meeting. If you are a record shareholder, you may authorize the persons named on the proxy card to vote your shares according to your instructions by completing, signing and returning your proxy card. You may also authorize the persons named on the proxy card to vote your shares via the Internet at the Internet address of www.voteproxy.com, or telephonically by calling 1-800-PROXIES (1-800-776-9437). Please have your proxy card available if you decide to appoint a proxy by the Internet or by telephone because the proxy card contains more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. New York time on          , 2009. If you give your proxy by the Internet or telephone, please do not mail your proxy card. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee

If you have timely submitted properly executed a proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted properly executed a proxy card or appointed a proxy by telephone or on the Internet and have not clearly indicated your votes, your shares will be voted “FOR” the proposals. If any other matters properly come before the meeting, the persons named in the proxy card or appointed by telephone or on the Internet will vote the shares represented by all properly executed/submitted proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

You may abstain on any or all of the proposals by marking “ABSTAIN” with respect to any or all of the proposals.

Under NYSE rules, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” Each of Proposal 1 and Proposal 2 is a non-routine matter under NYSE rules.

An abstention or broker non-vote on any of the proposals has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will have no effect when determining whether any proposal has received the required approval of shareholders, but will be counted as present for purposes of determining whether there is a quorum at the meeting.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to our Secretary;

•	appearing at the meeting, notifying our Secretary and voting in person;

•	revoking the proxy by telephone or the Internet; or

•	properly completing and signing a later-dated proxy and delivering it to our Secretary at or before the meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

If you do not appoint a proxy and you do not vote at a meeting, you will still be bound by the outcome of that meeting. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of our board of directors. We will bear the expenses of preparing, printing and mailing the proxy materials used in the solicitation. In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. We have retained Georgeson Shareholder Communications Inc. for a fee of $8,000, plus expenses, to assist us in soliciting proxies from our shareholders and to verify certain records related to the solicitations. We or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

This table shows information for each person known by us to beneficially own 5% or more of the outstanding common shares of Weatherford-Bermuda as of December 15, 2008.

		Percentage of
Name and Address of Beneficial Owner	Number of Shares(1)	Outstanding Shares(2)

ClearBridge Advisors, LLC(3)	68,175,662	9.9%
Smith Barney Fund Management LLC
399 Park Avenue
New York, New York 10022
FMR LCC(4)	36,791,638	5.3%
Edward C. Johnson 3d
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP(5)	35,594,068	5.2%
75 State Street
Boston, Massachusetts 02109

(1)	This information is based on information as of December 31, 2007 furnished by each shareholder or contained in filings made by the shareholder with the Securities and Exchange Commission, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

(2)	The percentages are calculated based on a total of 687,752,651 common shares of Weatherford-Bermuda issued and outstanding as of December 15, 2008.

(3)	The beneficial owners have shared voting and dispositive power over 57,918,122 shares and do not have sole voting or dispositive power over any shares.

(4)	The beneficial owners have sole voting power over 3,580,622 shares and sole dispositive power over all shares. The beneficial owners do not have shared voting or dispositive power over any shares.

(5)	Voting power over 20,143,818 shares is shared. The beneficial owner does not have sole voting power over any shares. Dispositive power over all shares is shared.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

This table shows the number and percentage of common shares beneficially owned by each of our directors, each of the executive officers and former executive officers named in the Summary Compensation Table that appears under “Executive Compensation” in this proxy statement and all of our directors and executive officers and the former executive officers as a group. Share ownership information of our directors and current executive officers is as of December 15, 2008, and the percentages of ownership are calculated based on a total of 687,752,651 common shares issued and outstanding as of December 15, 2008. Share ownership information of our former executive officers is based on information obtained from the most recent publicly available filings with the Securities and Exchange Commission made by or on behalf of those former executive officers and corporate records, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

	Amount and Nature of Shares
	Beneficially Owned
			Percentage of
	Number of	Right to	Outstanding
Name	Shares Owned	Acquire(1)	Shares

Bernard J. Duroc-Danner(2)	1,372,453	2,243,738	*
Nicholas F. Brady(3)	770,064	5,216	*
David J. Butters(4)	226,988	364,422	*
William E. Macaulay(5)	361,732	864,733	*
Robert B. Millard(6)	638,730	862,785	*
Robert K. Moses, Jr.(7)	557,264	10,842	*
Robert A. Rayne(8)	51,116	501,167	*
Andrew P. Becnel(9)	294,850	723,523	*
Stuart E. Ferguson(10)	185,512	139,761	*
Burt M. Martin(11)	384,032	485,014	*
Keith R. Morley(12)	212,676	441,743	*
Hazel A. Brown(13)	0	0	*
E. Lee Colley, III(14)	277,224	0	*
All directors, officers and former officers as a group (15 persons)	5,763,155	6,847,140	1.8%

*	Less than 1%.

(1)	Includes common shares that can be acquired through share options exercisable through February 13, 2009. Also includes common shares that can be acquired as a result of distributions pursuant to our Non-Employee Director Deferred Compensation Plan, our Executive Deferred Compensation Stock Ownership Plan or our Foreign Executive Deferred Compensation Stock Plan, as applicable, based on the number of units allocated to each participant’s account as of December 15, 2008.

(2)	Includes 19,989 shares held under our 401(k) Savings Plan, 180,824 shares held by a family limited partnership and 480,836 restricted shares that are subject to vesting schedules and forfeiture risk.

(3)	Includes 422,344 shares held in a trust and 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(4)	Includes 55,088 shares held by Mr. Butters’ wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership, and 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(5)	Includes 26,472 shares held by Mr. Macaulay’s wife and 15,504 shares held in the name of or in trust for Mr. Macaulay’s adult daughters, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership. Also includes 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(6)	Includes 9,978 shares held by a charitable foundation controlled by Mr. Millard and his wife, 79,252 shares held by Mr. Millard’s wife, and 388,496 shares held in trusts. Also includes 16,666 restricted shares that are subject to vesting schedules and forfeiture risk.

(7)	Includes 16,666 restricted shares that are subject to vesting schedules and forfeiture risk. 500,000 shares are pledged to a bank as security.

(8)	Includes 16,666 shares that are subject to vesting schedules and forfeiture risk. Excludes 1,640,000 shares beneficially owned by LMS Capital, of which Mr. Rayne serves as Chief Executive Officer and director. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital.

(9)	Includes 218,606 restricted shares that are subject to vesting schedules and forfeiture risk.

(10)	Includes 114,164 restricted share units that are subject to vesting schedules and forfeiture risk.

(11)	Includes 238,886 restricted shares that are subject to vesting schedules and forfeiture risk.

(12)	Includes 139,164 restricted shares that are subject to vesting schedules and forfeiture risk.

(13)	Information based on a Form 4 filed on behalf of Ms. Brown on February 1, 2007 and information provided by Ms. Brown, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

(14)	Information based on a Form 4 filed on behalf of Mr. Colley on June 29, 2007 and information provided by Mr. Colley, as adjusted for the two-for-one share split of our common shares distributed on May 23, 2008 to shareholders of record on May 9, 2008.

MARKET PRICE AND DIVIDEND INFORMATION

The following table presents the high and low sales prices of Weatherford-Bermuda common shares for the periods indicated, as reported on the NYSE composite tape. Our board of directors approved a two-for-one share split of our common shares in the form of a bonus issue, i.e., share dividend, to shareholders of record on May 9, 2008, which was distributed on May 23, 2008. All prices presented in the following table have been adjusted to give retroactive effect to the share split. No cash dividends were declared on Weatherford-Bermuda common shares during the periods presented in the table.

Weatherford-Bermuda’s common shares are listed on the NYSE under the symbol “WFT.” As of December 15, 2008 the record date for determining holders of Weatherford-Bermuda common shares, there were        holders of record of Weatherford-Bermuda common shares.

	Price of Weatherford-Bermuda
	Common Shares
Calendar Year	High	Low

2006
First quarter	$23.10	$18.25
Second quarter	29.36	22.02
Third quarter	25.85	18.54
Fourth quarter	23.52	19.12
2007
First quarter	$23.51	$17.95
Second quarter	29.52	22.52
Third quarter	35.50	24.31
Fourth quarter	36.11	28.18
2008
First quarter	$36.82	$25.91
Second quarter	49.98	34.96
Third quarter	49.98	22.26
Fourth quarter (through December 17, 2008)	24.69	7.75

On December 10, 2008, the last full trading day before we announced the proposed redomestication, our common shares closed at $11.02 per share. Shareholders are encouraged to obtain recent price quotes for our common shares.

We intend to make application so that, immediately following the redomestication, the shares of Weatherford-Switzerland will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford-Bermuda common shares are currently listed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Weatherford-Bermuda appearing in Weatherford-Bermuda’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including a schedule appearing therein), and the effectiveness of Weatherford-Bermuda’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference.

LEGAL MATTERS

Certain Swiss tax matters will be passed upon for us by Baker & McKenzie Geneva, Switzerland. Baker & McKenzie LLP, Houston, Texas, will pass upon certain U.S. federal income tax consequences of the Transaction.

FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals to be included in the proxy materials for our Annual General Meeting to be held in 2009 must be received by us by December 29, 2008, and must otherwise comply with Rule 14a-8 promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. If you do not comply with Rule 14a-8, we will not be required to include the proposal in our proxy statement and the proxy card mailed to our shareholders.

If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Weatherford-Switzerland’s articles of association, if the Scheme of Arrangement has become effective, or Weatherford-Bermuda’s memorandum of association and bye-laws, if the Scheme of Arrangement has not become effective. You may obtain a copy of the memorandum of association or bye-laws of Weatherford-Bermuda or the articles of association or organizational regulations of Weatherford-Switzerland, in which these procedures are set forth, upon written request to our Investor Relations Department at 515 Post Oak Blvd., Houston, Texas 77027.

Weatherford-Switzerland’s proposed articles of association provide generally that, if you desire to propose any business at an annual meeting, you must give us written notice at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The deadline under Weatherford-Switzerland’s articles of association for submitting proposals is expected to be April 3, 2009 for the 2009 annual meeting. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

If the Scheme of Arrangement has not become effective, you may use the procedures set forth in Weatherford-Bermuda’s bye-laws to have a proposal that is not included in our proxy materials brought before the 2009 annual general meeting for consideration by our shareholders. Our bye-laws set forth procedures to be followed by shareholders or beneficial owners of our shares who wish to nominate candidates for election to our board of directors or bring other business before an annual or special general meeting of shareholders. If a shareholder desires to nominate candidates for election to our board of directors or bring other business before our 2009 annual general meeting, we must receive notice from the shareholder or beneficial owner not less than 60 days nor more than 90 days prior to June 2, 2009 (no earlier than March 4, 2009 and no later than April 3, 2009). However, if our 2009 annual general meeting is called for a date that is not within 60 days before or after June 2, 2009, we must receive such notice not later than the 7th day following the day on which notice of the date of the 2009 annual general meeting was mailed or public disclosure of the date of the 2009 annual general meeting was made, whichever occurs first. Any such notice from a shareholder or beneficial owner also must contain the information specified in our bye-laws, including, in the case of a nomination, certain background information, and in the case of other business, a description of such business and reasons for conducting such business at the annual general meeting. Additionally, under Bermuda law, shareholders holding not less than 5% of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal which may properly be moved and is intended to be moved at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

Any shareholder proposal, whether or not to be included in our proxy materials, must be sent to our Secretary at 515 Post Oak Blvd., Houston, Texas 77027.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statement wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Investor Relations Department at 515 Post Oak Blvd., Houston, Texas 77027. Telephone requests may be directed to (713) 693-4000. We will deliver, promptly upon written or oral request to our Investor Relations Department, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Our web site is located at http://www.weatherford.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as the information provided under Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the shareholder meeting. The documents incorporated by reference are:

•	Our annual report on Form 10-K for the year ended December 31, 2007;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	Our current reports on Form 8-K filed with the SEC on February 8, 2008, March 6, 2008, March 18, 2008, March 25, 2008, April 21, 2008 (Item 8.01 only), October 24, 2008, December 2, 2008 and December 10, 2008 (Item 1.01 only).

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement by writing or calling:

Weatherford International Ltd.
515 Post Oak Blvd.
Houston, Texas 77027
Attn: Investor Relations

Telephone requests may be directed to (713) 693-4000.

We have not authorized anyone to give any information or make any representation about the Scheme of Arrangement or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

SHARE EXCHANGE AGREEMENT
by and between
WEATHERFORD INTERNATIONAL LTD.,
a company incorporated under the laws of Bermuda
and
WEATHERFORD INTERNATIONAL LTD.,
a Swiss joint-stock corporation
Dated as of December 10, 2008

1. SHARE EXCHANGE BY WAY OF SCHEME OF ARRANGEMENT	A-1
1.1 EXCHANGE	A-1
1.2 SCHEME OF ARRANGEMENT; EFFECTIVE TIME	A-2
2. EXCHANGE AND ISSUANCE OF SHARES	A-2
2.1 Exchange of Shares and Issuance of Shares in the SHARE Exchange	A-2
2.2 EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS	A-2
2.3 Warrant	A-3
3. CONDITIONS PRECEDENT	A-4
3.1 Conditions To Each Party’s Obligation To Effect The SHARE Exchange	A-4
4. TERMINATION, AMENDMENT AND WAIVER	A-4
4.1 Termination	A-4
4.2 Effect of Termination	A-4
4.3 Amendment	A-5
4.4 Waiver	A-5
5. COVENANTS	A-5
5.1 Rule 16b-3 Approval	A-5
5.2 Indemnification	A-5
5.3 Guarantees	A-6
6. GENERAL PROVISIONS	A-7
6.1 Assignment; Binding Effect; Benefit	A-7
6.2 Entire Agreement	A-7
6.3 Governing Law	A-7
6.4 Counterparts	A-7
6.5 Headings	A-7
6.6 Severability	A-7
EXHIBIT A	A-9
EXHIBIT B	A-10

A-i

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made as of December 10, 2008 by and between Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda with registration number 31959 (“Weatherford-Bermuda”), and Weatherford International Ltd., a corporation incorporated under the laws of Switzerland, with its registered office in the Canton of Zug, Switzerland, and with registered number CH-170.3.032.888-3, and a direct, wholly-owned subsidiary of Weatherford-Bermuda (“Weatherford-Switzerland”). Each of Weatherford-Bermuda and Weatherford-Switzerland are referred to in this Agreement individually as a “party” and collectively as the “parties.”

PRELIMINARY STATEMENTS

A. The Boards of Directors of each of Weatherford-Bermuda and Weatherford-Switzerland have determined that it is in the best interests of their respective shareholders to enter into a transaction (the “Share Exchange”) by way of a scheme of arrangement under Section 99 of the Companies Act 1981 of Bermuda (the “Companies Act”) in its present form or with or subject to any modifications, additions or conditions that are consented to by Weatherford-Bermuda and that the Supreme Court of Bermuda (the “Court”) may approve, impose or permit (the “Scheme”) whereby Weatherford-Switzerland will become the parent holding company of Weatherford-Bermuda as a result of the exchange of Weatherford-Bermuda common shares for Weatherford-Switzerland registered shares upon the terms set forth in this Agreement or as otherwise required in the Scheme or under Swiss law.

B. The Boards of Directors of each of Weatherford-Bermuda and Weatherford-Switzerland have approved the Share Exchange upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding common share of US$1.00 par value in the capital of Weatherford-Bermuda (a “Weatherford-Bermuda Common Share”), will be exchanged (based on an exchange rate determined by reference to an internationally recognized exchange rate at or about the Effective Time (as defined below), as determined by Weatherford-Bermuda) for one share with a par value in Swiss francs equivalent to US$1.00 per share in the capital of Weatherford-Switzerland (a “Registered Share”).

C. The Scheme requires the affirmative vote of a majority in number of the shareholders of Weatherford-Bermuda present and voting either in person or by proxy at the meeting, representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting.

D. The parties intend for the Share Exchange to qualify as a reorganization under Section 368(a)(1)(B) and/or an exchange under Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (the “Treasury Regulations”).

E. The parties further intend for this Agreement to constitute a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations.

F. Capitalized terms in this Agreement have the meanings set forth herein.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	SHARE EXCHANGE BY WAY OF SCHEME OF ARRANGEMENT

1.1 EXCHANGE

In the Share Exchange, at the Effective Time as a result of the operation of the Companies Act and the Scheme, and pursuant to and in accordance with applicable Swiss law, each issued and outstanding Weatherford-Bermuda Common Share will be exchanged for the right to receive one Registered Share and Weatherford-Switzerland will become the parent holding company of Weatherford-Bermuda as described in Section 2.1.

1.2 SCHEME OF ARRANGEMENT; EFFECTIVE TIME

As soon as practicable after the date hereof and in accordance with this Agreement, Weatherford-Bermuda will (i) issue proceedings requesting the Court to summon such meetings of the holders of the Weatherford-Bermuda Common Shares, (ii) convene such meetings to obtain the approval required under Section 99(2) of the Companies Act and, subject to such approval being obtained, (iii) file a petition and seek the sanction of the Share Exchange pursuant to Section 99 of the Companies Act on the hearing of the petition and file such other documents as are required to be duly filed with the Court to effect the Share Exchange. As soon as practicable after the date of this Agreement and in accordance with this Agreement, Weatherford-Bermuda and Weatherford-Switzerland will take any and all actions necessary to effect the Share Exchange. Weatherford-Switzerland shall undertake to the Court that, at or promptly after the Effective Time, it shall issue, subject to the provisions of this Agreement, the Registered Shares pursuant to Section 2.1(a). As soon as practicable following the satisfaction or waiver (subject to applicable laws) of the conditions set forth in this Agreement, if this Agreement is not terminated prior thereto as provided in Section 4.1, Weatherford-Bermuda shall cause the order of the Court sanctioning the Share Exchange pursuant to Section 99 of the Companies Act (the “Court Order”) to be filed with the Registrar of Companies of Bermuda. The Scheme shall become effective as a matter of Bermuda law on the date and time at which an office copy of the Court Order shall have been delivered to the Registrar of Companies in Bermuda for registration (the “Effective Time”), while it shall become effective as a matter of Swiss law on the date and time at which the application to register the capital increase covering and including the Registered Shares shall be registered with the Register of Commerce of Zug, Switzerland.

2.	EXCHANGE AND ISSUANCE OF SHARES

2.1 EXCHANGE OF SHARES AND ISSUANCE OF SHARES IN THE SHARE EXCHANGE

(a) At the Effective Time, by virtue of the Scheme, each holder (a “Scheme Shareholder”) of Weatherford-Bermuda Common Shares issued and outstanding immediately prior to the Effective Time (“Scheme Shares”) (including any affiliates and subsidiaries of Weatherford-Bermuda holding any Weatherford-Bermuda Common Shares) shall have the right to receive one validly issued and fully paid Registered Share in exchange for each Scheme Share. All Scheme Shares shall be transferred to Weatherford-Switzerland. At the Effective Time, the Scheme Shareholders shall thereafter cease to have any rights with respect to such Weatherford-Bermuda Common Shares, except the right to receive, without interest, Registered Shares in accordance with this Section 2.1.

(b) At or about the Effective Time, Weatherford-Switzerland shall issue and allot to American Stock Transfer & Trust Company, LLC (or such other person or entity as Weatherford-Bermuda may determine in its sole discretion) as nominee acting on behalf and for the account of the Scheme Shareholders (the “Nominee”) one new validly issued and fully paid Registered Share in accordance with applicable Swiss law as consideration and in exchange for each Scheme Share.

(c) Immediately thereafter and as a result thereof, the Nominee shall transfer and allot to each Scheme Shareholder one new Registered Share as consideration and in exchange for each Scheme Share. The Registered Shares shall be issued in uncertificated book-entry form.

As a result of the foregoing, Weatherford-Bermuda will become a wholly owned subsidiary of Weatherford-Switzerland.

2.2 EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

(a) Each of Weatherford-Bermuda and Weatherford International, Inc., a Delaware corporation and a wholly owned subsidiary of Weatherford-Bermuda (“Weatherford-Delaware”), maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons (collectively, the “Stock Plans”) of (i) options, restricted shares or other rights to purchase or receive Weatherford-Bermuda Common Shares or (ii) the right to receive benefits or other amounts by reference to Weatherford-Bermuda Common Shares (individually, an “Award” and collectively, the “Awards”). Weatherford-Delaware currently maintains and sponsors the plans listed on Exhibit A attached hereto (the “Delaware Stock Plans”) and Weatherford-Bermuda currently maintains and sponsors the plans listed on Exhibit B attached hereto (the “Bermuda Stock Plans”). At the Effective Time, the Delaware Stock Plans and Bermuda Stock Plans, together with any other employee benefit and compensation plans and agreements of Weatherford-Bermuda or its affiliates as determined by the management of Weatherford-Bermuda in its sole discretion, shall be assumed and/or adopted by and become plans and agreements of Weatherford-Switzerland (collectively, the “Assumed Plans”); provided, however, that Weatherford-Delaware (or other applicable Weatherford-Bermuda affiliate) shall continue to maintain and/or sponsor the Stock Plans further described on Exhibit A or Exhibit B as continuing to be maintained and/or sponsored by Weatherford-Delaware (or other applicable Weatherford-Bermuda affiliate). Weatherford-Switzerland shall, pursuant to the terms hereof and thereof, assume the rights and obligations of Weatherford-Bermuda under the Assumed Plans.

(b) To the extent any Stock Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Weatherford-Bermuda Common Shares, then, pursuant to the terms hereof and thereof, after the Effective Time, such Stock Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares (or benefits or other amounts determined in accordance with the Assumed Plans). In furtherance thereof, all references in the Stock Plans to Weatherford-Bermuda or its predecessors shall be amended to be references to Weatherford-Switzerland. Such amendments deemed necessary or appropriate by Weatherford-Bermuda and Weatherford-Switzerland to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Weatherford-Switzerland of the Assumed Plans or the actions contemplated hereby (subject to this Section 2.2), shall be adopted and entered into with respect to the Assumed Plans or any other Stock Plan. Such assumption and/or adoption may take place, among others, by execution of an Assumption and Assignment Agreement between Weatherford-Bermuda and Weatherford-Switzerland. The vote of the Scheme Shareholders at the meeting of the holders of Weatherford-Bermuda Common Shares convened at the direction of the Court at which the Scheme will be voted upon shall, pursuant to the terms hereof and of the Stock Plans, be deemed to satisfy any requirement of shareholder approval of such amendments and the assignment to, and assumption and/or adoption by, Weatherford-Switzerland of the Assumed Plans and/or Awards or the actions contemplated hereby with respect to any other Stock Plan.

(c) All outstanding Awards or any other benefits available which are based on Weatherford-Bermuda Common Shares and which have been granted under the Stock Plans (including, as applicable, any Weatherford-Bermuda Common Shares exchanged pursuant to Section 2.1) shall remain outstanding and, after the Effective Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares. In furtherance thereof, as of the Effective Time, all references to Weatherford-Bermuda or any of its predecessors in any Award or any related document or agreement shall be deemed to be references to Weatherford-Switzerland. Each Award assumed by Weatherford-Switzerland shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Stock Plan (including Assumed Plans) and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, Registered Shares shall be issuable or available, or benefits or other amounts determined, in lieu of Weatherford-Bermuda Common Shares. For the avoidance of doubt, the number of Registered Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time. Each Award that is a stock option shall be assumed by Weatherford-Switzerland in such manner that Weatherford-Switzerland would be a corporation “assuming a stock option in a transaction to which section 424(a) applies” within the meaning of Section 424 of the Code, were Section 424 of the Code applicable to such Award, with regard to the requirements of Treasury Regulation Section 1.424-1(a)(5)(iii) for options that are intended to qualify under Section 422 of the Code, and with regard to the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) for other options.

2.3 WARRANT

At the Effective Time, the outstanding warrants to purchase Weatherford-Bermuda Common Shares issued pursuant to the Amended and Restated Warrant Agreement dated July 12, 2006 between Weatherford-Bermuda and Shell Technology Ventures Inc. (as assigned to other parties) (the “Warrant Agreement”) shall, pursuant to the terms thereof, be assumed by, and the Warrant Agreement and all of the rights and obligations of Weatherford-Bermuda thereunder shall immediately be assigned to, Weatherford-Switzerland in accordance with the terms of the Warrant Agreement.

3.	CONDITIONS PRECEDENT

3.1 CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE SHARE EXCHANGE

The respective obligation of each party to effect the Share Exchange is subject to the satisfaction or waiver of the following conditions:

(a) The Scheme shall have been adopted and approved by the affirmative vote of a majority in number of the Scheme Shareholders present and voting either in person or by proxy on the Scheme representing at least three fourths in value of the Scheme Shareholders present and voting either in person or by proxy on the Scheme.

(b) The definitive proxy statement of Weatherford-Bermuda on Schedule 14A relating to the meeting of the holders of Weatherford-Bermuda Common Shares at which the Scheme will be voted upon (the “Proxy Statement”) shall have been filed with the U.S. Securities and Exchange Commission.

(c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of the Share Exchange.

(d) The Registered Shares to be issued in connection with the Share Exchange shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

(e) The capital increase covering/including the Registered Shares to be issued in connection with the Scheme shall have been registered with the commercial register in the Canton of Zug, Switzerland.

(f) The Scheme shall have been sanctioned by the Court and the Court Order shall have been filed with the Registrar of Companies of the Bermuda Islands and shall be effective.

(g) Weatherford-Bermuda shall have received an opinion from Baker & McKenzie LLP confirming, as of the effective date of the Share Exchange, the material U.S. federal income tax consequences of the Share Exchange, receiving distributions on Registered Shares, and disposing of Registered Shares, each as described under “Material Tax Considerations — U.S. Federal Income Tax Considerations” in the Proxy Statement (or such other matters as Weatherford-Bermuda may determine).

(h) Weatherford-Bermuda shall have received an opinion from Baker & McKenzie Geneva confirming, as of the effective date of the Share Exchange, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations” in the Proxy Statement (or such other matters as Weatherford-Bermuda may determine).

4.	TERMINATION, AMENDMENT AND WAIVER

4.1 TERMINATION

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Weatherford-Bermuda or sanction of the Court of matters presented in connection with this Agreement, by action of the Board of Directors of Weatherford-Bermuda.

4.2 EFFECT OF TERMINATION

In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weatherford-Bermuda or Weatherford-Switzerland.

4.3 AMENDMENT

This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with this Agreement by the shareholders of Weatherford-Bermuda or sanction of such matters by the Court; provided, however, that after any such approval or sanction, there shall be made no amendment that by law requires further approval by such shareholders until such further approval has been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.4 WAIVER

At any time prior to the Effective Time, a party may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

5.	COVENANTS

5.1 RULE 16B-3 APPROVAL

Weatherford-Bermuda and Weatherford-Switzerland shall take all such steps as may be required to cause the transactions contemplated by Section 2.1 and any other dispositions of Weatherford-Bermuda equity securities (including derivative securities) or acquisitions of Weatherford-Switzerland equity securities (including derivative securities) in connection with the Scheme by each individual who is a director or officer of Weatherford-Bermuda or Weatherford-Switzerland to be exempt under Rule 16b-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

5.2 INDEMNIFICATION

(a) From and after the Effective Time, Weatherford-Bermuda shall indemnify each person who is now, or has been at anytime prior to the Effective Time, a director, officer, employee, agent or fiduciary of Weatherford-Bermuda (or any subsidiary thereof) and each person who served at the request of Weatherford-Bermuda as a director, officer, employee, agent or fiduciary of another company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise (each, an “Indemnitee”) if such Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, but not limited to, the investigation, defense, settlement or appeal thereof) (a “Proceeding”) and whether commenced, asserted or claimed before or after the Effective Time, including a Proceeding brought by or in the right of Weatherford-Bermuda, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of Weatherford-Bermuda or is or was serving at the request of Weatherford-Bermuda as a director, officer, employee, agent, or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by Indemnitee in any such capacity. All reasonable expenses incurred by Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) shall be paid by Weatherford-Bermuda in advance of the final disposition of any Proceeding at the request of Indemnitee as promptly as possible, and in any event within 20 days after the receipt by Weatherford-Bermuda of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee’s entitlement to such expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses by Weatherford-Bermuda as provided by this Agreement or otherwise. Notwithstanding the foregoing or anything else to the contrary, the indemnity provided in this Section 5.2 shall not indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of Indemnitee’s fraud or for any action or inaction for which indemnification is prohibited under Bermuda law.

(b) With respect to any such Proceeding: (i) Weatherford-Bermuda will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, Weatherford-Bermuda jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Weatherford-Bermuda to Indemnitee of its election so to assume the defense thereof, Weatherford-Bermuda will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Weatherford-Bermuda of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless: (i) the employment of counsel by Indemnitee has been authorized by Weatherford-Bermuda; (ii) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between Weatherford-Bermuda and Indemnitee in the conduct of the defense of such Proceeding; or (iii) Weatherford-Bermuda shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel shall be at the expense of Weatherford-Bermuda. Neither Weatherford-Bermuda nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

(b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Proceeding, in the organizational documents of Weatherford-Bermuda and similar organizational documents of its subsidiaries with respect to matters occurring through the Effective Time, shall survive the Scheme and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Proceeding pending or asserted within such period shall continue until the disposition or resolution of such Proceeding.

(c) The rights of Indemnitees hereunder shall be in addition to any other rights such Indemnitee may have under (i) the bye-laws of Weatherford-Bermuda, (ii) the articles of association or other organizational documents of Weatherford-Switzerland, (iii) similar organizational documents of Weatherford-Bermuda’s subsidiaries or the laws of its subsidiaries’ jurisdictions of organization, (iv) separate agreements (including indemnity agreements in existence on the date hereof or entered into in the future), (v) a vote of Weatherford-Bermuda’s shareholders, (vi) a vote of Weatherford-Bermuda’s Board of Directors, (vii) a vote of the Weatherford-Bermuda’s directors who are not a party to a Proceeding in respect of any Indemnitees, (viii) the laws of Bermuda or Switzerland or (ix) otherwise. The provisions of this Section 5.2 shall survive the consummation of the Scheme and expressly are intended to benefit each Indemnitee.

(d) In the event Weatherford-Bermuda or any of its successors or assigns (i) amalgamates, consolidates with or merges into (or enters into any other business combination with), including by way of a scheme of arrangement or a share exchange, any other person and shall not be the continuing or surviving corporation or entity in such amalgamation, consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Weatherford-Bermuda assume the obligations set forth in this Section 5.2.

5.3 GUARANTEES

At or immediately prior to the Effective Time, Weatherford-Switzerland agrees to guaranty the following debt of Weatherford-Bermuda, Weatherford-Delaware and their affiliates:

•	Weatherford-Bermuda’s 4.95% senior notes due 2013; 5.15% senior notes due 2013; 5.50% senior notes due 2016; 6.00% senior notes due 2018; 6.50% senior notes due 2036; 7.00% senior notes due 2038; notes issued under Weatherford-Bermuda’s commercial paper program; and notes issued under Weatherford-Bermuda’s affiliates’ commercial paper program; and

•	Weatherford-Delaware’s 6.625% senior notes due 2011; 5.95% senior notes due 2012; 6.35% senior notes due 2017; and 6.80% senior notes due 2037; and

•	Any debt outstanding or to be borrowed in the future under the Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford-Bermuda, Weatherford-Delaware and certain of their affiliates, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto; the Credit Agreement, dated as of March 19, 2008, among Weatherford-Bermuda, Weatherford-Delaware, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lender parties thereto; and the Credit Agreement, dated as of October 20, 2008, among Weatherford-Bermuda, Weatherford-Delaware, UBS AG, Stamford Branch, as administrative agent, and the lender parties thereto.

6.	GENERAL PROVISIONS

6.1 ASSIGNMENT; BINDING EFFECT; BENEFIT

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Section 5.2 (which may be enforced by the beneficiaries thereof).

6.2 ENTIRE AGREEMENT

This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

6.3 GOVERNING LAW

Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Share Exchange or to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A. without regard to its rules of conflict of laws.

6.4 COUNTERPARTS

This Agreement may be executed by the parties hereto in separate counterparts, including facsimile or .pdf documents, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

6.5 HEADINGS

Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

6.6 SEVERABILITY

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(Remainder of page intentionally left blank)

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

WEATHERFORD INTERNATIONAL LTD.,
a company incorporated under the laws of Bermuda

By:	/s/ Bernard J. Duroc-Danner
Name:     Bernard J. Duroc-Danner

Title:	Chief Executive Officer

WEATHERFORD INTERNATIONAL LTD.,
a Swiss joint-stock corporation

By:	/s/ Burt M. Martin
Name:     Burt M. Martin

Title:	Authorized Signatory

EXHIBIT A

Delaware Stock Plans

1. Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan

2. Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan

3. Weatherford International, Inc. 1998 Employee Stock Option Plan

EXHIBIT B

Bermuda Stock Plans

1. Weatherford International Ltd. Deferred Compensation Plan for Non-Employee Directors

2. Weatherford International Ltd. 2006 Omnibus Incentive Plan

3. Weatherford International Ltd. Restricted Share Plan

4. Stock Option Agreement dated September 8, 1998, as amended, between Weatherford International Ltd. and each of Sheldon B. Lubar, William E. Macaulay and Robert Millard.

5. Stock Option Agreement dated July 5, 2000 between Weatherford International Ltd. and each of David J. Butters, Sheldon B. Lubar, William E. Macaulay, Robert Millard and Robert A. Rayne.

6. Stock Option Agreement dated September 26, 2001 between Weatherford International Ltd. and each of David J. Butters, Sheldon B. Lubar, William E. Macaulay, Robert Millard and Robert A. Rayne.

Annex B

SCHEME OF ARRANGEMENT

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: No. 310

IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.

and

IN THE MATTER OF THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

(under section 99 of the Companies Act 1981)

Between

WEATHERFORD INTERNATIONAL LTD.
(an exempted company incorporated with limited liability and registered under the laws of Bermuda with registration number 31959)

and

THE SCHEME SHAREHOLDERS
(as hereinafter defined)

PART I

PRELIMINARY

Recitals

DEFINITIONS

A  In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Allowed Proceeding	Any proceeding by the Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

Business Day	Any day on which banks are open for business in Houston, Geneva and Bermuda.

Companies Act	The Companies Act 1981 of Bermuda.

Effective Time	The date and time at which an office copy of the Order of the Supreme Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to Section 99 of the Companies Act shall have been delivered to the Registrar of Companies in Bermuda for registration, at which time this Scheme shall become effective.

Exchange Agent	American Stock Transfer & Trust Company or such other party reasonably satisfactory to Weatherford.

Exchange Agreement	The Exchange Agreement among Weatherford and Weatherford Switzerland dated as of 10 December 2008.

Latest Practicable Date	5 December 2008, being the latest date upon which it was practicable to ascertain certain information contained herein.

Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.

Prohibited Proceeding	Any proceeding against Weatherford or Weatherford Switzerland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of Weatherford on Schedule 14A initially filed on 10 December 2008 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934, as such Proxy Statement may be amended, restated and/or filed in definitive form, in connection with this Scheme representing the Explanatory Statement issued pursuant to section 100 of the Companies Act and including a notice of the Scheme Meeting.

Record Date	The close of business (Houston time) on 15 December 2008 or such later date as may be determined and properly announced by Weatherford.

Register of Members	Weatherford’s branch register of members kept in accordance with section 65 of the Companies Act by American Stock Transfer & Trust Company, Weatherford’s branch registrar.

Registered Share	One registered share with a par value in Swiss francs equivalent to US$1.00 in the capital of Weatherford Switzerland (based on an exchange rate determined by Weatherford).

Scheme	This scheme of arrangement in respect of Weatherford under section 99 of the Companies Act in its present form or with or subject to any modifications, additions or conditions that are consented to by Weatherford and that the Supreme Court may approve, impose or permit.

Scheme Consideration	One Registered Share to be issued and allotted by Weatherford Switzerland in exchange for each Scheme Share held immediately prior to the Effective Time by a Scheme Shareholder.

Scheme Meeting	The meeting of the holders of Weatherford Common Shares proposed to be convened at the direction of the Supreme Court at which the Scheme will be voted upon or any postponement or adjournment thereof.

Scheme Shareholders	The holders of Weatherford Common Shares appearing on the Register of Members immediately prior to the Effective Time.

Scheme Shares	All the Weatherford Common Shares in issue (including any Weatherford Common Shares held by Weatherford affiliates and subsidiaries) immediately prior to the Effective Time.

Supreme Court	The Supreme Court of Bermuda.

US$	United States dollars, the lawful currency of the United States of America.

Weatherford	Weatherford International Ltd., an exempted company incorporated with limited liability under the laws of Bermuda with registration number 31959.

Weatherford Common Share	One common share of US$1.00 par value in the capital of Weatherford.

Weatherford Switzerland	Weatherford International Ltd., a corporation incorporated under the laws of Switzerland, with its registered office in the Canton of Zug, Switzerland, and with registered number CH-170.3.032.888-3.

INTERPRETATION

B  In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1) references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2) references to a “person” include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3) references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4) references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5) the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6) headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7) to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

C  Weatherford was incorporated with limited liability in Bermuda on 2 April 2002 as an exempted limited liability company with registration number 31959.

D  On the Latest Practicable Date, Weatherford had an authorized share capital of US$1,010,000,000, consisting of 1,000,000,000 common shares of US$1.00 par value each, of which 728,634,172 had been issued and were fully paid up or credited as fully paid up, and the remainder remained unissued, and 10,000,000 preference shares, all of which remain unissued.

E  Together with its affiliates, Weatherford maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons (collectively, the “Share Plans”) of (i) options, restricted shares or other rights to purchase or receive Weatherford Common Shares or (ii) the right to receive benefits or other amounts by reference to Weatherford Common Shares (each, an “Award”). The Share Plans are listed on Exhibit A and Exhibit B to the Exchange Agreement. As described in more detail in the Exchange Agreement: (a) at the Effective Time, the Share Plans, and other employee benefit and compensation plans and agreements of Weatherford or its affiliates as determined by the management of Weatherford in its sole discretion, shall be assumed and/or adopted by and become plans and agreements of Weatherford Switzerland (collectively, the “Assumed Plans”) other than certain Share Plans that shall not so be treated. In furtherance of the Scheme, Weatherford Switzerland shall assume the rights and obligations of Weatherford under the Assumed Plans; (b) to the extent any Stock Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Weatherford Common Shares, then, after the Effective Time, such Stock Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares (or benefits or other amounts determined in accordance with the Share Plans), and such amendments deemed necessary or appropriate by Weatherford and Weatherford Switzerland to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Weatherford Switzerland of the Assumed Plans, or the other actions contemplated hereby with respect to any other Stock Plan, shall be adopted and entered into with respect to the Assumed Plans or such other Stock Plan; and (c) all outstanding Awards or any other benefits available which are based on Weatherford Common Shares and which have been granted under the Share Plans (including, as applicable, any Weatherford Common Shares exchanged pursuant to the Scheme) shall remain outstanding and, after the Effective Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Registered Shares. Each Award assumed by Weatherford Switzerland shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Stock Plan and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, Registered Shares shall be issuable or available, or benefits or other amounts determined, in lieu of Weatherford Common Shares. For the avoidance of doubt, the number of Registered Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time.

THE PURPOSE OF THIS SCHEME

F  The purpose of this Scheme is to effect the exchange of each issued Weatherford Common Share for one issued and fully paid Registered Share. At the Effective Time, all Scheme Shares shall be transferred to Weatherford Switzerland and as a result thereof Weatherford Switzerland shall become the owner of Weatherford. In furtherance of the Scheme and at or about the Effective Time, Weatherford shall procure that Weatherford Switzerland shall issue and allot to American Stock Transfer & Trust Company, LLC (or such other person or entity as Weatherford may determine in its sole discretion) as nominee acting on behalf and for the account of the Scheme Shareholders (the “Nominee”) one new validly issued and fully paid Registered Share as consideration and in exchange for each Scheme Share. Immediately thereafter, the Nominee shall transfer and allot to each Scheme Shareholder one new Registered Share as consideration and in exchange for each Scheme Share held by such Scheme Shareholder immediately prior to the Effective Time.

G  Weatherford Switzerland has agreed to appear at the hearing of the petition to sanction this Scheme and undertake to be bound by its terms.

PART II

THE SCHEME

Application and effectiveness of this Scheme

1. The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on all Scheme Shareholders.

Effect of this Scheme

2. At the Effective Time all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in clause 3 of this Part II. At the Effective Time, until the Scheme Shares have been transferred to Weatherford Switzerland, there shall be no further registration of transfers on the register of members or the branch register of members of Weatherford of the Weatherford Common Shares which were issued and outstanding immediately prior to the Effective Time.

Compromise and Arrangement with Scheme Shareholder

3. At the Effective Time, in consideration of the rights of the Scheme Shareholders under this Scheme and in exchange for each Scheme Share and notwithstanding any term of any relevant document to the contrary, the following shall occur:

a. the Scheme Shares shall be transferred to Weatherford Switzerland;

b. in exchange for the Scheme Shares, Weatherford shall procure that Weatherford Switzerland shall issue and allot the Scheme Consideration to the Nominee, acting on behalf of and for the account of the Scheme Shareholders, namely one Registered Share for each Scheme Share held immediately prior to the Effective Time by a Scheme Shareholder;

c. immediately thereafter, the Nominee shall transfer and allot to each Scheme Shareholder one new Registered Share as consideration and in exchange for each Scheme Share.

PART III

IDENTIFICATION OF SCHEME SHAREHOLDERS

Record Date

4. The holders of Weatherford Common Shares (including any Weatherford Common Shares held by Weatherford affiliates and subsidiaries) and the number of Weatherford Common Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

PART IV

DISTRIBUTIONS

Distribution To Scheme Shareholders

5. At or about the Effective Time, Weatherford Switzerland shall issue the Registered Shares comprising the Scheme Consideration to the Nominee, who shall also act as Exchange Agent (or such other person or entity as Weatherford may determine in its sole discretion) acting on behalf of and for the account of the Scheme Shareholders, and Weatherford and Weatherford Switzerland shall procure that the Exchange Agent shall transfer such Scheme Consideration to the Scheme Shareholders without delay.

Rights of Scheme Shareholders

6. With effect from and including the Effective Time, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. At the Effective Time, all existing Scheme Shares shall be transferred to Weatherford Switzerland, and the Register of Members shall be updated to reflect such transfers.

PART V

GENERAL SCHEME PROVISIONS

Effective Time and Notification to Scheme Shareholder

7. This Scheme shall become effective at the Effective Time.

8. Weatherford Switzerland shall give notification of this Scheme having become effective by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Authorization

9. The Nominee shall be authorized on behalf of the Scheme Shareholders to:

a. accept the Scheme Consideration;

b. subscribe for the Registered Shares and enter into any necessary agreement in connection therewith;

c. transfer and allot to each Scheme Shareholder one Registered Share as consideration and in exchange for each Scheme Share;

d. exchange any certificates representing Scheme Shares for an equal number of Registered Shares or making notations or book-entries as it relates to uncertificated shares; and

e. generally take such steps as are necessary to procure that each Scheme Shareholder receives one Registered Share for each Scheme Share held by such Scheme Shareholder.

Stay of Prohibited Proceedings

10. None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

11. A Scheme Shareholder may commence an Allowed Proceeding against Weatherford or Weatherford Switzerland after the Effective Time provided that it has first given Weatherford and Weatherford Switzerland 10 Business Days’ prior notice in writing of its intention to do so.

Dividends

12. All mandates and other instructions in force at 9.00 a.m. Atlantic Daylight Time on the Effective Time in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall cease to be valid as effective mandates or instructions.

13. Each of Weatherford and Weatherford-Switzerland shall pay in full all of its own costs, charges, expenses and disbursements reasonably incurred by Weatherford in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Supreme Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and certificates

14. As from the Effective Time, all instruments of transfer and certificates validly existing at the Record Date in respect of a transfer or holding of any Scheme Shares shall, as from the Effective Time, cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of Weatherford to deliver up to Weatherford the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Modifications of this Scheme

15. Weatherford, at any hearing before the Supreme Court to sanction this Scheme, may consent on behalf of all Scheme Shareholders to any modification of this Scheme or any terms or conditions which the Supreme Court may think fit to approve, impose or permit.

Notice

16. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 8, 17 and 20 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand, or electronic mail with confirmation of transmission by the transmitting equipment (to the extent any required consent for such communication has been obtained), or sent by post, to:

a. in the case of the Weatherford, at 515 Post Oak Blvd., Houston, Texas, marked for the attention of Burt M. Martin;

b. in the case of the Scheme Shareholder, its last address known to Weatherford; and

c. in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last address known to Weatherford, or by fax or email to its last fax number or email address known to Weatherford.

17. Any notice or other written communication to be given under this Scheme shall be deemed to have been served in accordance with the provisions of Bye-laws 79 — 81 of Weatherford’s Bye-laws.

18. Save in the case of the notice, written communication or document required to be sent pursuant to clause 8, the accidental omission to send any notice, written communication or other document in accordance with clauses 16 and 17 or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

19. Weatherford shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

20. Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders may be effective by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

21. When under any provision of this Scheme a matter is to be determined by Weatherford, then it will have discretion to interpret such matter under this Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned. Weatherford may consent to any modification of this Scheme on behalf of the its shareholders which the Supreme Court may think fit to approve or impose.

Governing Law

22. At and with effect from the Effective Time, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Courts of Bermuda, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between Weatherford and the Scheme Shareholders, whether contained in any contract or otherwise.

23. The terms of this Scheme and the obligations imposed on Weatherford hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme

24. The effectiveness of this Scheme is conditional upon:

a. The definitive Proxy Statement shall have been filed with the U.S. Securities and Exchange Commission;

b. As of the Effective Time, none of Weatherford or Weatherford Switzerland shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of this Scheme;

c. The Registered Shares to be issued in connection with this Scheme shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

d. The capital increase covering/including the Registered Shares to be issued in connection with this Scheme shall have been registered with the commercial register in the Canton of Zug, Switzerland; and

e. Weatherford receives legal opinions from U.S. and Swiss counsel regarding certain tax consequences of the transactions contemplated by the Scheme.

Expiry of the Scheme

25. Unless the Effective Time shall have occurred on or before 31 March 2009 or such later date, if any, as Weatherford may agree and the Supreme Court may allow, this Scheme shall lapse.

Annex C

COURT ORDER

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO. 310

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF WEATHERFORD INTERNATIONAL LTD.

ORDER FOR DIRECTIONS

UPON THE APPLICATION BY Originating Summons of Weatherford International Ltd. (“Weatherford”)

AND UPON HEARING Counsel for Weatherford.

AND UPON READING the First Affidavit of Burt M. Martin made on 11th December 2008 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1. Weatherford do convene a meeting (the “Weatherford Scheme Meeting”) of the Weatherford Common Shareholders as at the Record Date, such Weatherford Scheme Meeting to be held at 515 Post Oak Blvd., Houston, Texas at 9:00 a.m. (local time) on 17th February 2009 or at such other time and date within three months from the date of the Order as may be determined by Weatherford, for the purpose of considering and if thought fit approving (with or without modification) the Weatherford Scheme and that, subject to this Order, the Court Meeting shall be convened and held (and if so resolved, adjourned) in accordance with the Bye-laws of Weatherford.

2. This Honourable Court appoints Mr. Bernard Duroc-Danner or failing him Mr. Burt M. Martin, or failing him any director or executive officer of Weatherford as of the date hereof to act as chairman of the Weatherford Scheme Meeting.

3. The Petition herein be set down to be heard on the first convenient date after the Weatherford Scheme Meeting.

AND IT IS DIRECTED that:

4. At least 30 clear days before the day appointed for the Weatherford Scheme Meeting a Notice convening the Weatherford Scheme Meeting in the form or substantially in the form of the notice initialed by this Court for the purposes of identification be inserted once each in The Royal Gazette and the U.S. and international editions of The Wall Street Journal.

5. At least 30 clear days before the day appointed for the Weatherford Scheme Meeting a Notice convening the same and enclosing:

a. a copy of the Weatherford Scheme and a copy of the Proxy Statement and Explanatory Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981 of Bermuda, in each case in the form or substantially in the form of the document produced to the Court; and

b. a form of proxy for use at the Weatherford Scheme Meeting in the form or substantially in the form produced to the Court;

be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the Weatherford shareholders holding such shares at the address shown on the register of members of

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Weatherford as at the Record Date (as defined below), provided that (i) the accidental omission to send to or serve any Weatherford shareholder with notice of the Weatherford Scheme Meeting, or the non-receipt by any Weatherford shareholder of notice of the Weatherford Scheme Meeting, shall not invalidate the proceedings at the Weatherford Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents were delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

6. Any registered Weatherford shareholder who holds his Weatherford Common Shares on trust or as a nominee will be able to vote any number of his shares “for” the Scheme and vote the balance of his shares “against” the Scheme, or to abstain from voting any such shares. The vote(s) (or abstention(s)) represent the instruction to the trustee or nominee from his underlying beneficiary(ies) or investor(s). Subject to any reasonable objections as they might raise, Weatherford shareholders voting in this manner shall, for the purpose of the “majority in number” count, be counted as one shareholder “for” the Scheme (as to the number of his Weatherford Common Shares being voted “for” the Scheme), and one shareholder “against” the Scheme (as to the number of his Weatherford Common Shares being voted “against” the Scheme).

7. The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting Weatherford Shareholders to vote, including by telephone, electronically or otherwise, be approved for use at the Weatherford Scheme Meeting.

8. The Chairman of the Weatherford Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

9. The Chairman is to be at liberty to accept a faxed or .pdf (including via email) copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

10. Weatherford be at liberty to set a record date (the “Record Date”) for determining the holders of Weatherford Common Shares entitled to receive notice of, and to vote at, the Weatherford Scheme Meeting.

11. In the case of joint registered holders of Weatherford Common Shares, the vote of the senior holder who tenders the vote shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in Weatherford’s Register of Members.

12. The Chairman is to be at liberty to accept a form of proxy and the figure for which any Weatherford shareholder seeks to vote, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Weatherford shareholder to vote.

13. Weatherford shall cause to be published a Notice (in the form or substantially in the form of the notice initialed by this Court for the purposes of identification) advertising the date of hearing of the Petition herein. The Notice shall be published in The Royal Gazette and also in the US and international editions of The Wall Street Journal on or about the date on which notice is mailed to proxyholders.

14. Within ten days of the Weatherford Scheme Meeting the Chairman do report the result of the Weatherford Scheme Meeting to the Court.
[The Seal of the Supreme Court of Bermuda]

/s/  GEOFFREY BELL
Geoffery Bell, Puisne Judge

DATED this 18th day of December 2008.

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Annex D

EXPECTED TIMETABLE

Description	Proposed Date

Record date for determining the Weatherford-Bermuda shareholders eligible to vote at the shareholders meeting	December 15, 2008
Proxy statement and proxy first mailed to Weatherford-Bermuda shareholders	On or about , 200
Latest time for submitting forms of proxy:
via Internet or telephone	11:59 p.m. New York time on , 2009
via proxy card	Must be received at any time prior to the commencement of the shareholders meeting
Shareholders meeting	9:00 a.m., local time on , 2009
Court hearing to sanction the Scheme of Arrangement	, 2009
Anticipated effective time of the Scheme of Arrangement	As soon as practicable after the court hearing
Issuance of the Weatherford-Switzerland shares to the Weatherford-Bermuda shareholders	Promptly after the registration with the commercial register in the Canton of Zug, Switzerland of the capital increase covering the Weatherford-Switzerland registered shares to be issued and the effective time of the Scheme of Arrangement

D-1

Annex E

Articles of Association of
Weatherford International Ltd.
as of [          ]

ARTICLES OF ASSOCIATION

OF

WEATHERFORD INTERNATIONAL LTD.

Section 1:  NAME, PLACE OF INCORPORATION, PURPOSE AND DURATION OF THE COMPANY

Article 1

Name, Place of Incorporation

Under the name Weatherford International Ltd. (the Company) there exists a corporation with its place of incorporation in Zug, Canton of Zug, Switzerland.

Unless otherwise defined in these Articles of Association, capitalized terms shall have the meaning ascribed to such terms in Article 35 hereof.

Article 2

Purpose

1  The purpose of the Company is to acquire, hold, administer and transfer participations in entities in Switzerland and abroad, either directly or indirectly, in particular in entities which are active in the field of services providing with respect to the acquisition and production of natural energy and of the financing of such activities.

2  The Company may establish branch offices and subsidiaries in Switzerland and abroad.

3  The Company may acquire, administer and transfer patents, trademarks and technical and industrial know-how as well as real estate assets. The Company may engage in any commercial, financial or other activities which are directly or indirectly related to the purpose of the Company.

4  The Company may also participate in the financing, including by means of the providing of guarantees and sureties of any kind, of other entities of the group to which the Company belongs in the general interest of such group.

5  The Company may generally engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.

Article 3

Duration

The duration of the Company is unlimited.

Section 2:  SHARE CAPITAL

Article 4

Share Capital

The share capital of the Company is CHF [          ] and is divided into [          ] fully paid up registered shares. Each registered share has a par value of CHF [          ](each such registered share hereinafter a Share and collectively the Shares).

Article 5

Authorized Share Capital

1  The Board of Directors is authorized to increase the share capital, at anytime until [          ],by a maximum amount of CHF [          ] by issuing a maximum of [          ]fully paid up Shares with a par value of CHF [          ] each.

2  The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preferential subscription rights and the allotment of preferential subscription rights that have not been exercised. The Board of Directors may allow the preferential subscription rights that have not been exercised to expire, or it may place such rights or Shares, the preferential subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3  The Board of Directors is authorized to withdraw or limit the preferential subscription rights of the shareholders, and to allot them to third parties, for cause, which shall include the following:

(a) if the issue price of the new Shares is determined by reference to the market price; or

(b) for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c) for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d) for purposes of granting an over-allotment option (including options with respect to any security convertible into Shares, such as convertible debt securities or otherwise) (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e) for the participation in a benefit or other plan by members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons performing services for the benefit of the Company or any of its subsidiaries; or

(f) if the Shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

4  The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.

Article 6

Conditional Share Capital

1  The share capital may be increased in an amount not to exceed CHF [          ]through the issuance of up to [          ] fully paid up Shares with a par value of CHF [          ] per Share through:

(a) the exercise of conversion, exchange, option, warrant or similar rights for the subscription of Shares (hereinafter the Rights) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one or more of its group companies, or any of their respective predecessors (hereinafter collectively, the Rights-Bearing Obligations); and/or

(b) the issuance of Shares (including shares of restricted stock) or Rights-Bearing Obligations granted to members of the Board of Directors, members of the executive management, employees, contractors, consultants or other Persons providing services to the Company or its subsidiaries.

2  The preferential subscription rights and advance subscription rights of the shareholders shall be excluded in connection with the issuance of any Shares, Rights or Rights-Bearing Obligations pursuant to Article 6 para 1(a) and (b).

3  The new Shares acquired through the exercise of Rights-Bearing Obligations shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9.

Article 7

Share Register, Exercise of Rights, Restrictions on Registration,
Nominees, Transfer Restrictions

1  The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the Shares as well as the nominees. A Person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to Persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

2  An acquirer of Shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer expressly declares to have acquired the Shares in its own name and for its own account, save that the Board of Directors may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee.

3  After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.

Article 8

Share Certificates

1  A shareholder may at any time request an attestation of the number of Shares held by it. The shareholder is not entitled, however, to request that certificates representing the Shares be printed and delivered.

2  The Company may at any time print and deliver certificates for the Shares, and may, with the consent of the shareholder, cancel issued certificates that are delivered to it without replacement.

3  Uncertificated Shares and the appurtenant rights associated therewith may be transferred only by written assignment. For the assignment to be valid against the Company, notification to the Company shall be required. If uncertificated Shares are administered by a transfer agent, trust company, bank or similar entity (the Transfer Agent), such Shares and the appurtenant rights associated therewith may be transferred only with the cooperation of the Transfer Agent or such other Person or Persons as determined by the Board of Directors.

4  If uncertificated Shares are pledged in favor of any Person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective.

5  If the Company decides to print and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

6  The Company may in any event issue share certificates representing more than one Share.

7  The Board of Directors or any officer of the Company to whom the Board of Directors has delegated authority may authorize any Transfer Agent to issue, and any registrar of the Company to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in place of a certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, upon receipt by the Transfer Agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Company and any Transfer Agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the Transfer Agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Company.

Article 9

Exercise of Rights

1  The Company shall only accept one representative per Share.

2  Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of Shares or nominee only to the extent that such Person is recorded in the share register with the right to exercise his voting rights.

Section 3:  CORPORATE BODIES

A. General Meeting of Shareholders

Article 10

Authority

The General Meeting of Shareholders is the supreme corporate body of the Company.

Article 11

Annual General Meeting

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report and the Auditor’s Report shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the Annual Report and the Auditor’s Report free of charge. Shareholders of record will be notified of the availability of the Annual Report and the Auditor’s Report in writing.

ARTICLE 12

Extraordinary General Meetings

1  Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so requested by the Auditor.

2  An Extraordinary General Meeting shall further be convened by the Board of Directors upon resolution of a General Meeting of Shareholders or if so requested by one or more shareholders who, in the aggregate, represent at least one-tenth of the share capital recorded in the share register of the Company and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission (SEC).

Article 13

Notice of Shareholders’ Meeting

1  Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, no later than 20 calendar days prior to the date of the General Meeting of Shareholders.

2  Notice of the General Meeting of Shareholders shall be given by way of a one-time announcement in the official means of publication of the Company pursuant to Article 33. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record shall in addition be informed of the General Meeting of Shareholders by ordinary mail or such other means as determined by the Board of Directors, which additional notification may contain such information as determined by the Board of Directors.

3  The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and, subject to Articles 12 and 14, the shareholder(s) who requested that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.

Article 14

Agenda

1  Any shareholder satisfying the requirements of article 699 of the Swiss Code of Obligations (CO) may request that an item be included on the agenda of a General Meeting of Shareholders. An inclusion of an item on the agenda must be requested in writing at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next General Meeting of Shareholders and shall specify the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register.

2  No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene an Extraordinary General Meeting or (ii) initiate a special investigation in accordance with article 697a CO are not subject to the due notice requirement set forth herein.

3  No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

Article 15

Acting Chair, Minutes, Vote Counters

1  At the General Meeting of Shareholders, the Chairman of the Board of Directors or, in his absence, the Vice-Chairman or any other person designated by the Board of Directors shall take the chair.

2  The acting chair of the General Meeting of Shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the General Meeting of Shareholders shall be signed by the acting chair and the secretary.

3  The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.

Article 16

Right to Participation and Representation

Each shareholder recorded in the share register as of the record date for the meeting is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by proxies who need not be shareholders. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules.

Article 17

Voting Rights

Each Share shall convey the right to one vote. The right to vote is subject to the conditions of Articles 7 and 9.

Article 18

Resolutions and Elections

1  Unless otherwise required by law or these Articles of Association, the General Meeting of Shareholders shall take resolutions and decide elections upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker nonvotes, blank or invalid ballots and withdrawals shall be disregarded for purposes of establishing the majority).

2  Where the number of persons validly proposed for election as a member of the Board of Directors is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as members of the Board of Directors. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots and withdrawals shall have no impact on the election of members of the Board of Directors.

3  For the removal of a serving member of the Board of Directors, the voting requirement set forth in Article 20 para. 1(k) and the presence quorum set forth in Article 21 para. 1(a) shall apply.

4  Unless otherwise required by law, resolutions and elections at General Meeting of Shareholders shall be decided by a written ballot. The acting chair may also hold resolutions and elections by use of an electronic voting system, which shall be considered equal to resolutions and elections taken by way of a written ballot.

Article 19

Powers of the General Meeting of Shareholders

The following powers shall be vested exclusively in the General Meeting of Shareholders:

(a) The adoption and amendment of these Articles of Association;

(b) the election of the members of the Board of Directors and the Auditor;

(c) the approval of the Annual Report and the Consolidated Financial Statements;

(d) the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(e) the discharge from liability of the members of the Board of Directors; and

(f) the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

Article 20

Special Vote

1  The approval of at least two-thirds of the votes and the absolute majority of the par value of Shares, each as represented at a General Meeting of Shareholders, shall be required for resolutions with respect to:

(a) The amendment or modification of the purpose of the Company as described in Article 2;

(b) the creation and the cancellation of shares with privileged voting rights;

(c) the restriction on the transferability of Shares and the cancellation of such restriction;

(d) the restriction on the exercise of the right to vote and the cancellation of such restriction;

(e) an authorized or conditional increase in share capital;

(f) an increase in share capital through (i) the conversion of capital surplus, (ii) contribution in kind or for purposes of an acquisition of assets, or (iii) the granting of special privileges;

(g) the limitation on or withdrawal of preferential subscription rights and advance subscription rights;

(h) the relocation of the place of incorporation of the Company;

(i) the conversion of Shares into bearer shares and vice versa;

(j) the dissolution of the Company; and

(k) a resolution with respect to the removal of a serving member of the Board of Directors.

Article 21

Presence Quorum

1  The matters set forth in para 1(a) and 1(b) below require that a quorum of shareholders of record holding in person or by proxy at least two-thirds of the share capital recorded in the share register of the Company are present at the time when the General Meeting of Shareholders proceeds to business:

(a) The adoption of a resolution with respect to the removal of a serving Director; and

(b) The adoption of a resolution to amend, vary, suspend the operation of, disapply or cancel this Article 21 or Articles 18, 20, 22, 23 or 24.

2  The adoption of any other resolution or election requires that at least a one-third of all the Shares entitled to vote be represented at the time when the General Meeting of Shareholders proceeds to business.

B. Board of Directors

Article 22

Number of Directors

The Board of Directors shall consist of no less than three and no more than 18 members.

Article 23

Term of Office

1  The Directors shall be elected at the Annual General Meeting of Shareholders or at any General Meeting of Shareholders called for the purpose of electing Directors. Directors shall hold office for such term as the shareholders may determine or, in the absence of such determination, until the next Annual General Meeting of Shareholders or until their successors are elected or their office is otherwise vacated.

2  If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.

Article 24

Organization of the Board of Directors, Remuneration

1  The Board of Directors shall elect from among its members a Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

2  The members of the Board of Directors shall be entitled to reimbursement of all expenses incurred in the interest of the Company, as well as remuneration for their services that is appropriate in view of their functions and responsibilities. The amount of the remuneration shall be determined by the Board of Directors upon recommendation by a committee of the Board of Directors. Members of the Board of Directors may also participate in the Company’s benefit and other plans.

3  The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former members of the Board of Directors and officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings — whether civil, criminal, administrative or investigative — and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the Board of Director or officer of the Company, or while serving as a member of the Board of Director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Director or officer.

4  Without limiting the foregoing paragraph 3 of this Article 24, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board of Directors and officers. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a Director or officer.

5  The rights to indemnification and advancement of expenses conferred in this Article 24 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or regulation, these Articles of Association, any agreement, vote of the shareholders or otherwise.

Article 25

Specific Powers of the Board of Directors

1  The Board of Directors has the non-delegable and inalienable duties as specified in article 716a CO, in particular:

(a) the ultimate direction of the business of the Company and the issuance of the required directives;

(b) the determination of the organization of the Company;

(c) the administration of the accounting system and of the financial controls, as well as the financial planning to the extent necessary to manage the Company;

(d) the appointment and removal of the persons responsible for the management and representation of the Company;

(e) the ultimate supervision of the persons entrusted with management duties, in particular with regard to compliance with law, these Articles of Association, regulations and directives;

(f) the preparation of the annual business report and the General Meeting of Shareholders and to carry out the resolutions adopted by the General Meeting of Shareholders; and

(g) the notification of the court in case of insolvency.

2  In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.

3  The Board of Directors may submit benefit or incentive plans of the Company to the General Meeting of Shareholders for approval.

Article 26

Delegation of Powers

Subject to Article 25 para. 1 and the applicable provisions of the CO, the Board of Directors may delegate the management of the Company in whole or in part to individual Directors, one or more committees of the Board of Directors or to Persons other than Directors pursuant to organizational regulations.

Article 27

Meeting of the Board of Directors

1  Except as otherwise set forth in organizational regulations of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be the greater of two Directors, and not less than one-third of the total number of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

2  The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 27 is satisfied.

3  Resolutions of the Board of Directors may be passed without a meeting by way of written consent by a majority of the Directors, provided that no Director requests oral deliberations. A resolution in writing (in one or more counterparts) signed by the Directors that voted for such resolution (including signed copies sent by facsimile or email) shall be valid and effectual as if it had been passed at a meeting of the Board of Directors, duly convened and held.

Article 28

Signature Power

The due and valid representation of the Company by members of the Board of Directors and other Persons shall be set forth in organizational regulations.

C. Auditor

Article 29

Term, Powers and Duties

1  The Board of Directors shall propose the nomination of the Auditor of the Company for election by the General Meeting of Shareholders. The Auditor shall have the powers and duties vested in it by law.

2  The term of office of the Auditor shall be one year, commencing on the day of election at an Annual General Meeting of Shareholders and terminating on the day of the next Annual General Meeting of Shareholders.

Section 4:  ANNUAL STATUTORY FINANCIAL STATEMENTS, CONSOLIDATED FINANCIAL STATEMENTS AND PROFIT ALLOCATION

Article 30

Fiscal Year

The Board of Directors determines the fiscal year.

Article 31

Allocation of Profit Shown on the Annual Statutory Balance Sheet, Reserves

1  The profit shown on the Annual Statutory Balance Sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meeting of Shareholders.

2  Further reserves may be taken in addition to the reserves required by law.

3  Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.

Section 5:  WINDING-UP AND LIQUIDATION

Article 32

Winding-up and Liquidation

1  The General Meeting of Shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Association.

2  The liquidation shall be effected by the Board of Directors, unless the General Meeting of Shareholders shall appoint other Persons as liquidators.

3  The liquidation of the Company shall be effectuated pursuant to the statutory provisions.

4  Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid in, unless these Articles of Association provide otherwise.

Section 6:  ANNOUNCEMENTS, COMMUNICATIONS

Article 33

Announcements, Communications

1  The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.

2  To the extent that individual notification is not required by law, stock exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

Section 7:  ORIGINAL LANGUAGE

Article 34

Original Language

In the event of deviations between the German and English version of these Articles of Association, the German text shall prevail.

Section 8:  DEFINITIONS

Article 35

1  CO

The term CO has the meaning assigned to it in Article 14 para. 1. To the extent the CO is amended, references herein to articles or provisions of the CO shall be deemed to be references to the relevant replacement or amended provisions of the CO.

2  Company

The term Company has the meaning assigned to it in Article 1.

3  Person

Person means any individual, company, corporation, limited liability company, partnership, unincorporated association or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company, such syndicate or group shall be deemed a “Person” for the purposes of this definition.

4  Rights

The term Rights has the meaning assigned to it in Article 6 para. 1.

5  Rights-Bearing Obligations

The term Rights-Bearing Obligations has the meaning assigned to it in Article 6 para. 1.

6  SEC

The term SEC has the meaning assigned to it in Article 12 para. 2.

7  Share(s)

The term Share(s) has the meaning assigned to it in Article 4.

8  Transfer Agent

The term Transfer Agent has the meaning assigned to it in Article 8 para. 3.

Section 9:  TRANSITIONAL PROVISION

Article 36

Contribution in Kind

In connection with the capital increase of [          ] , and in accordance with the order issued by the Supreme Court of Bermuda on [          ] sanctioning the scheme of arrangement between Weatherford International Ltd., an exempted company with limited liability under the laws of Bermuda (Weatherford Bermuda), and its shareholders, as approved by the shareholders of Weatherford Bermuda (the Scheme of Arrangement), the Company acquires all of the common shares of Weatherford Bermuda, which have a total value of CHF [          ]. As consideration for this contribution, the Company issues to a nominee, acting on behalf and for the account of the holders of common shares of Weatherford Bermuda outstanding immediately prior to the effectiveness of the Scheme of Arrangement, a total of [          ] Shares with a total par value of CHF [          ]. The difference between the aggregate par value of the issued Shares and the total value of the contribution, in the amount of CHF [          ], is allocated to the reserves of the Company.

Annex F

ORGANIZATIONAL REGULATIONS

dated as of [          ], 2009

of

Weatherford International Ltd.,

a Swiss corporation with its registered office in Zug

ARTICLE 1

SCOPE AND BASIS

Section 1.01.  Basis.  These Organizational Regulations (the Organizational Regulations) are enacted by the Board of Directors of Weatherford International Ltd. (the Company) pursuant to article 716b of the Swiss Code of Obligations (CO) and Article 26 of the Company’s articles of association (the Articles of Association). The Organizational Regulations govern the internal organization and the duties, powers and responsibilities of the Board of Directors, Board Committees and officers of the Company (collectively, the Executive Bodies).

Section 1.02.  Group Companies.  The Company is an operating and holding company with international subsidiaries active in businesses that are involved in providing equipment and related services used for drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Executive Bodies of the Company shall duly respect the legal independence of all subsidiary companies and the local laws applicable to them. To ensure proper functioning among the Company and its subsidiaries, in the interests of the Company and its shareholders and to comply with various requirements imposed by relevant laws and regulatory authorities, the Board of Directors shall supervise and, where necessary and appropriate, coordinate the business of the Company and its subsidiaries by providing overall guidance and support.

Section 1.03.  Interpretation.

(a) Words importing the singular number shall also include the plural number and vice-versa.

(b) Words importing the masculine gender shall also include the feminine gender.

ARTICLE 2

CORPORATE ORGANIZATION

The Company shall have the following functions and committees:

(a) the Board of Directors (the Board);

(b) the chairman of the Board (the Chairman);

(c) the board committees established from time to time pursuant to these Organizational Regulations (the Board Committees);

(d) the chief executive officer of the Company (the Chief Executive Officer); and

(e) the officers and other management of the Company.

ARTICLE 3

THE BOARD

Section 3.01.  Constitution.  The Board shall elect from among its members one Chairman. It may elect one or more Vice-Chairmen. It shall further appoint a Secretary who need not be a member of the Board. The Secretary shall keep the minutes of the General Meetings of Shareholders and the meetings of the Board and give notice of such meetings and shall perform like duties for the committees of the Board when so required. In the case of the absence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of the General Meeting of Shareholders or the meetings of the Board, any other person designated by the presiding officer of such meeting) may act in the Secretary’s place.

Section 3.02.  Board Composition.  In selecting candidates for Board membership the Board shall give due consideration to the governance framework set forth in the Corporate Governance Principles of the Company.

Section 3.03.  Powers and Duties.

(a) The Board is the ultimate executive body of the Company and shall determine the principles of the business strategy and policies. The Board shall exercise its function as required by law, the Articles of Association and these Organizational Regulations.

(b) The Board shall be authorized to pass resolutions on all matters that are not reserved to the General Meeting of Shareholders or to other Executive Bodies by applicable law, the Articles of Association or these Organizational Regulations.

(c) In particular, the Board has the following powers and duties:

(i) the ultimate direction of the Company and the issuance of the necessary guidelines in accordance with applicable law and regulations;

(ii) the determination of the Company’s organizational structure, including the promulgation and the amendment of these Organizational Regulations;

(iii) the determination of the Company’s accounting principles, financial control and financial planning;

(iv) the appointment and removal of the persons responsible for the management and representation of the Company;

(v) the ultimate supervision of the persons entrusted with the management of the Company, in particular with regard to their compliance with applicable law, the Articles of Association, these Organizational Regulations and other applicable instructions and guidelines;

(vi) the review and approval of the business report and the financial statements of the Company as well as the preparation of the General Meeting of Shareholders and the implementation of its resolutions;

(vii) the notification of the court if the liabilities of the Company exceed the assets of the Company (article 725 CO);

(viii) the adoption of resolutions concerning an increase in the share capital of the Company to the extent that such power is vested in the Board (article 651 para. 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of Association, as well as making the required report on the capital increase;

(ix) the establishment of the Company’s dividend policy;

(x) the proposal to the General Meeting of Shareholders of candidates for election or re-election to the Board, upon recommendation of the Corporate Governance and Nominating Committee;

(xi) the response to any takeover offer for the Company;

(xii) the establishment of any code of ethics, code of conduct and business practice;

(xiii) the determination of any membership and terms of reference of any Board Committees;

(xiv) the approval of any agreements to which the Company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act and/or unless approval by the General Meeting of Shareholders is required pursuant to the Swiss Merger Act;

(xv) the appointment and removal of the Chairman (giving due consideration to the Corporate Governance Guidelines of the Company) and the Secretary, the members of Board Committees and the officers, as well as the determination of their signatory power (see Section 9.01);

(xvi) the approval of the annual investment and operating budget;

(xvii) the approval of share buybacks of the Company; and

(xviii) the determination for the Company to enter into new areas of activity and withdrawal from existing areas of business, each within the purpose of the Company as specified in the Company’s Articles of Association.

Section 3.04.  Delegation of Management.  To the extent permitted by applicable law and stock exchange rules and except as otherwise provided herein, the Board herewith delegates, in the sense of article 716b CO, all other duties, including the implementation of the Board and committee resolutions as well as the supervision of particular aspects of the business and the management of the Company, to the Chief Executive Officer. Subject to Section 3.07, Directors will have complete and open access to the officers of the Company, including the Chief Executive Officer.

Section 3.05.  Meetings.

(a) The Board shall meet together for the transaction of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. The Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company.

(b) Regularly scheduled meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Chairman. Special meetings of the Board may be called by the Chairman or any two members of the Board. Any member of the Board may request that the Chairman convene a meeting as soon as practicable, subject to providing a reason for so requesting a meeting.

(c) No notice need be given of any regular meeting of the Board or of any adjourned meeting of the Board. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

(d) Notice of each special meeting of the Board shall be given to each Director either by first class mail or by a mail service equivalent to first class mail, at least three days before the meeting, by “overnight” or other express delivery service at least two days before the meeting, or by telecopy, facsimile, personal written delivery, e-mail (or other electronic means of communication) or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telecopy, facsimile, or e-mail (or other electronic means of communication). Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by “overnight” or other express delivery service, the day after sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, e-mail or telephone, at the time of delivery. Written notices shall be sent to a Director at the address or e-mail address designated by such Director for that purpose or, if none has been so designated, at such Director’s last known residence, business or e-mail address.

(e) Any one or more Directors or any committee thereof may participate in a meeting of the Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.06.  Attendance Quorum; Resolutions and Minutes.

(a) The attendance quorum necessary for the transaction of the business of the Board shall be the greater of two Directors, and not less than one-third of the total number of Directors. No attendance quorum shall be required for resolutions of the Board providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.

(b) The Board shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of Section 3.06(a) above is satisfied. The Chairman shall have the same vote as each other Director.

(c) Resolutions of the Board may be passed without a meeting by way of written consent by a majority of the whole Board, provided that no member of the Board requests oral deliberations. In such a case, a resolution in writing (in one or more counterparts) signed by a majority the Directors or all the members of a committee of the Directors (including signed copies sent by facsimile or email) shall be as valid and effectual as if it had been passed at a meeting of the Board or committee, as the case may be, duly convened and held.

(d) The Board shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of committees of the Board. The minutes of Board meetings shall be signed by the acting chairman and the secretary and must be approved by the Board. The minutes of committee meetings shall be signed by the acting chairman and must be approved by such committee.

Section 3.07.  Information and Reporting.

(a) At Board meetings, each member of the Board is entitled to request and receive from other Directors and from the Chief Executive Officer information on all affairs of the Company.

(b) Outside of Board meetings, each Director may request information from the Chief Executive Officer on the general course of business and, upon approval of the Chairman, each Director may obtain information on specific transactions and/or access to business documents.

Section 3.08.  Compensation.  Each Director shall be entitled to receive as compensation for such Director’s services as a Director or committee member or for attendance at meetings of the Board or committees, or both, such amounts and type of compensation (if any) as shall be fixed from time to time by the Board or the Compensation Committee. In determining Directors’ compensation, the Board shall give due consideration to the governance framework set forth in the Corporate Governance Guidelines of the Company as well as the recommendations of the Compensation Committee. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

Section 3.09.  Conflicts of Interest.

(a) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein shall authorize a Director or Director’s firm, partner or company to act as auditor of the Company.

(b) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall disclose the nature of such interest as required by applicable law.

(c) The Director facing a conflict of interests shall not participate in the deliberations and resolutions on matters involving such conflict of interests.

Section 3.010.  Participation by Non-Members.  Persons who are not members of the Board of Directors or committees of the Board may participate in meetings of such bodies if their expertise is required and they have been invited by the chairperson of such body. Such persons shall not vote upon any resolutions.

ARTICLE 4

CHAIRMAN AND VICE-CHAIRMAN

Section 4.01.  Power and Duties.  The Chairman of the Board shall preside at all meetings of the Board. Further, the Chairman has the following powers and duties:

(a) contact with the officers and management of the Company between Board meetings in order to be informed about important business developments;

(b) preparing the agenda for the General Meetings of Shareholders and Board meetings;

(c) presiding over the General Meetings of Shareholders and Board meetings;

(d) informing the full Board without delay of material extraordinary events; and

(e) any other matters reserved by law, the Articles of Association or these Organizational Regulations to the Chairman.

Section 4.02.  Authority.  Should the Chairman be unable or unavailable to exercise his functions, his functions shall be assumed by the Vice-Chairman, if one has been elected, or if the latter has not been elected or should be unable or unavailable, another Director appointed by the Board.

ARTICLE 5

BOARD COMMITTEES

Section 5.01.  General.

(a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board. The Board may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Association or these Organizational Regulations. The Board shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

(b) Sections 3.05 and 3.06(b) through (d) above with respect to notice of, and participation in, meetings of the Board shall apply also to meetings of committees, unless different provisions shall be prescribed by the Board. Each committee shall serve at the discretion of the Board. It shall keep minutes of its meetings and report the same to the Board when required and shall observe such procedures as are prescribed by the Board.

(c) Any committee of the Board, to the extent provided by the provisions set forth herein and in such committee’s charter, but subject to any limitation imposed by the Swiss Code of Obligations, shall have and may exercise of all the powers and authority of the Board in the management of the affairs of the Company that are assigned to it by the Board and may further assist the Board in implementing its resolutions. The Board may delegate to any such committee the necessary powers to that effect pursuant to the provisions of such committee’s charter.

(d) The committees have the right, at any time and in their discretion, to make or request inquiries in all matters within their responsibilities as specified in such committee’s charter. They may hire independent legal advisors, auditors and other experts, in particular to establish a comparison with general principles of best practice or otherwise. The expenses shall be borne by the Company.

Section 5.02.  Individual Committees.  The committees of the Board shall be the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and any other committees designated by the Board.

ARTICLE 6

CHIEF EXECUTIVE OFFICER

Section 6.01.  Powers and Duties.  Subject to applicable law, regulations and stock exchange rules, the day-to-day executive management of the Company shall be the responsibility of the Chief Executive Officer. If the President (as described below) shall not be designated the Chief Executive Officer of the Company, such President shall have such authority and perform such duties as may be prescribed from time to time by the Board or the Chief Executive Officer. The Chief Executive Officer shall have the primary responsibility for the management of the Company, and shall directly report to the Board.

Section 6.02.  Reporting.  The Chief Executive Officer shall regularly inform the Board at the Board meetings on the current course of business and all major business matters of the Company.

ARTICLE 7

OFFICERS

Section 7.01.  Composition.  The officers of the Company shall be chosen by the Board and shall include a Chief Executive Officer, a President and one or more Vice Presidents (who may be further classified by such descriptions as “Executive,” “Senior” or “Assistant” as determined by the Board), and such other officers, as the Board may deem necessary or appropriate. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board from time to time.

Section 7.02.  Term of Office.  Each officer shall hold office for the term for which appointed by the Board, and until the person’s successor has been appointed and qualified or until such person’s earlier resignation or removal. Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights to bind the Company. Any officer may resign at any time by giving written notice to the Board or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE 8

FISCAL YEAR

Section 8.01.  Determination.  The fiscal year of the Company shall start on January 1 and end on December 31.

ARTICLE 9

GENERAL PROVISIONS

Section 9.01.  Signatory Power.  The Directors, officers and other persons authorized to represent the Company and its subsidiaries have individual or joint signatory power, as determined appropriate by the Board from time to time or as otherwise required by applicable law.

Section 9.02.  Insurance.  The Company may procure directors’ and officers’ liability insurance for the Directors and for officers of the Company. Any costs of insurance shall be charged to the Company or its subsidiaries.

ARTICLE 10

FINAL PROVISIONS

Section 10.01.  Change of or Amendments to these Organizational Regulations.  Any change of or amendment to these Organizational Regulations shall only be valid if the Board approved such change or amendment with the attendance quorum and the majority as set forth in Section 3.06(a), (b) and (c), respectively.

SO RESOLVED as of          , 2009.

Annex G

WEATHERFORD-SWITZERLAND STAND-ALONE STATUTORY FINANCIAL STATEMENTS

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

BALANCE SHEET

November 26,
2008
(In thousands, except share data)
(Unaudited)

ASSETS
Cash and cash equivalents	$84

Total assets	$84

LIABILITIES AND SHAREHOLDER’S EQUITY
Shares, CHF 0.01 par value; 10,000,000 issued	$84

Total shareholder’s equity	84

Total liabilities and shareholder’s equity	$84

See accompanying note.

G-1

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

NOTE TO BALANCE SHEET
(Unaudited)

Note 1 —	Nature of Business and Basis of Presentation

Registered on November 26, 2008, Weatherford International Ltd., a Swiss corporation (“Weatherford-Switzerland”), is incorporated and domiciled in Zug, Canton of Zug, Switzerland. A wholly-owned subsidiary of Weatherford International Ltd., a Bermuda exempted company, Weatherford-Switzerland is a U.S. dollar functional currency entity. Weatherford-Switzerland was formed to acquire, hold, administer and transfer, participations in entities in Switzerland and abroad, either directly or indirectly, in particular entities which are active in the field of services providing with respect to the use of natural energy and of the financing of such activities. As of the date of formation, Weatherford-Switzerland did not conduct operations.

The Weatherford-Switzerland balance sheet presents the financial position, prepared in accordance with Swiss law.

G-2

Annex H

Report of Independent Registered Public Accounting Firm

Shareholder
Weatherford International Ltd.

We have audited the accompanying balance sheet of Weatherford International Ltd., a Swiss Corporation, as of November 26, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Weatherford International Ltd., a Swiss Corporation, at November 26, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas
December 10, 2008

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

BALANCE SHEET
(In thousands, except share data)

November 26,
2008

ASSETS
Cash and cash equivalents	$84

Total assets	$84

LIABILITIES AND SHAREHOLDER’S EQUITY
Shares, CHF 0.01 par value; 10,000,000 authorized, issued and outstanding	$84
Additional paid-in capital	—

Total shareholder’s equity	84

Total liabilities and shareholder’s equity	$84

See accompanying note.

WEATHERFORD INTERNATIONAL LTD.,
A SWISS
CORPORATION

NOTE TO BALANCE SHEET

Note 1 —	Nature of Business

Registered on November 26, 2008, Weatherford International Ltd., a Swiss corporation (“Weatherford-Switzerland”), is incorporated and domiciled in Zug, Canton of Zug, Switzerland. A wholly-owned subsidiary of Weatherford International Ltd., a Bermuda exempted company, Weatherford-Switzerland is a U.S. dollar functional currency entity. Weatherford-Switzerland was formed to acquire, hold, administer and transfer, participations in entities in Switzerland and abroad, either directly or indirectly, in particular entities which are active in the field of services providing with respect to the use of natural energy and of the financing of such activities. As of the date of formation, Weatherford-Switzerland did not conduct operations.

WEATHERFORD INTERNATIONAL LTD.
P R O X Y
SPECIAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned, revoking any proxy heretofore given in connection with the meeting described herein, hereby appoints Bernard J. Duroc-Danner, or, failing him, Burt M. Martin, as proxy, each with full powers of substitution, to represent the undersigned at the meeting to be held at our corporate offices at 515 Post Oak Blvd., Room 604, Houston, Texas, on              , 2009, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote all common shares that the undersigned would be entitled to vote if personally present on the following matters as more particularly described in the Proxy Statement dated                , 200  .:
     The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. If this proxy is duly executed and returned, and no voting directions are given herein, such shares will be voted “FOR” approval of Items 1 and 2 to be voted on at the meeting of shareholders and in the proxy holder’s discretion on any other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid meeting.
(Continued and to be signed on the other side)

Please Mark your vote in Black or Blue ink as shown here ☑.	Please Sign, Date and Return Promptly in the Enclosed Envelope.	Please Mark Here for Address Change	☐
The Board of Directors Recommends a Vote “FOR” Approval of Items 1 and 2.
Item 1. Approval of the Scheme of Arrangement attached to the accompanying proxy statement as Annex B.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Item 2. Approval of the motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement.

FOR	AGAINST	ABSTAIN

☐	☐	☐
Item 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Signature	Date	Signature	Date
Sign exactly as name appears hereon. (If shares are held in joint names, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.)